      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 2003

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                 INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED
                              (ABN 56 100 346 898)
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                              --------------------

                                    LEVEL 28
                               367 COLLINS STREET
                               MELBOURNE VIC, 3000
                                    AUSTRALIA
                            TELEPHONE: 613-9612-1111

(ADDRESS, INCLUDING ZIP CODE/POST CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                               AGENT FOR SERVICE
                                 ROBIN LAPETERS
                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                                   13TH FLOOR
                               NEW YORK, NY 10011
                            TELEPHONE: (212) 590-9100
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                                 WITH A COPY TO:

               VERNON SPENCER                             DIANE CITRON, ESQ.
                  DIRECTOR                             MAYER, BROWN, ROWE & MAW
INTERSTAR SECURITIES (AUSTRALIA) PTY LIMITED                1675 BROADWAY
        LEVEL 28, 367 COLLINS STREET                   NEW YORK, NEW YORK 10019
    MELBOURNE, VICTORIA 3000, AUSTRALIA

                                PAUL WEIFFENBACH
                         ORRICK, HERRINGTON & SUTCLIFFE
                               TOWER 42, LEVEL 35
                               25 OLD BROAD STREET
                                 LONDON EC2N 1HQ

                             -----------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the registration statement, as determined by market conditions.

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                         PROPOSED         PROPOSED
                                                                         MAXIMUM          MAXIMUM          AMOUNT OF
               TITLE OF EACH CLASS OF                   AMOUNT TO BE  OFFERING PRICE     AGGREGATE       REGISTRATION
             SECURITIES TO BE REGISTERED                 REGISTERED      PER UNIT     OFFERING PRICE*         FEE
------------------------------------------------------------------------------------------------------------------------
Class A2 Mortgage Backed Floating Rate Notes....         $1,000,000        100%           $1,000,000         $80.90
------------------------------------------------------------------------------------------------------------------------
Class B1 Mortgage Backed Floating Rate Notes.....        $1,000,000        100%           $1,000,000         $80.90
------------------------------------------------------------------------------------------------------------------------
Total Mortgage Backed Floating Rate Notes.........       $2,000,000         --            $2,000,000        $161.80
========================================================================================================================

* Estimated for the purpose of calculating the registration fee.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any State where the offer is not permitted.


                    SUBJECT TO COMPLETION DATED JUNE   , 2003

                    INTERSTAR MILLENNIUM SERIES 2003-3G TRUST

          US$[500,000,000] CLASS A2 MORTGAGE BACKED FLOATING RATE NOTES US$[28,000,000] CLASS B1 MORTGAGE BACKED FLOATING RATE NOTES

                                [GRAPHIC OMITTED]

                 INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED
                              (ABN 56 100 346 898)
                                  TRUST MANAGER

                       PERPETUAL TRUSTEES VICTORIA LIMITED
                              (ABN 47 004 027 258)
                                 ISSUER TRUSTEE

     The Class A2 notes and the Class B1 notes, collectively the US$ notes, will be collateralized by a pool of housing loans secured by properties located in Australia. The Interstar Millennium Series 2003-3G Trust will be governed by the laws of New South Wales, Australia.

     The US$ notes are not deposits and neither the US$ notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The US$ notes represent obligations of Perpetual Trustees Victoria Limited solely in its capacity as trustee of the Interstar Millennium Series 2003-3G Trust and do not represent obligations of, or interests in, Interstar Securitisation Management Pty Limited or Perpetual Trustees Victoria Limited in any other capacity, and are not guaranteed by Interstar Securitisation Management Pty Limited or Perpetual Trustees Victoria Limited.

   INVESTING IN THE US$ NOTES INVOLVES RISKS - SEE "RISK FACTORS" ON PAGE [*].

                          INITIAL                                                   UNDERWRITING
                         PRINCIPAL             INITIAL            PRICE TO          DISCOUNTS AND          PROCEEDS TO
                          BALANCE           INTEREST RATE          PUBLIC           COMMISSIONS1         ISSUER TRUSTEE*
                     ----------------      --------------      -------------       --------------        ---------------
Class A2 notes       US$[500,000,000]         LIBOR+[*]%       US$[*] or [*]%      US$[*] or [*]%         US$[*] or [*]%
Class B1 notes       US$[28,000,000]          LIBOR+[*]%       US$[*] or [*]%      US$[*] or [*]%         US$[*] or [*]%

     An Application will be made to have the US$ notes listed on the Australian Stock Exchange.

     Delivery of the US$ notes in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System will be made on or about [*], 2003.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the US$ notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                       UNDERWRITERS OF THE CLASS A2 NOTES

                                BARCLAYS CAPITAL

                                       [*]

                        UNDERWRITER OF THE CLASS B1 NOTES

                                BARCLAYS CAPITAL


                    The date of this prospectus is [*], 2003

--------------------------------------------------------------------------------
* The underwriting discounts and commissions will be paid separately by Interstar Securities (Australia) Pty Limited and not from the proceeds to the issuer trustee.

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Disclaimers with Respect to Sales to Non-U.S. Investors..........................................................v
Australian Disclaimers.........................................................................................vii
Summary..........................................................................................................1
     Parties to the Transaction..................................................................................1
     Structural Diagram..........................................................................................2
     Summary of the Notes........................................................................................3
     Structural Overview.........................................................................................5
     Credit Enhancements.........................................................................................5
     Liquidity Enhancement.......................................................................................6
     Redraws.....................................................................................................6
     Hedging Arrangements........................................................................................7
     Optional Redemption.........................................................................................7
     Prefunding..................................................................................................8
     The Housing Loan Pool.......................................................................................9
     Withholding Tax............................................................................................10
     U.S. Tax Status............................................................................................10
     Australian Tax Status......................................................................................10
     Legal Investment...........................................................................................10
     ERISA Considerations.......................................................................................10
     Book-Entry Registration....................................................................................10
     Collections................................................................................................10
     Interest on the Notes......................................................................................11
     Principal on the Notes.....................................................................................11
     Allocation of Cash Flows...................................................................................12
Distribution of Income on Each Payment Date.....................................................................13
Distribution of Mortgage Principal Repayments, Liquid Authorized Investments and Recovery Amounts on
     Each Payment Date .........................................................................................15
Risk factors....................................................................................................16
Capitalized Terms...............................................................................................27
U.S. Dollar Presentation........................................................................................27
The Issuer Trustee, The Trust Manager and The Servicer..........................................................28
     The Issuer Trustee.........................................................................................28
     Directors..................................................................................................28
     The Trust Manager..........................................................................................28
     The Servicer...............................................................................................29
     The Seller.................................................................................................31
     The Backup Servicers.......................................................................................31
Description Of The Trust........................................................................................32
     Interstar Millennium Trusts Securitization Program.........................................................32
     Interstar Millennium Series 2003-3G Trust..................................................................32
Description Of The Assets Of The Trust..........................................................................33
     Assets of the Trust........................................................................................33
     The Housing Loans..........................................................................................33
     Acquisition of Housing Loans after the Closing Date........................................................33
     Transfer and Assignment of the Housing Loans...............................................................34
     Representations, Warranties and Eligibility Criteria.......................................................34
     Breach of Representations and Warranties...................................................................38
     Other Features of the Housing Loans........................................................................38
     Details of the Housing Loan Pool...........................................................................38
Housing Loan Information........................................................................................39
     Analysis of the Housing Loan Pool..........................................................................39
     Housing Loans by Occupancy.................................................................................39
     Housing Loans by LVR (Loan-To-Value Ratio).................................................................40
     Housing Loans by Product Types.............................................................................40

                                                                                                              PAGE
                                                                                                              ----
     Housing Loans by Geographical Distribution.................................................................41
     Housing Loans by Loan Size.................................................................................42
     Housing Loans by Postcode Concentration (Top 10 By Loan Amount)............................................42
     Housing Loans by Loan Seasoning............................................................................43
     Housing Loans by Maturity..................................................................................43
     Housing Loans by Mortgage Insurer..........................................................................43
     Housing Loans by Mortgage Insurer & LVR Commonwealth of Australia..........................................44
     Housing Loans by Mortgage Insurer & LVR PMI Mortgage Insurance.............................................45
     Housing Loans by Mortgage Insurer & LVR PMI Mortgage Insurance.............................................46
     Housing Loans by Mortgage Insurer & LVR PMI Indemnity......................................................47
     Housing Loans by Interest Only Period Remaining............................................................47
     Housing Loans by Loan Type.................................................................................48
Interstar Residential Loan Program..............................................................................49
     Origination Process........................................................................................49
     Approval and Underwriting Process..........................................................................49
     General Features of the Housing Loans......................................................................51
     Special Features of the Housing Loans......................................................................52
The Mortgage Insurance Policies.................................................................................54
     General....................................................................................................54
     Certain Provisions of Mortgage Insurance Policies..........................................................54
     Description of the Mortgage Insurers.......................................................................55
The Title Insurance Policies....................................................................................58
     Cover......................................................................................................58
     Period of Cover............................................................................................58
     Refusal or Reduction in Claim..............................................................................59
     Exclusions.................................................................................................59
     Description of Title Insurer...............................................................................59
Description Of The Notes........................................................................................61
     General....................................................................................................61
     Form of the US$ Notes......................................................................................61
     Distributions on the Notes.................................................................................64
     Key Dates and Periods......................................................................................66
     Example Calendar...........................................................................................66
     Calculation of Income......................................................................................67
     Income.....................................................................................................67
     Application of Mortgage Principal Repayments and Liquid Authorized Investments to Available Income.........67
     Distribution of Available Income...........................................................................67
     Additional Income Payments.................................................................................69
     Interest on the Notes......................................................................................70
     Mortgage Principal Repayments..............................................................................71
     Principal Distributions....................................................................................71
     Charge-Offs................................................................................................74
     Payments Into US$ Account..................................................................................74
     Payments Out of US$ Account................................................................................74
     Payments Into Euro Account.................................................................................75
     Payments Out of Euro Account...............................................................................75
     Notices....................................................................................................75
     Fixed-Floating Rate Swaps..................................................................................75
     The Current Swaps..........................................................................................77
     Redemption of the Notes for Taxation or Other Reasons......................................................83
     Redemption of the Notes upon an Event of Default...........................................................83
     Optional Redemption of the Notes...........................................................................84
     Final Maturity Date........................................................................................85
     Final Redemption of the Notes..............................................................................85
     Termination of the Trust...................................................................................85

                                                                                                              PAGE
                                                                                                              ----
     Prescription...............................................................................................86
     Reports to Noteholders.....................................................................................86
     Voting and Consent of Noteholders..........................................................................87
Description Of The Transaction Documents........................................................................89
     Trust Accounts.............................................................................................89
     Modifications..............................................................................................89
     The Issuer Trustee.........................................................................................90
     The Trust Manager..........................................................................................92
     The Note Trustee...........................................................................................94
     Note Trustee's Annual Report...............................................................................95
     List of Noteholders........................................................................................95
     Reports....................................................................................................95
     The Security Trust Deed....................................................................................95
     Enforcement of the Charge..................................................................................98
     The Check Account and Direct Paperless Entry Facilities Agreement.........................................102
     The Investment Management Agreement.......................................................................103
     The Backup Servicer Agreements............................................................................106
The Servicer...................................................................................................108
     Servicing of Housing Loans................................................................................108
     Collection and Enforcement Procedures.....................................................................108
     Collection and Foreclosure Process........................................................................109
     Servicer Delinquency Experience...........................................................................110
Prepayment And Yield Considerations............................................................................111
     General...................................................................................................111
     Prepayments...............................................................................................111
     Weighted Average Lives....................................................................................112
     Percentage Of Initial Principal Amount Outstanding Of The Class A2 Notes At The Following
         Percentages Of Constant Prepayment Rate...............................................................115
     Percentage Of Initial Principal Amount Outstanding Of The Class B1 Notes At The Following
         Percentages Of Constant Prepayment Rate...............................................................116
Use of Proceeds................................................................................................117
Legal Aspects Of The Housing Loans.............................................................................117
     General...................................................................................................117
     Nature Of Housing Loans As Security.......................................................................117
     Strata Title..............................................................................................117
     Urban Leasehold...........................................................................................118
     Taking Security Over Land.................................................................................118
     Enforcement of Registered Mortgages.......................................................................119
     Penalties and Prohibited Fees.............................................................................120
     Bankruptcy................................................................................................120
     Environmental.............................................................................................120
     Insolvency Considerations.................................................................................121
     Tax Treatment of Interest on Australian Housing Loans.....................................................121
     Consumer Credit Legislation...............................................................................121
United States Federal Income Tax Matters.......................................................................123
     Overview..................................................................................................123
     Interest Income on the US$ Notes..........................................................................124
     Sale of Notes.............................................................................................124
     Market Discount...........................................................................................124
     Premium...................................................................................................125
     Backup Withholding........................................................................................125
Australian Tax Matters.........................................................................................127
     Payments of Principal, Premiums and Interest..............................................................127
     Note Transfers............................................................................................128
     Profit on Sale by Non-Resident Noteholders................................................................128
     Goods and Services Tax....................................................................................128

                                                                                                              PAGE
                                                                                                              ----
     Fixed-Floating Rate Swaps and GST.........................................................................129
     Currency Swaps and GST....................................................................................130
     Debt and Equity...........................................................................................130
     Other Taxes...............................................................................................130
     Taxation of the Trust.....................................................................................131
     Tax Reform Proposals......................................................................................131
Enforcement of Foreign Judgments in Australia..................................................................132
Exchange Controls and Limitations..............................................................................132
     Anti-Terrorism Restrictions...............................................................................132
     Prohibited Transactions...................................................................................133
     Transactions which may be approved by the Reserve Bank of Australia.......................................133
ERISA Considerations...........................................................................................133
Legal Investment Considerations................................................................................134
Available Information..........................................................................................134
Ratings of The Notes...........................................................................................135
Plan of Distribution...........................................................................................135
     Underwriting..............................................................................................135
     Offering Restrictions.....................................................................................136
General Information............................................................................................139
     Listing...................................................................................................139
     Authorization.............................................................................................139
     Litigation................................................................................................139
     Euroclear and Clearstream, Luxembourg.....................................................................139
Announcement...................................................................................................139
Legal Matters..................................................................................................139
Glossary.......................................................................................................140

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

     This section applies only to the offering of the US$ notes in countries other than the United States of America. In this section, references to Perpetual Trustees Victoria Limited are to that company only in its capacity as trustee of the Interstar Millennium Series 2003-3G Trust, and not its personal capacity or as trustee of any other trust. Perpetual Trustees Victoria Limited is not responsible or liable for this prospectus in any capacity. Interstar Securitisation Management Pty Limited is solely responsible for this prospectus. Interstar Securitisation Management Pty Limited, as trust manager, has taken all reasonable care to ensure that the information contained in this prospectus is true and accurate in all material respects and that in relation to this prospectus there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion.

     Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the US$ notes in any country or jurisdiction. The US$ notes may be offered non-publicly in other jurisdictions. The US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the US$ notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the US$ notes, see "Plan of Distribution".

     This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the US$ notes by or on behalf of Perpetual Trustees Victoria Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

     None of Perpetual Trustees Victoria Limited, in its personal capacity and as issuer trustee, Perpetual Trustee Company Limited, as security trustee, Interstar Securities (Australia) Pty Limited, as servicer, The Bank of New York, New York branch, as note trustee, principal paying agent and calculation agent, the underwriters, National Australia Bank Limited, as fixed-floating rate swap provider, Barclays Bank PLC, as currency swap provider, or PMI Mortgage Insurance Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Indemnity Limited or the Commonwealth of Australia as mortgage insurers accept any responsibility for any information contained in this prospectus and none of them has separately verified the information contained in this prospectus or makes any representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the US$ notes.

     Perpetual Trustees Victoria Limited, in its personal capacity and as issuer trustee, Interstar Securitisation Management Pty Limited, as trust manager, Interstar Securities (Australia) Pty Limited as servicer, Perpetual Trustee Company Limited, as security trustee, The Bank of New York, New York branch, as note trustee, principal paying agent and calculation agent, National Australia Bank Limited, as fixed-floating rate swap provider, Barclays Bank PLC, as currency swap provider, PMI Mortgage Insurance Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Indemnity Limited or the Commonwealth of Australia as mortgage insurers and the underwriters do not recommend that any person should purchase any of the US$ notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the US$ notes.

     Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the US$ notes is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the US$ notes; should make his or her own independent investigation of the trust and the US$ notes; and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the US$ notes.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the US$ notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustees Victoria Limited or the underwriters.

     Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

     o there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus; or

     o any other information supplied in connection with the US$ notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

     Perpetual Trustees Victoria Limited's liability to make payments of interest and principal on the notes is limited to its right of indemnity from the assets of the trust. All claims against Perpetual Trustees Victoria Limited in relation to the notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

     None of the rating agencies have been involved in the preparation of this prospectus.

     THIS DOCUMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORIZED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED, OR TO ANY OTHER PERSON TO WHOM THIS DOCUMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED NOR MAY ANY NOTES BE OFFERED OR SOLD IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE PURPOSES OF THEIR BUSINESS OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE PURPOSES OF THEIR BUSINESS OR OTHERWISE IN CIRCUMSTANCES THAT DO NOT RESULT IN AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED. THIS DOCUMENT IS NOT AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN THIS DOCUMENT. THE TRANSMISSION OF THIS DOCUMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000.

                             AUSTRALIAN DISCLAIMERS

     o The notes do not represent deposits or other liabilities of Interstar Securitisation Management Pty Limited or associates of Interstar Securitisation Management Pty Limited.

     o The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

     o None of Interstar Securitisation Management Pty Limited, any associate of Interstar Securitisation Management Pty Limited, Perpetual Trustees Victoria Limited, Perpetual Trustee Company Limited, The Bank of New York, New York branch, as note trustee, principal paying agent and calculation agent, nor the underwriters in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent provided in the transaction documents and the swap agreements for the trust.

     o None of Perpetual Trustees Victoria Limited, Interstar Securitisation Management Pty Limited, as trust manager, Interstar Securities (Australia) Pty Limited, as a seller and as servicer, Perpetual Trustee Company Limited, as security trustee, The Bank of New York, New York branch, as note trustee, principal paying agent and calculation agent, National Australia Bank Limited, as fixed-floating rate swap provider, Barclays Bank PLC, as currency swap provider, or any underwriter guarantees the payment of interest or the repayment of principal due on the notes.

     o None of the obligations of Perpetual Trustees Victoria Limited, in its capacity as trustee of the trust, are guaranteed in any way by Interstar Securitisation Management Pty Limited or any associate of Interstar Securitisation Management Pty Limited or by any associate of Perpetual Trustees Victoria Limited.

                      [This page intentionally left blank.]

                                     SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                           PARTIES TO THE TRANSACTION

TRUST.........................................   Interstar Millennium Series 2003-3G Trust

ISSUER TRUSTEE................................   Perpetual Trustees Victoria Limited (ABN 47 004 027 258), in its capacity as trustee of the trust

TRUST MANAGER.................................   Interstar Securitisation Management Pty Limited (ABN 56 100 346 898), of
                                                 Level 28, 367 Collins Street, Melbourne, Victoria, 3000, telephone (613)
                                                 9612-1111

NOTE TRUSTEE..................................   The Bank of New York, New York branch

SECURITY TRUSTEE..............................   Perpetual Trustee Company Limited (ABN 42 000 001 007)

SERVICER......................................   Interstar Securities (Australia) Pty Limited (ABN 72 087 271 109)

PRIMARY BACKUP SERVICER.......................   Zurich Capital Markets Asia Limited (ABN 99 095 545 887)

SECONDARY BACKUP SERVICER.....................   KPMG Corporate Finance (Aust) Pty Limited (ABN 43 007 363 215)

SELLER........................................   Interstar Securities (Australia) Pty Limited

PRINCIPAL PAYING AGENT........................   The Bank of New York, New York branch

CALCULATION AGENT.............................   The Bank of New York, New York branch

RESIDUAL INCOME BENEFICIARY...................   Interstar Securities (Australia) Pty Limited

UNDERWRITERS..................................   Barclays Capital Inc.
                                                 [*]

MORTGAGE INSURERS.............................   PMI Indemnity Limited (ABN 49 000 781 171), PMI Mortgage Insurance Ltd
                                                 (ABN 70 000 511 071), GE Capital Mortgage Insurance Corporation (Australia)
                                                 Pty Ltd (ABN 52 081 488 440) and the Commonwealth of Australia

TITLE INSURER.................................   First American Title Insurance Company of Australia Pty Limited (ABN 64
                                                 075 279 908)

FIXED-FLOATING RATE SWAP PROVIDER.............   National Australia Bank Limited (ABN 12 004 044 937) or any other acceptable fixed-floating rate swap provider

CURRENCY SWAP PROVIDER........................   Barclays Bank PLC

RATING AGENCIES...............................   Moody's and S&P

                               STRUCTURAL DIAGRAM


                                                                BORROWERS

           SELLERS
Interstar Securities (Australia) Pty                                   A$ Housing
Limited                                                                Loan Payments                       SECURITY TRUSTEE
                                                                                                           Perpetual Trustee
                                                                                                            Company Limited
                                                               COLLECTIONS BANK
                                                              National Australia              First ranking floating charge
                                                                 Bank Limited                 over the assets of the trust


                                                                                                           MORTGAGE INSURERS
                                                                                                          PMI Indemnity Limited
         TRUST MANAGER                 Equitable                                                        PMI Mortgage Insurance Ltd
   Interstar Securitisation            assignment of                                                  GE Capital Mortgage Insurance
    Management Pty Limited             housing loans                                                 Corporation (Australia) Pty Ltd
                                                                                                        Commonwealth of Australia

   PRIMARY
   BACKUP
  SERVICER                                                     ISSUER TRUSTEE                 Payments from Mortgage
Zurich Capital                                                Perpetual Trustee               Insurance Policies
Markets Asia            SERVICER                               Victoria Limited
   Limited              Interstar                                                                            TITLE INSURER
                       Securities                            Interstar Millenium                          First American Title
                     (Australia) Pty                        Series 2003- 3G Trust                           Insurance Company
                         Limited                                                                         of Australia Pty Limited
  SECONDARY
   BACKUP                                                                                     Payments from
  SERVICER                                                 Payments on the                    the Title
KPMG Corporate                                             US$ notes and the                  Insurance Policy
 Finance (Aust)                                            Class A3 notes
  Pty Limited                                                                                                   RESIDUAL
                                                                                                               BENEFICIARY
                                                            CURRENCY SWAP PROVIDER                        Interstar Securities
                                                              Barclay s Bank PLC                         (Australia) Pty Limited


                                                                                              Payments on the Class A4
                                                                                              notes and the Class B2
  FIXED-FLOATING                                                                              notes
RATE SWAP PROVIDER
National Australia                                           PRINCIPAL PAYING AGENT
  Bank Limited                                                The Bank of New York,                       CLASS A4 NOTEHOLDERS
                                                                 New York branch                          CLASS B2 NOTEHOLDERS



                                                                 CLEARING SYSTEMS
                                                           The Depositary Trust Company
                                                                    Euroclear/                                  US$ NOTES
                                                               Clearstream, Luxembourg


                                                                                                              NOTE TRUSTEE
                  Class A3 Note Owners                            US$ NOTE OWNERS                         The Bank of New York,
                                                                                                             New York branch

                                       2

                              SUMMARY OF THE NOTES

     The issuer trustee will also issue Class A3 notes, Class A4 notes and Class B2 notes and may issue Class A1 notes collateralized by the same pool of housing loans as the US$ notes. The Class A1 notes, if and when issued, the Class A3 notes, the Class A4 notes and the Class B2 notes have not been and will not be registered under the Securities Act of 1933 and are not being offered by this prospectus. When used in this prospectus the term "US$ notes" will mean the Class A2 notes and the Class B1 notes and the term "US$ noteholders" when used in this prospectus will mean the holders of any Class A2 notes and/or Class B1 notes. The term "non-A$ notes" when used in this prospectus will mean the US$ notes and the Class A3 notes. The term "Class A notes" when used in this prospectus will mean the Class A1 notes, the Class A2 notes, the Class A3 notes and the Class A4 notes and the term "Class B notes" when used in this prospectus will mean the Class B1 notes and the Class B2 notes. The term "notes" when used in this prospectus will mean the Class A notes and the Class B notes.


---------------------------------------------------------------------------------------------------------------------
                     CLASS A2            CLASS A3          CLASS A4           CLASS B1            CLASS B2
---------------------------------------------------------------------------------------------------------------------
Aggregate Initial    US$[500,000,000]    (euro)[*]         A$[*]              US$[28,000,000]     A$[47,000,000]
Principal Amount:
---------------------------------------------------------------------------------------------------------------------
% of Total:          [*]%                [*]%              [*]%               [*]%                  [*]%
---------------------------------------------------------------------------------------------------------------------
   Anticipated
   Ratings:
   Moody's           Aaa                 Aaa               Aaa                Not rated           Not rated
   S&P               AAA                 AAA               AAA                AA-                 AA-
----------------------------------------------------------------------------------------------------------------------
Interest rate from   three-month LIBOR   three -month      three -month       three -month LIBOR  three -month
the                  + [*]%              EURIBOR + [*]%    Australian Bank    +[*]                Australian
closing date up to                                         Bill Rate +                            Bank Bill Rate
but                                                        [*]%                                   + [*]%
excluding the
step-up
margin date
---------------------------------------------------------------------------------------------------------------------
Interest rate from   three -month LIBOR  three -month      three -month       three -month LIBOR  three -month
and                  + [*]%              EURIBOR + [*]%    Australian Bank    + [*]%              Australian
including the                                              Bill Rate +                            Bank Bill Rate
step-up                                                    [*]%                                   + [*]%
margin date
---------------------------------------------------------------------------------------------------------------------
Minimum              US$100,000 and,    (euro)10,000       A$10,000 (with     US$100,000 and,     A$10,000 (with
Denominations:       thereafter,                           initial minimum    thereafter,         initial
                     minimum                               subscription of    minimum             minimum
                     increments of                         A$500,000)         increments of       subscription
                     US$1,000                                                 US$1,000            of A$500,000)
---------------------------------------------------------------------------------------------------------------------
Interest Accrual     actual/360          actual/360        actual/365         actual/360          actual/365
Method:
---------------------------------------------------------------------------------------------------------------------
Payment Dates:       Payment             Payment           Payment            Payment             Payment
                     Dates: the 27th     Dates: the 27th   Dates: the 27th    Dates: the 27th     Dates: the 27th
                     day or, if          day or, if        day or, if         day or, if          day or, if the
                     the 27th day is     the 27th day is   the 27th day is    the 27th day is     27th day is not a
                     not a business      not a business    not a business     not a business      business day,
                     day, then the       day, then the     day, then the      day, then the       then the next
                     next business day   next March,       next business      next business day   business day of
                     of each March,      June, September   day of each        of each March,      each March, June,
                     June, September     and December      March, June,       June, September     September and
                     and December        unless that day   September and      and December        December unless
                     unless that day     falls in the      December unless    unless that day     that day falls in
                     falls in the next   next calendar     that day falls     falls in the next   the next calendar
                     calendar month,     month, in which   in the next        calendar month,     month, in which
                     in which case the   case the          calendar month,    in which case the   case the payment
                     payment date will   payment date      in which case      payment date will   date will be the
                     be the preceding    will be the       the payment date   be the preceding    preceding
                     business day.       preceding         will be the        business day.       business day.
                     The first payment   business day.     preceding          The first payment   The first payment
                     date will be in     The first         business day.      date will be        date will be in
                     September 2003.     payment date      The first          in September 2003.  September 2003.
                                         will be in        payment date
                                         September 2003.   will be in
                                                           September 2003.
----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
Clearance/           DTC/Euroclear/      Euroclear/        Austraclear        DTC/Euroclear/      Austraclear
Settlement:          Clearstream,        Clearstream,                         Clearstream,
                     Luxembourg          Luxembourg                           Luxembourg
-----------------------------------------------------------------------------------------------------------------------
Initial Cut-Off Date:                                    Close of Business [*] 2003
-----------------------------------------------------------------------------------------------------------------------
Pricing Date:                                               On or about [*] 2003
-----------------------------------------------------------------------------------------------------------------------
Closing Date:                                                  [June] [*] 2003
-----------------------------------------------------------------------------------------------------------------------
Step-Up Margin Date:                                   The payment date falling in [*]
-----------------------------------------------------------------------------------------------------------------------
Final Maturity Date:                                   The payment date falling in [*]
-----------------------------------------------------------------------------------------------------------------------
Pre-Funding              Period: For the period from the closing date to, but
                         excluding, the first payment date, the issuer trustee
                         may acquire additional housing loans by applying the
                         money on deposit in the prefunding account.
-----------------------------------------------------------------------------------------------------------------------

STRUCTURAL OVERVIEW

     The Interstar Millennium Trusts securitisation program was established pursuant to a master trust deed dated December 2, 1999 among Perpetual Trustees Victoria Limited and Interstar Securities (Australia) Pty Limited. The master trust deed provides the general terms and structure for securitisations under the program. A series notice among the issuer trustee, Interstar Securities (Australia) Pty Limited, as seller and servicer, Interstar Securitisation Management Pty Limited, as trust manager, The Bank of New York, New York branch, as note trustee and Perpetual Trustee Company Limited, as security trustee, will set out the specific details of the Interstar Millennium Series 2003-3G Trust and the notes, which may vary from the terms set forth in the master trust deed. Each securitisation under the program is a separate transaction with a separate trust. The assets of the Interstar Millennium Series 2003-3G Trust will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of Perpetual Trustees Victoria Limited as trustee of the Interstar Millennium Series 2003-3G Trust. See "Description of the Trust".

     The Interstar Millennium Series 2003-3G Trust involves the securitisation of housing loans originated by Interstar Securities (Australia) Pty Limited in the name of Perpetual Trustees Victoria Limited, as trustee of a number of warehouse trusts, and secured by mortgages over residential property located in Australia. Interstar Securities (Australia) Pty Limited, as beneficiary of the relevant warehouse trusts, will equitably assign its beneficial interest in the housing loans to Perpetual Trustees Victoria Limited as trustee of the trust, which will in turn issue the notes to fund the acquisition of the housing loans.

     The issuer trustee will grant a first ranking floating charge over all assets which are subject to the trust under the security trust deed in favor of Perpetual Trustee Company Limited, as security trustee, to secure the issuer trustee's payment obligations to the noteholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if, among other events, an event of default occurs under the security trust deed. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust without the consent of the security trustee. For a description of floating charges and crystallization see "Description of the Transaction Documents -- The Security Trust Deed -- Nature of the Charge".

     Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

CREDIT ENHANCEMENTS

     Payments of interest and principal on the US$ notes will be supported by the following forms of credit enhancement.

SUBORDINATION AND ALLOCATION OF LOSSES

     The Class B notes will be subordinated to the Class A notes in their right to receive interest payments. If the threshold requirements are satisfied, principal payments will be allocated rateably between the Class A notes and the Class B notes based on their principal balances. However, if the threshold requirements are not satisfied, the Class B notes will be subordinated in their right to receive principal payments. In all cases the Class B1 notes and the Class B2 notes will rank equally in their right to receive principal payments. No Class A note, including Class A2 notes, will be issued unless all of the Class B notes are issued.

     The credit support provided by the Class B notes is intended to enhance the likelihood that the Class A notes, including Class A2 notes, will receive expected quarterly payments of interest and principal. The following chart describes the initial credit support provided by the Class B notes:


                                        INITIAL SUPPORT
       CLASS          CREDIT SUPPORT      PERCENTAGE
 ------------------  -----------------  ----------------
         A            Class B notes          [7]%

     The initial support percentage in the preceding table is the initial balance of the Class B notes, in the case of the Class B1 notes the Australian dollar equivalent, as a percentage of the Australian dollar equivalent of the principal balance of all of the notes on the closing date.

     In certain circumstances, the issuer trustee may issue Class A1 notes. See "-- Redraws" and "Interstar Residential Loan Program -- Special Features of the Housing Loans -- Redraws".

     If issued, Class A1 notes will rank equally with the other Class A notes, including the Class A2 notes, in their right to receive interest payments and, prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, will rank in priority to the other Class A notes, including the Class A2 notes, in their right to receive principal payments. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class A1 notes will rank equally with the other Class A notes, including the Class A2 notes, in their right to receive both interest and principal payments.

     To the extent that there is a principal loss on a housing loan not covered by a mortgage insurance policy or a title insurance policy or by the application of excess income, the amount of such loss will be borne first by the Class B notes before it is borne by the Class A notes. See "Description of the Notes -- Charge Offs".

MORTGAGE INSURANCE POLICIES

     Mortgage insurance policies issued by, or transferred to, PMI Indemnity Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd and the Commonwealth of Australia will provide full coverage for the principal balance, and interest, outstanding on each housing loan irrespective of its LVR. The mortgage insurance policies are subject to some exclusions from coverage and rights of termination which are described in "The Mortgage Insurance Policies".

TITLE INSURANCE POLICIES

     Some housing loans may be covered by title insurance policies issued by First American Title Insurance Company of Australia Pty Limited. Title insurance will provide 100% coverage for losses arising as a result of a relevant mortgage being subject to a prior encumbrance, not being validly registered or being invalid or unenforceable. The title insurance policies are subject to some exclusions from coverage and rights of termination which are described in "The Title Insurance Policies".

LIQUIDITY ENHANCEMENT

     To enable the issuer trustee to make timely payments of interest on the notes and other trust expenses payable from interest collections on the housing loans, the trust manager is required to ensure that the trust has an amount equal to at least one percent of the Australian dollar equivalent of the outstanding principal amount of the notes invested in highly-rated, short-term investments. These liquid authorized investments are available to make interest payments on the notes and to pay senior expenses of the trust if there are not enough interest collections from the housing loans available to make those payments. In addition, principal collections on the housing loans will be made available to make interest payments on the notes and to pay senior expenses of the trust if there are not enough interest collections from the housing loans and liquid authorized investments to make those payments. Any liquid authorized investments and principal collections used to make interest payments on the notes or to pay other expenses of the trust will be replenished on future payment dates from excess income, to the extent available.

     Each mortgage insurance policy includes timely payment cover for losses as a result of a borrower under a housing loan failing to pay all or part of a payment when due. This timely payment cover comprises at least twelve months of missed payment instalments for each housing loan.

REDRAWS

     Under the terms of each variable rate housing loan, a borrower may, at the absolute discretion of the servicer, redraw previously prepaid principal. Provided the loan is not in arrears at the time of the request for a redraw, a borrower may redraw an amount equal to the difference between the scheduled principal balance of the loan and the current principal balance of the loan. The issuer trustee will be reimbursed from principal collections on the housing loans for any redraws it advances to borrowers. The amount that the issuer trustee may advance to a borrower in respect of a particular housing loan from time to time is limited to the difference between the scheduled principal balance of the loan and the current principal balance of the loan and may only be advanced in the circumstances described under "Interstar Residential Loan Program -- Special Features of the Housing Loans -- Redraws".

     Any redraws of previously prepaid principal will be funded first from principal collections on the housing loans. If, on a payment date, principal collections on the housing loans for the collection period before that payment date are insufficient to fund redraws for that collection period, then the trust manager may give the issuer trustee a direction to, and the issuer trustee must, issue a series of Class A1 notes. The trust manager must not give this direction unless it has received written confirmation from each rating agency that the issue of the Class A1 notes would not result in a downgrade or withdrawal of a rating of any note then outstanding. See "Interstar Residential Loan Program -- Special Features of the Housing Loans".

HEDGING ARRANGEMENTS

     To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedging arrangements:

     o fixed-floating rate swaps to hedge the basis risk between the interest rate on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's interest payments to the currency swap provider under the currency swaps. On the closing date, none of the housing loans will be fixed rate loans and no fixed-floating rate swaps will be entered into by the issuer trustee. If, in the future, any fixed-rate housing loans are added to the housing loan pool or if a borrower converts a floating rate loan to a fixed-rate loan, a fixed-floating rate swap will be entered into by the issuer trustee;

     two US$ currency swaps, one in respect of the Class A2 notes and one in respect of the Class B1 notes, to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under any fixed-floating rate swaps, which are denominated in Australian dollars, and, on the other hand, the obligation of the trust to pay interest and principal on the Class A2 notes and the Class B1 notes, which are each denominated in U.S. dollars, together with the basis risk between, on one hand, amounts in respect of interest calculated under the floating rate housing loans or under any fixed-floating rate swaps by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interest calculated under the Class A2 notes and the Class B1 notes by reference to LIBOR.

     o a Euro currency swap in respect of the Class A3 notes, to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under any fixed-floating rate swaps, which are denominated in Australian dollars, and, on the other hand, the obligation of the trust to pay interest and principal on the Class A3 notes, which are each denominated in Euros, together with the basis risk between, on one hand, amounts in respect of interest calculated under the floating rate housing loans or under any fixed-floating rate swaps by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interest calculated under the Class A3 notes, by reference to EURIBOR.

OPTIONAL REDEMPTION

     The trust manager will have the option to direct the issuer trustee to redeem all of the notes on any payment date when the total outstanding principal amount of the notes is equal to or less than 10% of the total initial principal amount of the notes. If the trust manager directs the issuer trustee to redeem the notes, the issuer trustee must so redeem the notes and the noteholders will receive a payment equal to the outstanding principal amount of the notes plus any outstanding interest on the notes.

     The trust manager will have the option to direct the issuer trustee to, and upon being so directed the issuer trustee must -- subject to ratings confirmation -- redeem all of a class of notes on or after the step-up margin date. The issuer trustee must not redeem the Class B notes unless the Class A notes have been repaid in full or all notes are to be redeemed. If the issuer trustee so redeems a class of notes, the relevant noteholders will receive a payment equal to the outstanding principal amount of the class of notes plus any outstanding interest on the class of notes.

     If the trust manager satisfies the issuer trustee and the note trustee prior to giving notice to the noteholders that on the next payment date the currency swap provider would be required to deduct or withhold from any payment under a currency swap any amount on account of any taxes, duties, assessments or governmental charges, then the issuer trustee must, when so directed by the trust manager, in its sole discretion, redeem all of the notes at their outstanding principal amount, together with accrued interest.

PREFUNDING

     If on the closing date the total aggregate purchase price for the housing loans is less than the amount received in Australian dollars by the issuer trustee from the proceeds of the issue of the notes, the issuer trustee will retain the difference between the two amounts, to the extent it is not invested in liquid authorized investments, in the prefunding account. The balance of the prefunding account must not at any time exceed the Australian dollar equivalent of US$[*] or 25% of the Australian dollar equivalent of the initial outstanding principal amount of the US$ notes as of the closing date. See "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date".

                              THE HOUSING LOAN POOL

     The housing loan pool will consist of residential housing loans bearing either a fixed rate or variable rate of interest, secured by mortgages on owner occupied and non-owner occupied residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:

                      SELECTED HOUSING LOAN POOL DATA AS OF
                            CLOSE OF BUSINESS ON [*]


Housing Loan Pool Size.....................................................       A$[*]
Total Number of Housing Loans..............................................         [*]
Average Housing Loan Balance...............................................       A$[*]
Maximum Housing Loan Balance...............................................       A$[*]
Minimum Housing Loan Balance...............................................         A$0
Total Valuation of the Properties..........................................       A$[*]
Maximum Remaining Term to Maturity in months...............................         [*]
Weighted Average Remaining Term to Maturity in months......................         [*]
Weighted Average Seasoning in months.......................................         [*]
Weighted Average Original Loan-to-Value Ratio..............................        [*]%
Weighted Average Current Loan-to-Value Ratio...............................        [*]%
Maximum Current Loan-to-Value Ratio........................................        [*]%


     The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

     Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. New housing loans may also be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The sellers will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, unless a revised prospectus is delivered to prospective investors.

WITHHOLDING TAX

     Payments of principal and interest on the US$ notes will be reduced by any applicable withholding taxes assessed on the issuer trustee or any paying agent and could be reduced if any withholding taxes are assessed in respect of payments under the housing loans. Neither the issuer trustee nor any paying agent nor any borrower is obliged to pay any additional amounts to the US$ noteholders to cover any withholding taxes.

     If the Commonwealth of Australia or any other applicable jurisdiction requires the withholding of amounts:

     o   from payments of principal or interest to the noteholders;

     o from payments by the issuer trustee to the currency swap provider under a currency swap; or

     o   from payments by borrowers under the housing loans,

due to taxes, duties, assessments or other governmental charges, the issuer trustee must, when so directed by noteholders representing at least 75% of the outstanding principal amount of the notes and provided the issuer trustee will be in a position to discharge all of its liabilities in respect of the notes, redeem all of the notes. See "Description of the Notes -- Redemption of the Notes for Taxation or Other Reasons".

U.S. TAX STATUS

     In the opinion of Mayer, Brown, Rowe & Maw, special U.S. tax counsel to the trust manager, the US$ notes will be characterized as debt for U.S. federal income tax purposes. Each US$ noteholder, by acceptance of a US$ note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters".

AUSTRALIAN TAX STATUS

     The US$ notes should be characterized as debt for Australian tax purposes. See "Australian Tax Matters".

LEGAL INVESTMENT

     The US$ notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the US$ notes as legal investments for you. See "Legal Investment Considerations".

ERISA CONSIDERATIONS

     In general, the US$ notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended. Investors should consult their counsel with respect to the consequences under ERISA and the United States Internal Revenue Code of 1986, as amended, of the plan's acquisition and ownership of the US$ notes. See "ERISA Considerations."

BOOK-ENTRY REGISTRATION

     Persons acquiring beneficial ownership interests in the US$ notes will hold their US$ notes through The Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within The Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in The Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

COLLECTIONS

     The issuer trustee will receive for each collection period the following amounts, which are known as collections:

     o payments of interest, principal and fees, including prepayments of principal under the housing loans;

     o proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

     o amounts received under any fixed-floating rate swap and the currency swaps;

     o amounts received under mortgage insurance policies and title insurance policies;

     o   income in respect of authorized investments of the trust; and

     o   interest on amounts in the collection account.

     Collections will be allocated between income and mortgage principal repayments. Collections attributable to interest and fees are known as income. The collections attributable to principal are known as mortgage principal repayments.

     Income is normally used to pay fees and expenses of the issuer trustee in connection with the trust, together with interest on the notes. Mortgage principal repayments are normally used to pay principal on the notes. However, if there is not enough income to pay senior fees and expenses of the issuer trustee and interest on the notes for a period, the trust manager will direct the issuer trustee to apply liquid authorized investments then mortgage principal repayments to pay such unpaid fees, expenses and interest. Any liquid authorized investments and mortgage principal repayments used to make interest payments on the notes or to pay senior fees and expenses of the issuer trustee will be replenished on future payment dates from excess income, to the extent available. If there is excess income after payment of senior fees and expenses of the issuer trustee, interest on the notes and replenishment of liquid authorized investments and mortgage principal repayments such excess income will first reimburse any charge-offs and then any carryover charge-offs on the housing loans. Any remaining excess income will be distributed to the residual income beneficiary at the end of each collection period.

INTEREST ON THE NOTES

     Interest on the notes will be payable quarterly in arrears on each payment date. Amounts available to make interest payments on the notes will be allocated to pay interest on the Class A notes before any allocation is made to pay interest on the Class B notes. Amounts available to make interest payments on the Class A notes will be allocated rateably between the Class A1 notes, the Class A2 notes, the Class A3 notes and the Class A4 notes based on the amount of Australian dollar interest owed or related swap amounts. Amounts available to make interest payments on the Class B notes will be allocated rateably between the Class B1 notes and the Class B2 notes based on the amount of Australian dollar interest owed or related swap amounts. Interest on each class of notes is calculated for each interest period at the note's interest rate:

     o on the outstanding principal amount of that note at the beginning of that interest period, after giving effect to any payments of principal with respect to that note on that day; and

     o on the basis of the actual number of days in that interest period and a year of 360 days for the US$ notes and the Class A3 notes, or 365 days for the Class A1 notes, the Class A4 notes and the Class B2 notes.

PRINCIPAL ON THE NOTES

     Principal on the notes will be payable on each payment date. Principal will be paid first on the Class A1 notes, if any have been issued, until the Class A1 notes have been redeemed in full. If the threshold requirements have been met, principal payments will then be allocated pro rata among the other Class A notes and the Class B notes based on their principal balances or the Australian dollar equivalent of their principal balances. If the threshold requirements have not been met, principal payments will be paid first pro rata on the Class A notes based on their principal balances or the Australian dollar equivalent of their principal balances until such time as all the Class A notes have been redeemed in full and then pro rata among the Class B notes based on their principal balances or the Australian dollar equivalent of their principal balances until such time as all the

Class B notes have been redeemed in full. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed pro rata among all of the Class A notes, notes prior to any distributions to the Class B notes.

ALLOCATION OF CASH FLOWS

     On each payment date, the issuer trustee will repay principal and interest to each noteholder to the extent that there are collections received for those payments. The charts on the next two pages summarize the flow of payments.

                            DISTRIBUTION OF INCOME ON
                                EACH PAYMENT DATE


--------------------------------------------------------------------------------
                Pay to the seller the Accrued Interest Adjustment
--------------------------------------------------------------------------------
                                       |
                                       |
           ---------------------------------------------------------
                                  Pay any taxes
           ---------------------------------------------------------
                                       |
                                       |
           ---------------------------------------------------------
                 Pay pro rata:
                 o  the issuer trustee's fee
                 o  any fees payable to the note trustee
           ---------------------------------------------------------
                                       |
                                       |
           ---------------------------------------------------------
                 Pay pro rata:
                 o  the fees payable pro rata to the paying agents
                 o  any fees payable to the calculation agent
           ---------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
     Pay the expenses of the trust other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the servicer and the trust manager - in relation to the collection period
--------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
   Pay the expenses of the trust - other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the servicer and the trust manager - which the trust manager or the issuer trustee reasonably anticipates will be incurred prior to the next payment date.
--------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
   Pay the expenses of the trust - other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the servicer and the trust manager - not covered by the two boxes above which have already been incurred prior to that payment date but which have not previously been paid or reimbursed.
--------------------------------------------------------------------------------
                                       |
                                       |
         --------------------------------------------------------------
           Pay pro rata the trust manager's fee and the servicer's fee
         --------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
Pay pro rata:

o any amounts payable to the fixed-floating rate swap provider under any fixed-floating rate swaps other than any break costs in respect of the termination of a fixed floating rate swap

o any interest for the interest period ending on that payment date to the Class A1 noteholders

o (1) the Class A2 A$ Interest Amount for that payment date to the currency swap provider and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of interest on the Class A2 notes or
   (2) if the Class A2 currency swap is terminated an A$ amount that the trust manager determines in good faith to be applied on that payment date in order to enable the issuer trustee to meet its obligations to pay interest on the Class A2 notes to the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied towards payment of interest on the Class A2 notes on that payment date

o (1) the Class A3 A$ Interest Amount for that payment date to the currency swap provider and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of interest on the Class A3 notes or
   (2) if the Class A3 currency swap is terminated an A$ amount that the trust manager determines in good faith to be applied on that payment date in order to enable the issuer trustee to meet its obligations to pay interest on the Class A3 notes, to the note trustee for purchase of Euros at the spot exchange rate to be applied towards payment of interest on the Class A3 notes on that payment date

o any interest for the interest period ending on that payment date to the Class A4 noteholders

o to the currency swap provider any break costs payable under the Class A2 currency swap other than in respect of the termination of the Class A2 currency swap where the currency swap provider is the defaulting party
--------------------------------------------------------------------------------

                            DISTRIBUTION OF INCOME ON
                          EACH PAYMENT DATE (CONTINUED)

--------------------------------------------------------------------------------
Pay pro rata and according to the amount of interest payable to each class:

o (1) the Class B1 A$ interest Amount for that payment date to the currency swap provider and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of interest on the Class B1 notes or (2) if the Class B1 currency swap is terminated an A$ amount that the trust manager determines in good faith to be applied on that payment date in order to enable the issuer trustee to meet its obligations to pay interest on the Class B1 notes to the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied towards payment of interest on the Class B1 notes on that payment date

o any interest for the interest period ending on that payment date to the Class B2 noteholders

o to the currency swap provider any break costs payable under the Class B1 currency swap other than in respect of the termination of Class B1 currency swap where the currency swap provider is the defaulting party
--------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
   Apply as Mortgage Principal Repayments amount previously used from Liquid Authorized Investments and Mortgage Principal Repayments to make up any Income
      Shortfalls to the extent such amount has not been previously repaid
--------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
Reduce the Aggregate Principal Loss Amount in relation to the collection period
--------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
              Reduce the total amount of any Carryover Charge-Offs
--------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
              Pay pro rata break costs to:

              o  the fixed-floating rate swap provider

              o the currency swap provider in respect of the termination of a currency swap where the currency swap provider is the defaulting party
 -------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
                         Pay fees payable to the seller
--------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
        Pay pro rata the balance to each holder of a residual income unit
--------------------------------------------------------------------------------

                 DISTRIBUTION OF MORTGAGE PRINCIPAL REPAYMENTS,
               LIQUID AUTHORIZED INVESTMENTS AND RECOVERY AMOUNTS
                              ON EACH PAYMENT DATE


--------------------------------------------------------------------------------
                 Apply for liquidity purposes, up to the prescribed
           minimum level, and in funding redraws or funding advances to borrowers under the housing loans which are
                              line of credit loans
--------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
                 Apply mortgage principal repayments and liquid
               authorized investments to Available Income to make
                             up any Income Shortfall
--------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
           Replenish liquid authorized investments until the value of liquid authorized investments equals the Prescribed
                                  Minimum Level
--------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
                   Payments of principal on the Class A1 notes
--------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
If the Threshold Requirements are satisfied, pro rata:

o Pay to (1) prior to the termination of the Class A2 currency swap, the currency swap provider the Class A2 A$ Equivalent of the Principal Amount of the Class A2 notes and the reciprocal payment to the currency swap provider is thereafter to be applied to repaying principal on the Class A2 notes on that payment date or (2) if the Class A2 currency swap has been terminated, the note trustee for conversion into U.S. dollars at the spot exchange rate to be applied in repaying principal on the Class A2 notes on that payment date

o Pay to (1) prior to the termination of the Class A3 currency swap, the currency swap provider the Class A3 A$ Equivalent of the Principal Amount of the Class A3 notes and the reciprocal payment to the currency swap provider is thereafter to be applied to repaying principal on the Class A3 notes on that payment date or (2) if the Class A3 currency swap has been terminated, the note trustee for conversion into Euros at the spot exchange rate to be applied in repaying principal on the Class A3 notes on that payment date

o Pay to Class A4 noteholders in payment of the Principal Amount of the Class A4 notes

o Pay to (1) prior to the termination of the Class B1 currency swap, the currency swap provider the Class B1 A$ Equivalent of the Principal Amount of the Class B1 notes and the reciprocal payment to the currency swap provider is thereafter to be applied to repaying principal on the Class B1 notes on that payment date or (2) if the Class B1 currency swap has been terminated, the note trustee for conversion into U.S. dollars at the spot exchange rate to be applied in repaying principal on the Class B1 notes on that payment date

o Pay to Class B2 noteholders in payment of the Principal Amount of the Class B2 notes

If the Threshold Requirements are not satisfied, in the following order of priority:

o  first, pro rata:

    o Pay to (1) prior to the termination of the Class A2 currency swap, the currency swap provider the Class A2 A$ Equivalent of the Principal Amount of the Class A2 notes and the reciprocal payment by the currency swap provider is thereafter to be applied to repaying principal on the Class A2 notes on that payment date or (2) if the Class A2 currency swap has been terminated, the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied in repaying principal on the Class A2 notes on that payment date, in each case until such time as all Class A2 notes have been redeemed in full

    o Pay to (1) prior to the termination of the Class A3 currency swap, the currency swap provider the Class A3 A$ Equivalent of the Principal Amount of the Class A3 notes and any reciprocal payment by the currency swap provider is thereafter to be applied to repaying principal on the Class A3 notes on that payment date or (2) if the Class A3 currency swap has been terminated, the note trustee for conversion into Euros at the spot exchange rate to be applied in repaying principal on the Class A3 notes on that payment date, in each case until such time as all Class A3 notes have been redeemed in full

    o Pay to Class A4 noteholders in payment of the Principal Amount of the Class A4 notes until such time as all Class A4 notes have been redeemed in full

o  second, pro rata:

o Pay to (1) prior to the termination of the Class B1 currency swap, the currency swap provider the Class B1 A$ Equivalent of the Principal Amount of the Class B1 notes and reciprocal payment to the currency swap provider is thereafter to be applied to repaying principal on the Class B1 notes or (2) if the Class B1 currency swap has been terminated, the note trustee for conversion into U.S. dollars at the exchange rate to be applied in repaying principal on the Class B1 notes that payment date, in each case until such time as all Class B1 notes have been redeemed in full

o Pay to Class B2 noteholders in payment of the Principal Amount of the Class B2 notes until such time as all Class B2 notes have been redeemed in full
--------------------------------------------------------------------------------
                                       |
                                       |
--------------------------------------------------------------------------------
Payment as a distribution to the holder of the residual capital unit as to A$10, and the remaining balance pro rata to each holder of a residual income unit
-------------------------------------------------------------------------------

                                  RISK FACTORS

     The US$ notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase any US$ notes. There may be other unforeseen reasons why you might not receive principal or interest on your US$ notes. You should also read the detailed information set out elsewhere in the prospectus.


THE NOTES WILL BE PAID ONLY FROM THE         o    The notes are debt obligations of the issuer trustee only in its
ASSETS OF THE TRUST                               capacity as trustee of the trust. The notes do not represent an interest in or obligation of any of the other parties to the transaction. The assets of the trust will be the sole source of payments on the notes. The issuer trustee's other assets will only be available to make payments on the notes if the issuer trustee is negligent or commits fraud or a wilful default. Therefore, if the assets of the trust are insufficient to pay the interest and principal on your notes when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.


THERE IS NO WAY TO PREDICT THE ACTUAL        o    The rate of principal and interest payments on pools of housing loans
RATE AND TIMING OF PAYMENTS ON THE                varies among pools, and is influenced by a variety of economic,
HOUSING LOANS                                     demographic, social, tax, legal and other factors, including prevailing market interest rates for housing loans and the particular terms of the housing loans. Australian housing loans have features and options that are different from housing loans in the United States, and thus will have different rates and timing of payments from housing loans in the United States. There is no guarantee as to the actual rate of prepayment on the housing loans, or that the actual rate of prepayments will conform to any model described in this prospectus.
                                                  The rate and timing of principal and interest payments on the housing loans and the ability to redraw principal on the housing loans will affect the rate and timing of payments of principal and interest on your notes. The performance of relevant counterparties under each mortgage insurance policy, each title insurance policy, any fixed-floating rate swap and the currency swaps will also have a key impact on such payments in terms of both the timeliness of such payments and the amount of such payments. Unexpected prepayment rates could have the following negative effects:

                                                  o    if you bought your notes for more than their face amount, the yield on your notes will drop if principal payments occur at a faster rate than you expect; or

                                                  o    if you bought your notes for less than their face amount, the yield on your notes will drop if principal payments occur at a slower rate than you expect.


                                       16





LOSSES AND DELINQUENT PAYMENTS ON THE         o   If borrowers fail to make payments of interest and principal under the
HOUSING LOANS MAY AFFECT THE                      housing loans when due and the credit enhancements described in this
RETURN ON YOUR NOTES                              prospectus are not enough to protect your notes from the borrowers'
                                                  failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your notes.
                                                  Consequently, the yield on your notes could be lower than you expect and you could suffer losses.


ENFORCEMENT ON THE HOUSING LOANS             o    Substantial delays could be encountered in connection with the
MAY CAUSE DELAYS IN PAYMENT AND                   liquidation of a housing loan, which may lead to shortfalls in
LOSSES                                            payments to you to the extent those shortfalls are not covered by excess income, a mortgage insurance policy or title insurance policy or if the relevant mortgage insurer or title insurer fails to perform its obligations under the relevant mortgage insurance policy or title insurance policy.


                                             o    Further, enforcement expenses such as legal fees, real estate taxes and maintenance and preservation expenses, to the extent not covered by a mortgage insurance policy, a title insurance policy or excess income, will reduce the net amounts recoverable by the issuer trustee from an enforced housing loan or mortgage. If the proceeds of the sale of a mortgaged property, net of these expenses, are less than the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered under a mortgage insurance policy or a title insurance policy or by excess income. In addition, even if these risks are covered by a mortgage insurance policy or title insurance policy there is no guarantee that the mortgage insurer or title insurer will promptly make any payment under any mortgage insurance policy or title insurance policy or that the mortgage insurer or title insurer will have the necessary financial capacity to make any such payment at the relevant time.


CERTAIN PROVISIONS OF THE MORTGAGE           o    The liability of a mortgage insurer is governed by the terms of the
INSURANCE POLICIES MAY AFFECT THE                 relevant mortgage insurance policy, which contains certain exclusions
RETURN ON YOUR NOTES                              that may allow that mortgage insurer to reduce a claim or terminate mortgage insurance cover in respect of a housing loan in certain circumstances. See "The Mortgage Insurance Policies". Any such reduction or termination may affect the ability of the issuer trustee to pay you principal and interest in full.

                                       17


CERTAIN PROVISIONS OF THE TITLE              o    The liability of the title insurer is governed by the terms of the
INSURANCE POLICIES MAY AFFECT THE                 title insurance policy, which contains certain exclusions which may
RETURN ON YOUR NOTES                              allow the title insurer to reduce a claim or not provide title insurance policy cover in respect of a relevant mortgage relating to a housing loan. See "The Title Insurance Policies". Any such reduction or termination may affect the ability of the issuer trustee to recover all moneys secured by the relevant mortgage and thereby affect the ability of the issuer trustee to pay you principal and interest in full.


THE SUBORDINATION OF THE CLASS B             o    The amount of credit enhancement provided through the subordination of
NOTES PROVIDES ONLY LIMITED                       the Class B notes to the Class A notes is limited and could be
PROTECTION AGAINST LOSSES ON THE                  depleted prior to the payment in full of the Class A notes. If
CLASS A NOTES                                     principal losses incurred by the trust exceed the principal amount of the Class B notes, you may suffer losses on your notes.


YOU MAY NOT BE ABLE TO RESELL YOUR           o    The underwriters are not required to assist you in reselling your
NOTES                                             notes. A secondary market for your notes may not develop. If a secondary market does develop, it might not continue or might not be sufficiently liquid to allow you to resell any of your notes readily or at the price you desire. The market value of your notes is likely to fluctuate, which could result in significant losses to you.


THE TERMINATION OF ANY OF THE SWAPS         o    The issuer trustee will exchange the interest payments from any fixed
MAY SUBJECT YOU TO LOSSES FROM                   rate housing loans for variable rate payments based upon the
INTEREST RATE OR CURRENCY FLUCTUATIONS           three-month Australian bank bill rate. If a fixed-floating rate swap is terminated or the fixed-floating rate swap provider fails to perform its obligations, you will be exposed to the risk that the floating rate of interest payable with respect to the notes will be greater than the discretionary fixed rate set by the servicer on the fixed rate housing loans, which may lead to losses to you. See
                                                 "Description of the Notes -- Fixed-Floating Rate Swaps" below.


                                            o    The issuer trustee will receive payments from the borrowers on the housing loans and the fixed-floating rate swap provider in Australian dollars -- calculated, n the case of payments by the fixed-floating rate swap provider, by reference to the Australian bank bill rate --
                                                 and make payments to you in U.S. dollars, calculated, in the case of payments of interest, by reference to LIBOR. Under both the ClassA2 currency swap and the Class B1 currency swap, the currency swap provider will exchange Australian dollar receipts for U.S. dollar payments, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to LIBOR pursuant to the Class A2 currency swap and the Class B1 currency swap. If the currency swap provider fails to perform its obligations or if either the Class A2 currency swap or the Class B1 currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars, and its Australian bank bill rate obligations for LIBOR obligations, at a relevant

                                       18

                                                 spot exchange rate that does not provide sufficient U.S. dollars to make payments to you in full.


                                            o    Under the Class A3 currency swap, the currency swap provider will exchange
                                                 Australian dollar receipts for Euro payments, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to EURIBOR. If the currency swap provider fails to perform its obligations or if the Class A3 currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for Euros, and its Australian bank bill rate obligations for
                                                 EURIBOR obligations, at a spot exchange rate that may be greater than the fixed rate of exchange in the Class A3 currency swap. This would occur if the Euro appreciates in value against the Australian dollar or if the spread between EURIBOR and the Australian bank bill rate increases. Either occurrence may require more Australian dollars to make payments in respect of the Class A3 notes than would otherwise be the case if payments were being made under the Class A3 currency swap. Since payments on the Class A3 notes rank equal in priority with payments on the Class A2 notes and are senior to payments on the Class B1 notes, if more Australian dollars are required to make payments on the Class A3 notes, there may be less
                                                 Australian dollars available to make payments in respect of your notes, which could result in losses to you.


PREPAYMENTS DURING A COLLECTION              o    If a prepayment is received on a housing loan during a collection period,
PERIOD MAY RESULT IN YOU NOT RECEIVING            interest on the housing loan will cease to accrue on that portion of the
YOUR FULL INTEREST PAYMENTS                       housing loan that has been prepaid, starting on the date of prepayment. The amount prepaid will be invested in investments that may earn a rate of interest lower than that paid on the housing loan. If it is less, the issuer trustee may not have sufficient funds to pay you the full amount of interest due to you on the next payment date.

                                       19




THE PROCEEDS FROM THE ENFORCEMENT            o    If the security trustee enforces the security interest over the assets of
OF THE SECURITY TRUST DEED MAY BE                 the trust after an event of default under the security trust deed, there is
INSUFFICIENT TO PAY AMOUNTS DUE TO                no assurance that the market value of the assets of the trust will be equal
YOU                                               to or greater than the outstanding principal and interest due on the notes, or that the security trustee will be able to realize the full value of the assets of the trust. The issuer trustee, the security trustee, the note trustee, the swap providers and other service providers will generally be entitled to receive the proceeds of any sale of the assets of the trust, to the extent they are owed fees and expenses, before you. Consequently, the proceeds from the sale of the assets of the trust after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.

IF THE TRUST MANAGER DIRECTS THE ISSUER      o    If the trust manager directs the issuer trustee to redeem the notes early
TRUSTEE TO REDEEM THE NOTES EARLY, THE            as described in "Description of the Notes -- Optional Redemption of the
YIELD ON YOUR NOTES MAY BE LOWER                  Notes", the purchase of the housing loans will result in the early
THAN EXPECTED                                     retirement of your notes, which will shorten their average lives and potentially lower the yield on your notes.









THE IMPOSITION OF A WITHHOLDING TAX          o    If a withholding tax is imposed on payments by the issuer trustee or any
WILL REDUCE PAYMENTS TO YOU AND MAY               paying agent of interest on your notes, you will not be entitled to receive
LEAD TO AN EARLY REDEMPTION OF THE                grossed-up amounts to compensate for such withholding tax. Thus, you will
NOTES                                             receive less interest than is scheduled to be paid on your notes.


                                             o    In addition, upon the occurrence of such an event, the issuer trustee must, when so directed by noteholders representing 75% of the outstanding principal amount of the notes, provided the issuer trustee will be in a position to discharge all of its liabilities in respect of the notes, on the next payment date redeem in whole, but not in part, the aggregate outstanding principal amount plus accrued interest on the notes. If the option to redeem the notes affected by a withholding tax is exercised, you may not be able to reinvest the redemption payments at a comparable interest rate.


THE FEATURES OF THE HOUSING LOANS            o    The features of the housing loans, including their interest rates, may be
MAY CHANGE, WHICH COULD AFFECT THE                changed by the servicer, either on its own initiative or at a borrowers'
TIMING AND AMOUNT OF PAYMENTS TO                  request. Some of these changes may include the addition of newly developed
YOU                                               features which are not described in this prospectus. As a result of these changes and borrowers' payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.




                                       20


                                            o    If the servicer changes the features of the housing loans, borrowers may elect to refinance their loan with another lender to obtain more favorable features. The refinancing of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your notes.


THERE ARE LIMITS ON THE AMOUNT OF           o    If the interest collections during a collection period and liquid
AVAILABLE LIQUIDITY TO ENSURE                    authorized investments are insufficient to cover fees, expenses and the
OF INTEREST TO YOU                               interest payments due with respect to the notes on the next payment date, principal collections collected during the collection period may be used to cover these amounts. In the event that there is not enough money available from principal collections, you may not receive a full payment of interest on the relevant payment date, which will reduce the yield on your notes.


THE USE OF LIQUID AUTHORIZED               o    If liquid authorized investments or principal collections are drawn upon to
INVESTMENTS OR PRINCIPAL                        cover shortfalls in interest, and there is insufficient excess income in
COLLECTIONS TO COVER LIQUIDITY                  succeeding collection periods to repay those liquid authorized investments
SHORTFALLS MAY LEAD TO PRINCIPAL                or principal collections, you may not receive full repayment of principal
LOSSES                                          on your notes.


A DECLINE IN AUSTRALIAN ECONOMIC           o    The Australian economy has been experiencing a prolonged period of
CONDITIONS MAY LEAD TO LOSSES                   expansion with relatively low and stable interest rates and steadily
ON YOUR NOTES                                   increasing property values. If the Australian economy were to experience a downturn, an increase in interest rates, an increase in unemployment, a fall in property values or any combination of these factors, delinquencies or losses on the housing loans may increase, which may cause losses on your notes.

CONSUMER PROTECTION LAWS MAY AFFECT        o    Some of the housing loans are regulated by the Consumer Credit Legislation.
THE TIMING OR AMOUNT OF INTEREST OR             Under that legislation, a borrower may have a right to apply to a court to:
PRINCIPAL PAYMENTS TO YOU

                                           o    vary the terms of their housing loan on the grounds of hardship or that it is an unjust contract;

                                                o    reduce or cancel any interest rate payable on the housing loan which is unconscionable;

                                                o    have certain provisions of the housing loan or relevant mortgage which are in breach of the legislation declared unenforceable;


                                                o    obtain an order for a civil penalty; or

                                                o    obtain restitution or compensation, in relation to any breaches of the
                                                     Consumer Credit Legislation in relation to the housing loan or relevant mortgage.

                                           o    Any such order may affect the timing or amount of interest or principal repayments under the relevant housing loan, which may in turn affect the timing or amount of interest or principal payments to you under the notes.

                                       21



                                           o    In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings. Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which may in turn affect the timing or amount of interest or principal payments or repayments to you under the notes.




THE CONCENTRATION OF HOUSING               o    The trust contains a high concentration of housing loans secured by
LOANS IN SPECIFIC GEOGRAPHIC                    properties located within New South Wales and Victoria. Any deterioration
AREAS MAY INCREASE THE                          in the real estate values or the economy of either of those States could
POSSIBILITY OF LOSS ON                          result in higher rates of delinquencies, foreclosures and loss than
YOUR NOTES                                      expected on the housing loans. In addition, either of these States may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the trust, which could cause you to suffer losses.


YOU WILL NOT RECEIVE PHYSICAL NOTES        o    Your ownership of the notes will be registered electronically through DTC,
REPRESENTING YOUR NOTES, WHICH CAN              Euroclear and/or Clearstream, Luxembourg. The lack of physical certificates
CAUSE DELAYS IN RECEIVING DISTRIBUTIONS         could:
AND HAMPER YOUR ABILITY TO PLEDGE
OR RESELL YOUR NOTES

                                                o    cause you to experience delays in receiving payments on the notes because the principal paying agent will be sending distributions on the notes to
                                                     DTC instead of directly to you;


                                                o    limit or prevent you from using your notes as collateral; and


                                                o    hinder your ability to resell the notes or reduce the price that you receive for them.

                                       22



SINCE THE TRUST MANAGER, THE               o    Each of Interstar Securitisation Management Pty Perpetual Trustees Victoria
ISSUER TRUSTEE AND THE SERVICER                 Limited and Interstar Securities (Australia) Pty Limited is an Australian
ARE AUSTRALIAN ENTITIES, THERE                  company and has agreed to submit to the jurisdiction of the New York State
REMAINS UNCERTAINTY AS TO THE                   and United States federal courts for purposes of any suit, action or
ENFORCEABILITY OF JUDGMENTS                     proceeding arising out of the offering of the US$ notes. Generally, a final
OBTAINED BY US$ NOTEHOLDERS IN                  and conclusive judgment obtained by noteholders in U.S. courts would be
U.S. COURT BY AUSTRALIAN COURTS                 recognized and enforceable against the trust manager, the issuer trustee or the servicer, as the case may be, in the relevant Australian court without reexamination of the merits of the case. However, because of the foreign location of the trust manager, the issuer trustee and the servicer and their directors, officers and employees and their respective assets, it may be difficult to effect service of process over these persons or to enforce against them judgments obtained in United States courts based upon the civil liability provisions of the U.S. federal securities laws. See
                                                "Enforcement of Foreign Judgments in Australia".



THE ISSUANCE OF CLASS A1 NOTES MAY         o    The issuer trustee may issue Class A1 notes to fund redraws of previously
AFFECT THE TIMING AND AMOUNT OF                 prepaid principal under the housing loans if principal collections on the
PAYMENTS MADE ON THE CLASS A NOTES              housing loans are not sufficient. See "Interstar Residential Loan Program
                                                -- Special Features of the Housing Loans -- Redraws". The Class A1 notes will be senior to the other Class A notes, including the Class A2 notes, with respect to payments of principal and rank equally with the other Class
                                                A notes, including the Class A2 notes, with respect to payments of interest before the enforcement of the charge pursuant to the security trust deed and rank equally in all respects thereafter. If the proceeds of enforcement of the charge pursuant to the security trust deed are not sufficient to pay all obligations of the issuer trustee under the terms and conditions of the notes, the risk to you of a loss on your investment in any Class A notes is greater if any Class A1 notes are outstanding at that time.


THE CLASS B1 NOTES ARE SUBORDINATED        o    Prior to the enforcement of the charge under the security trust deed, the
TO THE CLASS A NOTES AND THEREFORE              Class B1 notes will, in some circumstances, be subordinated to the Class A
CLASS B1 NOTEHOLDERS MAY NOT BE                 notes in their right to receive principal payments and will be subordinated
PAID ALL PRINCIPAL AND INTEREST ON              to the Class A notes at all times in their right to receive interest
THE CLASS B1 NOTES                              payments. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B1 notes will be fully subordinated to the Class A notes in their right to receive principal and interest payments. Accordingly, Class B1 noteholders may not be paid principal and interest in full in respect of the Class B1 notes. Therefore you may not receive your entire investment or the yield you expected to receive.


PREPAYMENTS COULD RESULT FROM              o    If there is any principal amount remaining in the prefunding account
PREFUNDING                                      following the acquisition of additional housing loans by the trust during the period from the closing date

                                       23



                                               up to but excluding the first payment date, that amount will be applied in repayment of principal to the noteholders in the priority described in
                                               "Description of the Notes -- Principal Distributions". Any prepayment will shorten the average weighted life of the notes so prepaid. The greater the prepayment, the shorter the weighted average life of the affected notes which may in turn affect the yield on your US$ notes.


THE SERVICER'S RESPONSIBILITY TO          o    The servicer is obligated under the transaction documents to set the
MANAGE THE INTEREST RATE EXPOSURE              interest rates on the housing loans at a rate to ensure that at all times
MAY AFFECT THE RATE OF PREPAYMENTS             the issuer trustee has sufficient cash available to pay all interest
AND THE YIELD ON YOUR INVESTMENT               payable on the notes and otherwise comply with its duties and obligations under the transaction documents. If the servicer increases the interest rates on the housing loans, borrowers may be unable to make their required payments under the housing loans. In addition, if the interest rates are increased above market rates, borrowers may refinance their housing loans with other lenders to obtain lower rates. This could cause higher rates of principal prepayment and delinquent payments by borrowers than you expected and affect the yield on your notes.


TERMINATION PAYMENTS RELATING TO THE      o    Upon termination of a swap, a termination payment will be due either from
CURRENCY SWAPS OR A FIXED-FLOATING             the issuer trustee to the swap provider or vice versa. If the swap provider
RATE SWAP ARE SUBJECT TO CREDIT RISKS          is required to make a termination payment to the issuer trustee upon the termination of a swap, then the trust will be exposed to credit risk in relation to the capacity of that swap provider to make that termination payment.


CURRENCY SWAP TERMINATION PAYMENT         o    If the Class A2 currency swap, the Class A3 currency swap or the Class B1
TO THE CURRENCY SWAP PROVIDER MAY              currency swap terminates before its scheduled termination date, a
REDUCE PAYMENTS ON YOUR US$ NOTES              termination payment by either the issuer trustee or the currency swap provider will be payable based on the mid-market cost of a replacement currency swap. Any termination payment could, if the Australian dollar/United States dollar exchange rate or the Australian dollar/Euro exchange rate, as the case may be, has changed significantly, be substantial. Any termination payment owing by the issuer trustee to the currency swap provider will be payable out of assets of the trust. If the
                                               Class A2 currency swap, the Class A3 currency swap or the Class B1 currency swap terminates early under circumstances where the currency swap provider is the defaulting party, any payment due by the issuer trustee under the relevant currency swap will have a lower priority than payments of interest on the notes. If the Class A2 currency swap, the Class A3 currency swap or the Class B1 currency swap terminates early under any other circumstances, any payment due by the issuer trustee under the Class A2 currency swap or the Class A3 currency swap will have an equal priority with interest payments on the Class A notes and any payment due by the issuer trustee under the Class B1 currency

                                       24



                                               swap will have an equal priority with payments on the Class B notes.


THIS PROSPECTUS PROVIDES INFORMATION      o    This prospectus describes only the characteristics of the housing loan pool
REGARDING ONLY A PORTION OF THE                as of [*]. While they must satisfy the criteria specified in this
HOUSING LOAN POOL, AND ADDITIONAL              prospectus, the housing loans acquired on the closing date, and any
HOUSING LOANS ADDED TO THE HOUSING             additional housing loans transferred to the trust during the prefunding
LOAN POOL COULD HAVE DIFFERENT                 period, may not have the characteristics or statistical composition of the
CHARACTERISTICS                                housing loan pool described in this prospectus. For example, such housing loans may be of a different credit quality or seasoning. The trust manager does not expect the characteristics or statistical composition of the housing loan pool acquired on the closing date or the additional housing loans acquired after the closing date to differ materially from the characteristics of the housing loan pool described in this prospectus. If you purchase a note, you must not assume that the characteristics of the housing loan pool, including the additional housing loans acquired after the closing date, will be identical to the characteristics of the housing loan pool disclosed in this prospectus.


RATINGS OF THE US$ NOTES DO NOT          o    It is a condition to the issuance of the Class A2 notes that they be rated
INSURE THEIR PAYMENT AND WITHDRAWAL           Aaa by Moody's and AAA by S&P and that the Class B1 notes be rated at least
OF ANY RATINGS MAY AFFECT THE                 AA- by S&P. See "Ratings of the Notes" below.
VALUE OF THE US$ NOTES

                                         o    A rating is not a recommendation to purchase, hold or sell the US$ notes, inasmuch as such a rating does not address the market price or the suitability for a particular investor of a security. The ratings of the US$
                                              notes address the likelihood of the payment of principal and interest on the US$ notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency, if in its judgment circumstances in the future so warrant. The ratings of the US$ notes will be based primarily on the creditworthiness of the housing loans, the mortgage insurance polices, the title insurance policies, the creditworthiness of the mortgage insurers and the title insurers, the availability of income after payment of the trust's expenses and interest on the notes, the creditworthiness of the swap providers and the subordination provided by the Class B notes with respect to the Class A notes.


FAILURE OF THE SERVICER TO PERFORM ITS   o    The servicer under the investment management agreement has been appointed
OBLIGATIONS MAY AFFECT THE TIMING OF          as initial servicer of the housing loans. Following a servicer event of
PAYMENTS ON YOUR NOTES                        default under the investment management agreement, the issuer trustee must immediately terminate the investment management agreement. Under the primary backup servicer agreement, if Interstar Securities (Australia) Pty
                                              Limited is removed as servicer the issuer trustee must offer to appoint
                                              Zurich Capital Markets Asia Limited as servicer. If Zurich Capital Markets
                                              Asia Limited does not accept that appointment,

                                       25


                                              under the secondary backup servicer agreement KPMG Corporate Finance (Aust)
                                              Pty Limited has agreed to carry out the duties of the servicer. There is no guarantee that a replacement servicer will be found who would be willing to service the housing loans on the terms of the investment management agreement or that it will be able to service the housing loans with the same level of skill and competence as the initial servicer. A failure by the servicer to properly perform its servicing obligations may have an impact on the timing of funds received by the issuer trustee in respect of the housing loans.


CERTAIN HOUSING LOANS MAY NOT            o    The servicer will make certain representations and warranties to the issuer
HAVE THE CHARACTERISTICS AS SET               trustee, to each noteholder and to the security trustee in relation to the
OUT IN THE REPRESENTATIONS AND                housing loans to be assigned to the issuer trustee, as at the cut-off date
WARRANTIES MADE BY THE SERVICER               and the purchase date for those housing loans. The issuer trustee has not investigated or made any enquiries regarding the accuracy of the representations and warranties.


                                         o    No independent investigation of whether each and every housing loan offered for sale at the closing date or any other date complies with the eligibility requirements set forth in "Description of the Assets of the
                                              Trust -- Representations, Warranties and Eligibility Criteria" has been conducted.


ASSETS OF THE TRUST WILL NOT BE          o    The trust manager, not the issuer trustee, takes responsibility for this
AVAILABLE TO COVER ANY LOSSES                 prospectus. As a result, in the event that a person suffers loss due to any
SUFFERED BY YOU FOR ANY MISLEADING            information contained in this prospectus that is inaccurate or misleading,
STATEMENT OR OMISSION OF A                    or omitting a material matter or thing, that person will not have recourse
MATERIAL MATTER IN THIS PROSPECTUS            to the assets of the trust.

                                CAPITALIZED TERMS

     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page [*].

                            U.S. DOLLAR PRESENTATION

     In this prospectus, references to "U.S. dollars", "United States dollars" and "US$" are references to U.S. currency, references to "Australian dollars" and "A$" are references to Australian currency and references to "Euros" and "(Euros)" are references to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC Treaty. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$[*] = A$1.00, the exchange rate as displayed on the Bloomberg Service under AUD currency HP on [*]. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

                      THE ISSUER TRUSTEE, THE TRUST MANAGER
                                AND THE SERVICER

THE ISSUER TRUSTEE

     The issuer trustee was incorporated on October 21, 1884 as The Australian Executors and Trustees Association Limited under the Companies Statute 1864 of Victoria as a public company. The name was changed to Perpetual Trustees Victoria Limited on June 30, 1989 and it now operates as a limited liability company under the Corporations Act 2001 of Australia. The Australian Business Number of Perpetual Trustees Victoria Limited is 47 004 027 258 and its registered office is Level 4, 333 Collins Street, Melbourne, Victoria, Australia.

     Perpetual Trustees Victoria Limited has [4,500,000] shares on issue with a paid amount of A$0.50 each and an amount due and payable of A$0.50 each. The shares are held by Perpetual Trustees Australia Limited.

     The principal activities of Perpetual Trustees Victoria Limited are the provision of trustee and other commercial services. Perpetual Trustees Victoria Limited is an authorized trustee corporation and holds a securities dealers license under the Corporations Act 2001 of Australia.

     Perpetual Trustees Victoria Limited and its related companies provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. Perpetual Trustees Victoria Limited and its related companies are leading trustee companies in Australia with in excess of A$100 billion under administration.


DIRECTORS

     The directors of the issuer trustee are as follows:


NAME                                     BUSINESS ADDRESS                       PRINCIPAL ACTIVITIES
-------------------------------------    ------------------------------------   ---------------------------
[Phillip Vernon......................    Level 7, 39 Hunter Street              Director
                                         Sydney, NSW, Australia

Michael Stefanovski..................    Level 7, 39 Hunter Street              Director
                                         Sydney, NSW, Australia

Gai McGrath..........................    Level 7, 39 Hunter Street              Director
                                         Sydney, NSW, Australia

Rohan Mead...........................    Level 7, 39 Hunter Street              Director]
                                         Sydney, NSW, Australia



THE TRUST MANAGER

     Interstar Securitisation Management Pty Limited was incorporated on April 26, 2002, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia. The registered office of Interstar Securitisation Management Pty Limited is Level 28, 367 Collins Street, Melbourne, Australia and the telephone and facsimile numbers for its registered office are (613) 9612 1111 and (613) 9621 2368 respectively.

     Interstar Securitisation Management Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Arcturus Management Pty Limited (ABN 41 054 485 415), which is ultimately beneficially owned and controlled by Vernon Spencer, an Australian individual, and his immediate family.

DIRECTORS

     The directors of Interstar Securitisation Management Pty Limited are Vernon Spencer and Sam Kyriacou. Please refer to their descriptions below.

THE SERVICER

     Interstar Securities (Australia) Pty Limited was incorporated on April 29, 1999, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia. The registered office of Interstar Securities (Australia) Pty Limited is Level 28, 367 Collins Street, Melbourne, Australia and the telephone and facsimile numbers for its registered office are
(613) 9612 1111 and (613) 9621 2368 respectively.

     Interstar Securities (Australia) Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Arcturus Management Pty Limited (ABN 41 054 485 415), which currently is ultimately beneficially owned and controlled by Vernon Spencer, an Australian individual, and his immediate family.

     Interstar Securities (Australia) Pty Limited was incorporated as a result of the corporate reconstruction of Interstar Securities Pty Limited (ABN 32 054 485 380), incorporated in 1992, and its parent, Stargate Corporation Pty Limited (ACN 004 851 110), incorporated in 1970, which took place during 1999. All of these entities are ultimately owned and controlled by Vernon Spencer, an Australian individual, and his immediate family.

     Interstar Securities (Australia) Pty Limited is a wholly Australian owned, privately held investment management firm which specializes in the structuring and ongoing management of residential mortgage loan portfolios and mortgage-backed securities. The Stargate Corporation group has been actively involved in the mortgage loan origination and management business for the past 27 years.

     The operations of Interstar Securities (Australia) Pty Limited are directed by an experienced senior management team, comprising full-time directors and divisional heads of loan origination, loan processing and compliance, customer service, investment and credit management and information technology. This team is supported by 120 administrative, marketing, and technical staff.

     Since December 1989 and prior to this issue, Interstar Securities Pty Limited and Interstar Securities (Australia) Pty Limited have issued approximately [A$10 billion] of rated mortgage-backed securities.

     As at [December 31, 2002,] Interstar Securities (Australia) Pty Limited managed a housing loan portfolio of approximately A$[8.25] billion.

     The trust manager is a wholly owned direct subsidiary of the servicer. The servicer is a wholly owned direct subsidiary of Interstar Securities Holdings Pty Limited (INTERSTAR HOLDINGS). All shares in Interstar Holdings are owned by Arcturus Management Pty Limited as trustee of the Arcturus Trust (in that capacity AMPL).

     AMPL entered into a call option arrangement with ZCM Australia Asset Holdings (Bermuda) Limited (ZCM). Under the call option, ZCM (or any other person to whom ZCM directs AMPL to transfer the shares) has the option to acquire all of the shares in Interstar Holdings on not less than 35 business days notice at any time up to and including June 30, 2005. The exercise price for the call option will be determined by reference to the value of the assets of any funding enterprises (including companies and trusts) which hold financial assets and which entity or assets are owned, controlled, serviced or managed by the Interstar Holdings group. In addition to the exercise price, certain incentive payments may be payable by ZCM to AMPL, provided that the value of the assets of the relevant funding enterprises reaches certain agreed targets.

     AMPL has borrowed, or is entitled to borrow, certain amounts from Zurich Capital Markets Australia Structured Finance Pty Limited (ZCMA), an affiliate of ZCM. ZCM may direct AMPL to apply the proceeds from the exercise of the call option first towards the payment of loan principal, interest and other related amounts which AMPL owes to ZCMA on the date the call option is exercised. If ZCM exercises the call option, the trust manager and the servicer will become wholly owned, indirect subsidiaries of the transferee of the shares of Interstar Holdings.

     ZCM is a limited liability company incorporated in Australia with its principal place of business at Level 47, 2 Park Street, Sydney, New South Wales 2000. It is a wholly owned indirect subsidiary of Zurich Financial Services
(ZFS). ZFS is the parent company of the Zurich Financial Services Group (the GROUP). The Group provides customer solutions in the areas of financial protection (non-life insurance and structured solutions) and asset gathering (life insurance and asset management). The Group focuses its activities in North America, the United Kingdom and continental Europe. ZFS, founded in 1872, is a limited liability corporation headquartered in Zurich, Switzerland. The Group has offices in more than 60 countries and employs approximately 70,000 people.

     [The trust manager expects that the call option will be exercised according to its terms. However, it has not received any such confirmation from ZCM or any other member of the Group and there can be no assurance that the call option will be exercised. Neither the trust manager nor the servicer is a party to the call option, the documents prepared in connection with the call option or the loan from ZCMA to AMPL.]

DIRECTORS

     The directors of Interstar Securities (Australia) Pty Limited are as follows:

VERNON SPENCER has been Executive Chairman and Managing Director of Interstar Securities Pty Limited and Interstar Securities (Australia) Pty Limited since their inception, and retired from the latter role on July 1, 1999. He is a Fellow of The Institute of Chartered Accountants in Australia, a member of The Securities Institute of Australia, a Fellow of the Mortgage Industry Association of Australia, and a former Member of The Stock Exchange of Melbourne Limited. He is also Immediate Past Chairman of the Board of Directors of SOCIETAS -- The International Institute for Real Estate Finance, headquartered in Washington, D.C., USA, and has served on the International Committee of the Mortgage Bankers Association of America. He was a co-founder of the Mortgage Industry Association of Australia, its National President from 1986 until 1988, and its Victorian State President from 1984 until 1998. He was awarded Life Membership of the Association in 1998. He has been actively involved with all aspects of the mortgage industry for the past 30 years, and is presently responsible for the strategic direction of the Interstar Securities Group.

SAM KYRIACOU has been a Director and the Chief Financial Officer of Interstar Securities (Australia) Pty Limited since its inception, and was appointed Managing Director and Chief Executive Officer on July 1, 1999. He holds a Bachelor of Commerce degree from Melbourne University and is an Associate of the Institute of Chartered Accountants in Australia. He is responsible for all aspects of the operations of Interstar Securities (Australia) Pty Limited, including wholesale mortgage loan origination, loan product development and wholesale funding programs.

BASIL CARIDAKIS has been a Director of Interstar Securities (Australia) Pty Limited since its inception and is responsible for retail loan origination and marketing. He has been involved with mortgage lending and financial services for the past 25 years and is an Associate of the Mortgage Industry Association of Australia. He has been responsible for marketing and origination of mortgage loan products, liaison with loan originators and retailers and direct contact with borrowers for Interstar Securities Pty Limited since 1992 and for Interstar Securities (Australia) Pty Limited since its inception.

ANDREW MOBILIA has been a Director of Interstar Securities (Australia) Pty Limited since its inception and is responsible for lending and loan administration. He has been involved with all aspects of secured lending, administration and credit control for the past 25 years and is an Associate of the Mortgage Industry Association of Australia. He has been responsible for all aspects of managed asset compliance, loan review and underwriting and arrears management for Interstar Securities Pty Limited since 1992 and for Interstar Securities (Australia) Pty Limited since its inception.

BRUCE BAKER has been a Director of Interstar Securities (Australia) Pty Limited since January 2001 and is responsible for all business development activities. He has been involved with lending and mortgage insurance for the past 21 years and is an Associate of the Mortgage Industry Association of Australia. He has been National Underwriting and Business Development manager of Interstar Securities Pty Ltd since 1994 and for Interstar Securities (Australia) Pty Limited since its inception.

     Interstar Securities (Australia) Pty Limited is currently ranked as a "Strong" residential loan servicer in Australia by S&P, and has been approved by S&P as a "Global Select Servicer" for structured finance transactions.

THE SELLER

INTERSTAR SECURITIES (AUSTRALIA) PTY LIMITED

     Interstar Securities (Australia) Pty Limited is the residual income unitholder of the Interstar Millennium Warehouse B Trust, the Interstar Millennium Warehouse N Trust and the Interstar Millennium Warehouse R Trust, each of which is a trust within the Interstar Millennium Trusts securitization program. Perpetual Trustees Victoria Limited is the trustee of each of these trusts. In each of these capacities, Perpetual Trustees Victoria Limited borrows money from Macquarie Bank Limited, National Australia Bank Limited or Barclays Bank PLC (as the case may be) to enable it to fund the acquisition of housing loans.

THE BACKUP SERVICERS

ZURICH CAPITAL MARKETS ASIA LIMITED

     Zurich Capital Markets Asia Limited (ZCMAL) is a limited liability company incorporated in Australia with its principal place of business at Level 47, 2 Park Street, Sydney NSW 2000. It is a wholly owned indirect subsidiary of ZFS. ZCMAL manages operations throughout the Asian region to develop capital markets and banking operations for Zurich Capital Markets, a subsidiary of ZFS.

KPMG CORPORATE FINANCE (AUST) PTY LIMITED

     KPMG Corporate Finance (Aust) Pty Limited is part of a global network of professional advisory firms that have offices in 750 cities in 152 countries. Its services include assurance, financial advisory services, tax and legal. KPMG Corporate Finance (Aust) Pty Limited is contracted to be the backup servicer for Interstar Securities (Australia) Pty Limited.

                            DESCRIPTION OF THE TRUST

               INTERSTAR MILLENNIUM TRUSTS SECURITIZATION PROGRAM

     The Interstar Millennium Trusts securitization program was established pursuant to a master trust deed for the purpose of enabling Perpetual Trustees Victoria Limited, as trustee of each trust established pursuant to the Interstar Millennium Trusts securitization program, to invest in pools of housing loans originated from time to time by the servicer. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time. It does not actually establish any trusts. The Interstar Millennium Series 2003-3G Trust is a separate and distinct trust from any other trust established under the master trust deed. The assets of the Interstar Millennium Series 2003-3G Trust are not available to meet the liabilities of any other trust and the assets of any other trust are not available to meet the liabilities of the Interstar Millennium Series 2003-3G Trust.

INTERSTAR MILLENNIUM SERIES 2003-3G TRUST

     The detailed terms of the Interstar Millennium Series 2003-3G Trust will be as set out in the master trust deed and the series notice. To establish the trust, Interstar Securities (Australia) Pty Limited, the trust manager and the issuer trustee will execute a notice of creation of trust.

     The series notice, which supplements the general framework under the master trust deed with respect to the trust, does, among other things, the following:

     o   specifies the details of the notes;

     o   establishes the cash flow allocation;

     o sets out the various representations and undertakings of the parties specific to the housing loans, which supplement those in the master trust deed; and

     o amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes.

                     DESCRIPTION OF THE ASSETS OF THE TRUST

ASSETS OF THE TRUST

     The assets of the trust will include the following:

     o the pool of housing loans, including all of the issuer trustee's interest in and title to:

         o principal payments paid or payable on the housing loans at any time from and after the applicable cut-off date; and

         o interest payments paid or payable on the housing loans after the closing date;

     o   rights under the:

         o mortgage insurance policies issued by, or transferred to, PMI Indemnity Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd and the Commonwealth of Australia;

         o   the title insurance policies; and

         o the individual property insurance policies covering the mortgaged properties relating to the housing loans;

     o amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and

     o the issuer trustee's rights under the transaction documents, and its rights under any fixed-floating rate swap and the currency swaps.

THE HOUSING LOANS

     The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans have been originated in the name of Perpetual Trustees Victoria Limited directly by Interstar Securities (Australia) Pty Limited through an Australia-wide network of mortgage brokers, accounting firms, legal firms, financial and investment advisors and other sources referred to Interstar Securities (Australia) Pty Limited in the ordinary course of its business under the Interstar Millennium Trusts securitization program. On the closing date, Perpetual Trustees Victoria Limited will cease to hold the pool of housing loans for the various warehouse trusts and will instead hold them for the trust. Each housing loan was funded by Perpetual Trustees Victoria Limited in its capacity as trustee of a warehouse trust of which the seller is the beneficiary, and so Perpetual Trustees Victoria Limited is the legal owner of all relevant housing loans. Each housing loan will be one of the types of products described in "Interstar Residential Loan Program -- General Features of the Housing Loans". The housing loans bear either a fixed rate of interest or a variable rate of interest, or a combination of both. Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property. The mortgaged properties consist of owner-occupied properties and non-owner occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

ACQUISITION OF HOUSING LOANS AFTER THE CLOSING DATE

THE PRE-FUNDING PERIOD

     If on the closing date the total aggregate purchase price for the housing loans is less than the amount received in Australian dollars by the issuer trustee from the proceeds of the issue of the notes, the issuer trustee will retain the difference between the two amounts, to the extent it is not invested in Liquid Authorized Investments, in an account designated as the PREFUNDING ACCOUNT. Before amounts on deposit in the Prefunding Account are invested in acquiring or originating additional housing loans as described below they will be invested in Liquid Authorized Investments. The balance of the Prefunding Account must not at any time exceed 25% of the sum of the Class A2 A$ Equivalent of US$[500,000,000] and the Class B1 A$ Equivalent of US$[28,000,000], or 25% of the sum of the Class A2 A$ Equivalent of the initial outstanding Principal Amount of the Class A2 notes and the Class B1 A$ Equivalent of the initial outstanding Principal Amount of the Class B1 notes. At any time during the period up to but excluding the first payment date after the closing date the issuer trustee will apply the money on deposit in the Prefunding Account to:

     o   acquire additional housing loans from the sellers; or

     o originate additional housing loans in the ordinary course of Interstar Securities (Australia) Pty Limited's business, provided that any additional housing loan acquired or originated must:

         o   comply with the eligibility criteria; and

         o not result in a downgrade or withdrawal of the rating of any notes by any rating agency.

     On the first payment date after the closing date, the balance of the Prefunding Account that has not been used to acquire or originate additional housing loans as described above will be applied as Mortgage Principal Repayments as described in the section headed "Description of the Notes -- Principal Distributions".

TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

     On the closing date, the housing loans purchased by the trust will be specified in the sale notice from the seller, in its capacity as seller of the housing loans, to the issuer trustee.

     The seller will equitably assign its beneficial interest in the housing loans, the mortgages securing those housing loans and the mortgage insurance policies, title insurance policies and insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. Both before and after the assignment, Perpetual Trustees Victoria Limited will hold legal title to the housing loans and the ancillary rights specified in the sale notice. Before the assignment, Perpetual Trustees Victoria Limited will hold each of the housing loans and ancillary rights in its capacity as trustee of a warehouse trust. After the assignment, it will hold the housing loans and ancillary rights in its capacity as trustee of the Interstar Millennium Series 2003-3G Trust.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

     Interstar Securities (Australia) Pty Limited, as the servicer, will make various representations and warranties to the issuer trustee, each noteholder and the security trustee as of the closing date with respect to the housing loans being equitably assigned to the issuer trustee, including that:

     o it has not done, or omitted to do, anything which would prevent each housing loan from being valid, binding and enforceable against the relevant borrower in all material respects except to the extent that it is affected by laws relating to creditors rights generally, or doctrines of equity;

     o it has not done, or omitted to do, anything which would prevent the relevant borrower from being the sole legal owner of the mortgaged property and registered as the sole proprietor of the mortgaged property;

     o each housing loan is the subject of a valid, binding and enforceable mortgage insurance policy from PMI Indemnity Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Mortgage Insurance Ltd or the Commonwealth of Australia for its scheduled term;

     o the officers of the servicer who have responsibility for the transactions contemplated by the transaction documents do not have actual notice that any mortgage insurer under any mortgage insurance policy or any title insurer under any title insurance policy in relation to a housing loan is insolvent or will be unable to pay a valid claim;

     o there has been no fraud, dishonesty, material misrepresentation or negligence on the part of the servicer in connection with the selection and offer to the issuer trustee of any of the housing loans;

     o as at the applicable cut-off date, none of the housing loans were satisfied, cancelled, discharged or rescinded and the mortgaged property relating to each housing loan had not been released from the relevant mortgage;

     o the housing loans are assignable and all consents required in relation to the assignment of the housing loans and ancillary rights have been obtained;

     o between the applicable cut-off date and the closing date the servicer dealt with the housing loans in the ordinary course of its business;

     o as of the applicable cut-off date, each housing loan satisfies the following eligibility criteria:

          o it is denominated and payable only in Australian dollars in Australia;

          o    the interest rate applicable to the housing loan is either:

                    o a variable rate based upon any determinant as may be considered appropriate by the servicer in its absolute discretion;

                    o    a fixed rate provided that:

                         o the fixed rate does not apply for a continuous period exceeding five years from:

                               o the settlement date of the housing loan, where the housing loan bears a fixed rate of interest from the date it is settled; or

                               o the date on which the housing loan starts to bear a fixed rate of interest, where that housing loan either:

                                    o   bears a floating rate of interest and
                                        is converting to a fixed rate of
                                        interest; or

                                    o   bears a fixed rate of interest which is
                                        scheduled to convert to a floating rate
                                        of interest but -- with the approval of
                                        the relevant mortgage insurer -- the
                                        borrower elects to pay a new fixed rate
                                        of interest; and

                    o the fixed rate cash flows are swapped to a floating rate pursuant to a fixed-floating rate swap and the floating rate payable by the fixed-floating rate swap provider is set on the same dates as the interest rate is set on the notes; or

               o a combination of the variable rate and the fixed rate described above;

          o    all security documents have been:

               o prepared by law firms or title insurers appointed by and acting for the seller and the servicer; and

               o prepared in accordance with applicable Consumer Credit Legislation;

     o with respect to housing loans acquired by the issuer trustee and included in the housing loan pool:

          o at least 90% of the aggregate mortgaged property of all housing loans held by the issuer trustee will be located in metropolitan areas of the capital cities and major regional centers of Australia; and

          o not more than 15% of the aggregate amount outstanding under the housing loans will comprise individual housing loans each with an amount outstanding exceeding A$500,000 and secured by a mortgage over a single property;

     o the seller is the beneficial owner of the housing loan and mortgage at the time of the equitable assignment;

     o the issuer trustee will be the beneficial owner of the housing loan and mortgage after that assignment, free of any encumbrances;

     o   the housing loan and mortgage are valid and enforceable;

     o all applicable stamp duties have been paid on the mortgage securing the housing loan;

     o the housing loan and mortgage securing the housing loan will form part of the assets of the trust;

     o the whole of the right, title and interest of the mortgagee under the mortgage securing the housing loan will be acquired by the issuer trustee;

     o the housing loan has been serviced and managed in accordance with the requirements of the servicer's policy and procedures manual;

     o the mortgage insurance policy and any title insurance policy in relation to the housing loan and the mortgage securing the housing loan does not restrict the assignment to the issuer trustee;

     o the housing loan is not in arrears over 30 days at the applicable cut-off date;

     o the housing loan is subject to monthly, fortnightly or weekly payments which fully amortize the housing loan over its term;

     o the loan agreement and the mortgage securing the housing loan comply in all material respects with all applicable laws, including any Consumer Credit Legislation;

     o the loan agreement and the mortgage securing the housing loan are assignable by the seller in equity without prior consent being required from, or notice of the assignment needing to be given to, the mortgagor, the borrower or any other person;

     o the loan agreement and the mortgage securing the housing loan have been duly authorized and are in full force and effect and constitute legal, valid and binding obligations of the relevant borrower and mortgagor enforceable against that borrower and mortgagor in accordance with their terms and are not subject to any dispute, offset or counterclaim;

     o the housing loan is covered by a valid, binding and enforceable mortgage insurance policy;

     o the housing loan has a borrower -- and where the trust manager so requires, a guarantor -- that is a natural person or a corporation;

     o the housing loan was approved and originated by the servicer in the ordinary course of its business;

     o the borrower is required to repay the housing loan by no later than September 2033;

     o the housing loan does not require, nor does the relevant loan agreement require, the issuer trustee to provide any redraws or other advances once the initial funding has been provided under the relevant loan agreement; and

     o the housing loan is secured by a mortgage that constitutes a first ranking mortgage over freehold land or Crown leasehold land in Australia which is or will be registered under the relevant law relating to the registration, priority or effectiveness of any mortgage over land in an Australian jurisdiction and satisfies the following criteria:

     o the amount secured or to be secured by the mortgage does not exceed A$1,500,000;

     o    in respect of a mortgage:

               o    to secure a housing loan for a principal amount:

                    o not exceeding A$300,000-- the loan-to-value ratio in respect of that housing loan does not exceed 95%; and

                    o exceeding A$300,000 but not exceeding A$500,000-- the loan-to-value ratio in respect of that housing loan does not exceed 90%; and

                    o exceeding A$500,000 but not exceeding A$1,000,000 - the mortgaged property must constitute a single property within the metropolitan areas of Sydney, Melbourne, Brisbane, Adelaide or Perth and the loan-to-value ratio in respect of that housing loan does not exceed 80%; and

                    o exceeding A$1,000,000 but not exceeding A$1,250,000 - the mortgaged property must constitute a single property within the metropolitan areas of Melbourne or Sydney and the loan-to-value-ratio in respect of that housing loan does not exceed 75%; and

                    o exceeding A$1,250,000 -- the mortgaged property must constitute a single property within the metropolitan areas of Melbourne or Sydney and the loan-to-value-ratio in respect of that housing loan does not exceed 65%;

     o the housing loan is secured by a mortgage over a property which has erected on it a residential dwelling which dwelling is covered by fire and general insurance by an insurer approved by the trust manager; and

     o the mortgaged property is valued by a valuer approved by the servicer unless:

          o   the loan-to-value ratio does not exceed 80%;

          o   the amount outstanding under the housing loan does not exceed:

               o A$250,000 when secured over a single property within the metropolitan area of Sydney;

               o A$200,000 when secured over a single property within any other city and metropolitan areas of Australia; or

               o A$150,000 when secured over a single property within any other areas of Australia.

     The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer involved in the administration of the trust has actual notice to the contrary.

BREACH OF REPRESENTATIONS AND WARRANTIES

     If the seller, the servicer or the issuer trustee becomes aware that a representation or warranty relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies within 10 business days of becoming aware. If the breach is not waived or remedied to the satisfaction of the issuer trustee within five business days of the notice or such longer time as the issuer trustee permits then, without any action being required by either party, the seller shall be obligated to repurchase the affected housing loan for an amount equal to its Unpaid Balance. There can be no assurance that the seller will have sufficient funds to repurchase such housing loans in such event.

     Upon payment of the Unpaid Balance, Perpetual Trustees Victoria Limited will continue to hold a legal interest in the affected housing loan and mortgage and the seller shall hold the beneficial interest in such housing loan and mortgage and be entitled to all interest and fees that are paid in respect of them from, and including, the date of repurchase.

OTHER FEATURES OF THE HOUSING LOANS

     The housing loans have the following features.

     o Interest is calculated daily and charged monthly in arrears.

     o Payments can be on a monthly, bi-weekly or weekly basis. Payments from borrowers are made by electronic funds transfer directly from each borrower's bank account to a trust drawings account at National Australia Bank Limited.

     o They are governed by the laws of the Commonwealth of Australia and one of the following Australian States or Territories:

          o   New South Wales;

          o   Victoria;

          o   Western Australia;

          o   Queensland;

          o   South Australia;

          o   Northern Territory; or

          o   the Australian Capital Territory.

DETAILS OF THE HOUSING LOAN POOL

     The information in the following tables set out various details relating to the housing loans to be sold to the trust on the closing date. The information is provided as of the close of business on [*]. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

     Note that these details may not reflect the housing loan pool as of the closing date because the seller may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The seller may do this if, for example, the loans originally selected are repaid early.

     The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table on page [*], unless a revised prospectus is delivered to prospective investors.

                            HOUSING LOAN INFORMATION

                        ANALYSIS OF THE HOUSING LOAN POOL

Total pool size.................................................................          A$999,941,878
Total number of loans...........................................................                  5,342
Average loan size...............................................................           A$187,184.93
Maximum loan size...............................................................         A$1,048,884.49
Total property value (current)..................................................        A$1,787,260,590
Weighted Average current LVR....................................................                 72.36%
% of pool with loans (greater than) 80% LVR.....................................                 36.48%
Weighted Average Term to Maturity (months)......................................                 342.05
Weighted Average Seasoning (months).............................................                   2.06
Maximum Remaining Term to Maturity (months).....................................                    353
% of pool with loans (greater than) $300,000 (by number)........................                 16.85%
% of pool with loans (greater than) $300,000 (by loan amount)...................                 35.82%
% of pool in arrears (by loan amount):
1-30 days.......................................................................                  1.20%
31-60 days......................................................................                  0.00%
61+ days........................................................................                  0.00%
     Total......................................................................                  1.20%


                           HOUSING LOANS BY OCCUPANCY

                                                 % of                              % of         Average        Wgt Avg
                                 Number of   Total No. of     Dollar Amount      Total A$       Balance        Current
                                   Loans         Loans             A$             Amount           A$           LVR %
                                 ---------   ------------     -------------      ---------      -------        -------
Owner Occupied - House.....        2,834         53.05%       466,470,864          46.65%       164,598         68.97%
Owner Occupied - Unit......          376          7.04%        67,361,282           6.74%       179,152         73.80%
Investment - House.........        1,406         26.32%       309,132,874          30.92%       219,867         75.00%
Investment - Unit..........          726         13.59%       156,976,859          15.70%       216,222         76.58%
                                   -----        -------       -----------        --------       -------         ------
     Total.................        5,342        100.00%       999,941,878         100.01%       187,185         72.36%
                                   -----        -------       -----------         -------       -------         ------

                   HOUSING LOANS BY LVR (LOAN-TO-VALUE RATIO)

                                                        % OF                         % OF                    WGT AVG
                                        NUMBER OF    TOTAL NO.    DOLLAR AMOUNT    TOTAL A$     AVERAGE      CURRENT
                                          LOANS       OF LOANS          A$          AMOUNT    BALANCE A$      LVR %
                                        ---------    ---------    --------------   --------   ----------     -------
(Less than or equal to) 20%......          182           3.41%     8,434,781         0.84%      46,345       14.79%
(Greater than) 20% and
(Less than or equal to) 25%......           80           1.50%     6,053,872         0.61%      75,673       22.89%
(Greater than) 25% and
(Less than or equal to) 30%......           91           1.70%     8,623,280         0.86%      94,761       27.45%
(Greater than) 30% and
(Less than or equal to) 35%......          126           2.36%    12,992,973         1.30%     103,119       32.52%
(Greater than) 35% and
(Less than or equal to) 40%......          148           2.77%    14,396,294         1.44%      97,272       37.64%
(Greater than) 40% and
(Less than or equal to) 45%......          154           2.88%    20,641,857         2.06%     134,038       42.54%
(Greater than) 45% and
(Less than or equal to) 50%......          173           3.24%    25,219,820         2.52%     145,779       47.55%
(Greater than) 50% and
(Less than or equal to) 55%......          244           4.57%    39,950,334         4.00%     163,731       52.46%
(Greater than) 55% and
(Less than or equal to) 60%......          215           4.02%    38,174,776         3.82%     177,557       57.73%
(Greater than) 60% and
(Less than or equal to) 65%......          387           7.24%    69,958,870         7.00%     180,772       62.65%
(Greater than) 65% and
(Less than or equal to) 70%......          336           6.29%    66,999,172         6.70%     199,402       67.37%
(Greater than) 70% and
(Less than or equal to) 75%......          445           8.33%    89,115,237         8.91%     200,259       72.94%
(Greater than) 75% and
(Less than or equal to) 80%......        1,092          20.45%   234,602,444        23.47%     214,837       78.48%
(Greater than) 80% and
(Less than or equal to) 85%......          935          17.50%   210,790,021        21.09%     225,444       80.53%
(Greater than) 85% and
(Less than or equal to) 90%......          734          13.74%   153,988,147        15.40%     209,793       89.15%
(Greater than) 90% and
(Less than or equal to) 95%......            0           0.00%             0         0.00%           0!       0.00%
(Greater than) 95%...............            0           0.00%             0         0.00%           0        0.00%
                                         -----         ------    -----------       ------      -------       -----
         Total...................        5,342         100.00%   999,941,878       100.02%     187,185       72.36%
                                         =====         ======    ===========       ======      =======       =====



                         HOUSING LOANS BY PRODUCT TYPES

                                                                                                    AVERAGE       WGT AVG
                                            NUMBER OF   % OF TOTAL   DOLLAR AMOUNT    % OF TOTAL    BALANCE       CURRENT
                                              LOANS    NO. OF LOANS        A$         A$ AMOUNT        A$          LVR %
                                            ---------  ------------  -------------   -----------   ---------     ---------
Variable - Principal & Interest........       2,671       50.00%      498,159,693        49.82%     186,507        72.28%
Variable - Interest Only...............       2,169       40.60%      463,968,407        46.40%     213,909        72.96%
Variable - Line of Credit..............         502        9.40%       37,813,778         3.78%      75,326        66.07%
Fixed..................................           0        0.00%                0         0.00%           0         0.00%
                                             ------      -------    -------------      --------    --------        ------
     Total.............................       5,342      100.00%      999,941,878       100.00%     187,185        72.36%
                                              =====      =======      ===========       =======     =======        ======

                   HOUSING LOANS BY GEOGRAPHICAL DISTRIBUTION

                                                     % OF TOTAL                      % OF         AVERAGE       WGT AVG
                                       NUMBER OF       NO. OF     DOLLAR AMOUNT    TOTAL A$       BALANCE       CURRENT
                                         LOANS         LOANS           A$           AMOUNT          A$           LVR %
                                       ---------     ----------   -------------    --------       --------      --------
NSW (Metro).......................        1,624        30.40%     402,733,905       40.28%        247,989         71.41%
NSW (Regional)....................          371         6.94%      63,848,625        6.39%        172,099         71.57%
NSW (Country).....................          141         2.64%      24,160,019        2.42%        171,348         73.42%
ACT (Metro).......................           64         1.20%      10,469,233        1.05%        163,582         73.55%
ACT (Regional)....................            0         0.00%               0        0.00%              0          0.00%
ACT (Country).....................            0         0.00%               0        0.00%              0          0.00%
VIC (Metro).......................          886        16.59%     171,078,360       17.11%        193,091         71.43%
VIC (Regional)....................           40         0.75%       4,886,913        0.49%        122,173         71.88%
VIC (Country).....................          277         5.19%      45,302,934        4.53%        163,548         73.79%
QLD (Metro).......................          416         7.79%      67,255,157        6.73%        161,671         76.10%
QLD (Regional)....................          527         9.87%      91,297,516        9.13%        173,240         73.61%
QLD (Country).....................           37         0.69%       4,579,394        0.46%        123,767         75.59%
SA (Metro)........................          721        13.50%      83,614,876        8.36%        115,971         73.01%
SA (Regional).....................            0         0.00%               0        0.00%              0          0.00%
SA (Country)......................           73         1.37%       7,438,905        0.74%        101,903         76.39%
WA (Metro)........................            4         0.07%         889,549        0.09%        222,387         77.09%
WA (Regional).....................            0         0.00%               0        0.00%              0          0.00%
WA (Country)......................          154         2.88%      21,691,852        2.17%        140,856         73.73%
TAS (Metro).......................            0         0.00%               0        0.00%              0          0.00%
TAS (Regional)....................            0         0.00%               0        0.00%              0          0.00%
TAS (Country).....................            0         0.00%               0        0.00%              0          0.00%
NT (Metro)........................            3         0.06%         429,768        0.04%        143,256         79.54%
NT (Regional).....................            0         0.00%               0        0.00%                         0.00%
NT (Country)......................            4         0.07%         264,873        0.03%         66,218         52.92%
                                          -----       -------     -----------      -------        -------         ------
     Total........................        5,342       100.01%     999,941,879      100.02%        187,185         72.36%
                                          =====       =======     ===========      =======        =======         ======

                           HOUSING LOANS BY LOAN SIZE

                                                       % OF          DOLLAR          % OF        AVERAGE       WGT AVG
                                      NUMBER OF      TOTAL NO.       AMOUNT         TOTAL A$     BALANCE       CURRENT
                                        LOANS        OF LOANS           A$           AMOUNT         A$           LVR %
                                      ---------      ---------     -----------     ----------   ---------     ---------
(Less than or equal to) 100,000...       1,377         25.78%       72,655,519        7.27%        52,764        57.30%
(Greater than) 100,000 and
(Less than or equal to) 150,000...         935         17.50%      117,983,522       11.80%       126,186        68.48%
(Greater than) 150,000 and
(Less than or equal to) 200,000...       1,016         19.02%      179,092,148       17.91%       176,272        71.53%
(Greater than) 200,000 and
(Less than or equal to) 250,000...         653         12.22%      145,802,106       14.58%       223,280        74.48%
(Greater than) 250,000 and
(Less than or equal to) 300,000...         461          8.63%      126,219,584       12.62%       273,795        75.09%
(Greater than) 300,000 and
(Less than or equal to) 350,000...         343          6.42%      110,461,646       11.05%       322,046        76.09%
(Greater than) 350,000 and
(Less than or equal to) 400,000...         210          3.93%       78,056,293        7.81%       371,697        77.13%
(Greater than) 400,000 and
(Less than or equal to) 500,000...         246          4.61%      109,730,163       10.97%       446,058        76.38%
(Greater than) 500,000 and
(Less than or equal to) 750,000...          88          1.65%       48,147,407        4.82%       547,130        71.10%
(Greater than) 750,000 and
(Less than equal to) 950,000......           9          0.17%        7,703,296        0.77%       855,922        66.29%
(Greater than) 950,000............           4          0.07%        4,090,194        0.41%             0         0.00%
                                         -----       --------    -------------     --------       -------       -------
     Total .......................       5,342        100.00%      999,941,878      100.01%       187,185        72.36%
                                         =====        =======      ===========      =======       =======        ======



        HOUSING LOANS BY POSTCODE CONCENTRATION -- TOP 10 BY LOAN AMOUNT

                                                                 % OF        DOLLAR       % OF       AVERAGE       WGT AVG
                                       POST-      NUMBER OF    TOTAL NO.     AMOUNT     TOTAL A$     BALANCE       CURRENT
                                       CODE         LOANS      OF LOANS        A$        AMOUNT         A$          LVR %
                                       -----      ---------    ---------     -------    --------     -------       -------
Liverpool South...................     2170           49          0.92%    12,029,617     1.20%      245,502        75.37%
St Johns Park.....................     2176           34          0.64%     8,275,517     0.83%      243,398        74.10%
Strathfield.......................     2135           22          0.41%     7,600,566     0.76%      345,480        78.69%
Broadbeach........................     4218           35          0.66%     7,385,533     0.74%      211,015        71.98%
Arndell Park......................     2148           37          0.69%     7,312,759     0.73%      197,642        75.87%
Greystanes........................     2145           26          0.49%     7,246,214     0.72%      278,701        73.77%
Kerrydale.........................     4226           35          0.66%     7,244,000     0.72%      206,971        74.75%
Cabramatta........................     2166           40          0.75%     7,192,564     0.72%      179,814        75.41%
Guildford West....................     2161           27          0.51%     6,986,369     0.70%      258,754        71.87%
Chirn Park........................     4215           47          0.88%     6,934,783     0.69%      147,549        74.31%
                                                    ----          -----   ------------    -----      -------        ------
     Total........................                   352          6.59%    78,207,923     7.82%      222,182        74.68%
                                                     ===          =====    ==========     =====      =======        ======

                         HOUSING LOANS BY LOAN SEASONING


                                                        % OF         DOLLAR          % OF         AVERAGE       WGT AVG
                                      NUMBER OF       TOTAL NO.      AMOUNT        TOTAL A$       BALANCE       CURRENT
                                        LOANS         OF LOANS         A$           AMOUNT          A$           LVR %
                                      ---------       ---------     ---------      --------       -------       -------

(Less than or equal to) 3 months..       4,879          91.33%     902,851,681      90.29%        185,049         72.20%
(Greater than) 3 and
(Less than or equal to) 6 months..         365           6.83%      75,016,467       7.50%        205,525         73.60%
(Greater than) 6 and
(Less than or equal to) 12 months.          86           1.61%      19,582,068       1.96%        227,698         74.93%
(Greater than) 12 and
(Less than or equal to) 18 months.           8           0.15%       1,291,928       0.13%        161,491         65.44%
(Greater than) 18 and
(Less than or equal to) 24 months.           2           0.04%         833,271       0.08%        416,636         76.80%
(Greater than) 24 and
(Less than or equal to) 36 months.           1           0.02%         265,134       0.03%              0          0.00%
(Greater than) 36 and
(Less than or equal to) 48 months.           0           0.00%               0       0.00%              0          0.00%
(Greater than) 48 and
(Less than or equal to) 60 months.           1           0.02%         101,329       0.01%              0          0.00%
(Greater than) 60 months..........           0           0.00%               0       0.00%              0          0.00%
                                         -----        --------    ------------     -------        -------         ------
     Total........................       5,342         100.00%     999,941,878     100.00%        187,185         72.36%
                                         =====         =======     ===========     =======        =======         ======


                            HOUSING LOANS BY MATURITY

                                                        % OF         DOLLAR          % OF         AVERAGE       WGT AVG
                                      NUMBER OF       TOTAL NO.      AMOUNT        TOTAL A$       BALANCE       CURRENT
                                        LOANS         OF LOANS         A$           AMOUNT          A$           LVR %
                                      ---------       ---------     ---------      --------       -------       -------

October 15, 2022.................            0           0.00%               0        0.00%       #DIV/0!         #DIV/0!
October 15, 2023.................            1           0.02%         101,329        0.01%      101,329          81.06%
October 15, 2028.................           81           1.52%      15,477,440        1.55%      191,080          71.26%
October 15, 2030.................          718          13.44%     126,872,818       12.69%      176,703          73.71%
October 15, 2031.................        3,102          58.06%     595,693,483       59.57%      192,035          72.16%
October 15, 2032.................        1,440          26.96%     261,796,807       26.18%      181,803          72.22%
                                         -----        --------     -----------      -------      -------          ------
     Total.......................        5,342         100.00%     999,941,877      100.00%      187,185          72.36%
                                         =====         =======     ===========      =======      =======          ======

                        HOUSING LOANS BY MORTGAGE INSURER



                                                        % OF         DOLLAR          % OF          AVERAGE       WGT AVG
                                      NUMBER OF       TOTAL NO.      AMOUNT        TOTAL A$        BALANCE       CURRENT
                                        LOANS         OF LOANS         A$           AMOUNT           A$           LVR %
                                      ---------       ---------     ---------      --------        -------       -------
Commonwealth of Australia.........         0            0.00%                 0      0.00%               0         0.00%
PMI Mortgage Insurance............       496            9.28%       103,595,882     10.36%         208,863        74.56%
GE Mortgage Insurance.............     4,661           87.26%       853,687,443     85.37%         183,155        71.99%
PMI Indemnity.....................       185            3.47%        42,658,553      4.27%         230,587        74.39%
                                      ------          -------     -----------      -------         -------        ------
     Total........................     5,342          100.01%       999,941,878    100.00%         187,185        72.36%
                                       =====          =======       ===========    =======         =======        ======

                   [HOUSING LOANS BY MORTGAGE INSURER AND LVR
                           COMMONWEALTH OF AUSTRALIA]


                                                        % OF         DOLLAR          % OF          AVERAGE       WGT AVG
                                      NUMBER OF       TOTAL NO.      AMOUNT        TOTAL A$        BALANCE       CURRENT
                                        LOANS         OF LOANS         A$           AMOUNT           A$           LVR %
                                      ---------       ---------     ---------      --------        -------       -------
(Less than equal to) 20%..........         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 20% and
(Less than equal to) 25%..........         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 25% and
(Less than or equal to) 30%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 30% and
(Less than or equal to) 35%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 35% and
(Less than or equal to) 40%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 40% and
(Less than or equal to) 45%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 45% and
(Less than or equal to) 50%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 50% and
(Less than or equal to) 55%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 55% and
(Less than or equal to) 60%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 60% and
(Less than or equal to) 65%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 65% and
(Less than or equal to) 70%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 70% and
(Less than or equal to) 75%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 75% and
(Less than or equal to) 80%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 80% and
(Less than or equal to) 85%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 85% and
(Less than or equal to) 90%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 90% and
(Less than or equal to) 95%.......         0           0.00%            0           0.00%           0.00%         0.00%
(Greater than) 95%................         0           0.00%            0           0.00%           0.00%         0.00%
                                       -----          -----         -----          -----           -----          ----
     Total........................         0           0.00%            0           0.00%           0             0.00%
                                       =====          =====         =====          =====           =====          ====

                    HOUSING LOANS BY MORTGAGE INSURER AND LVR
                             PMI MORTGAGE INSURANCE



                                                        % OF         DOLLAR          % OF          AVERAGE       WGT AVG
                                      NUMBER OF       TOTAL NO.      AMOUNT        TOTAL A$        BALANCE       CURRENT
                                        LOANS         OF LOANS         A$           AMOUNT           A$           LVR %
                                      ---------       ---------     ---------      --------        -------       -------
(Less than or equal to) 20%.......        16           3.22%          478,027       0.46%          29,877        12.13%
(Greater than) 20% and
(Less than or equal to) 25%.......         5           1.01%          500,104       0.48%         100,021        23.05%
(Greater than) 25% and
(Less than or equal to) 30%.......         5           1.01%          428,824       0.41%          85,765        27.61%
(Greater than) 30% and
(Less than or equal to) 35%.......         9           1.81%          994,257       0.96%         110,473        32.90%
(Greater than) 35% and
(Less than or equal to) 40%.......        10           2.02%        1,405,130       1.36%         140,513        37.12%
(Greater than) 40% and
(Less than or equal to) 45%.......        16           3.23%        1,379,466       1.33%               0         0.00%
(Greater than) 45% and
(Less than or equal to) 50%.......        11           2.22%        2,318,612       2.24%         210,783        47.60%
(Greater than) 50% and
(Less than or equal to) 55%.......        21           4.23%        4,301,679       4.15%         204,842        52.64%
(Greater than) 55% and
(Less than or equal to) 60%.......        14           2.82%        2,087,466       2.02%         149,105        57.85%
(Greater than) 60% and
(Less than or equal to) 65%.......        33           6.65%        6,531,676       6.30%         197,930        62.63%
(Greater than) 65% and
(Less than or equal to) 70%.......        32           6.45%        5,820,710       5.62%         181,897        67.49%
(Greater than) 70% and
(Less than or equal to) 75%.......        39           7.86%        8,598,799       8.30%         220,482        72.90%
(Greater than) 75% and
(Less than or equal to) 80%.......        95          19.15%       22,786,195      22.00%         239,855        78.30%
(Greater than) 80% and
(Less than or equal to) 85%.......       100          20.16%       24,488,238      23.64%         244,882        80.70%
(Greater than) 85% and
(Less than or equal to) 90%.......        90          18.15%       21,476,699      20.74%         238,630        88.69%
(Greater than) 90% and
(Less than or equal to) 95%.......         0           0.00%                0       0.00%               0         0.00%
(Greater than) 95%................         0           0.00%                0       0.00%               0         0.00%
                                        ----          -----       -----------     ------          -------       ------
     Total........................       496          99.99%      103,595,882     100.01%         208,863        74.56%
                                        ====          =====       ===========     ======          =======       ======

                   INTERSTAR MILLENNIUM SERIES 2002-1G TRUST
                 INTERIM POOL STATUS REPORT AS AT 31 MARCH 2003

Table 10(d) -- Mortgage Loans by Mortgage Insurer & LVR (GE Mortgage Insurance)


                                                        % OF         DOLLAR          % OF          AVERAGE       WGT AVG
                                      NUMBER OF       TOTAL NO.      AMOUNT        TOTAL A$        BALANCE       CURRENT
                                        LOANS         OF LOANS         A$           AMOUNT           A$           LVR %
                                      ---------       ---------     ---------      --------        -------       -------
(Less than or equal to) 20%               161           3.45%        7,735,143       0.91%         48,044         15.03%
(Greater than) 20% and
(Less than or equal to) 25%                74           1.59%        5,393,154       0.63%         72,880         22.89%
(Greater than) 25% and
(Less than or equal to) 30%                84           1.80%        7,980,267       0.93%         95,003         27.49%
(Greater than) 30% and
(Less than or equal to) 35%               113           2.42%       11,716,425       1.37%        103,685         32.45%
(Greater than) 35% and
(Less than or equal to) 40%               137           2.94%       12,786,164       1.50%         93,330         37.67%
(Greater than) 40% and
(Less than or equal to) 45%               136           2.92%       18,882,392       2.21%        138,841         42.57%
(Greater than) 45% and
(Less than or equal to) 50%               160           3.43%       22,476,207       2.63%        140,476         47.56%
(Greater than) 50% and
(Less than or equal to) 55%               213           4.57%       34,286,700       4.02%        160,970         52.46%
(Greater than) 55% and
(Less than or equal to) 60%               198           4.25%       34,890,103       4.09%        176,213         57.72%
(Greater than) 60% and
(Less than or equal to) 65%               336           7.21%       58,351,114       6.84%        173,664         62.65%
(Greater than) 65% and
(Less than or equal to) 70%               294           6.31%       59,267,399       6.94%        201,590         67.33%
(Greater than) 70% and
(Less than or equal to) 75%               393           8.43%       76,484,101       8.96%        194,616         72.91%
(Greater than) 75% and
(Less than or equal to) 80%               950          20.38%      199,747,756      23.40%        210,261         78.49%
(Greater than) 80% and
(Less than or equal to) 85%               801          17.19%      178,029,123      20.85%        222,259         80.51%
(Greater than) 85% and
(Less than or equal to) 90%               611          13.11%      125,661,395      14.72%        205,665         89.25%
(Greater than) 90% and
(Less than or equal to) 95%                 0           0.00%                0       0.00%              0          0.00%
(Greater than) 95%                          0           0.00%                0       0.00%              0          0.00%
                                   --------------------------------------------------------------------------------------
Total                                   4,661         100.00%      853,687,443     100.00%        183,155         71.99%
                                   ======================================================================================


                   INTERSTAR MILLENNIUM SERIES 2002-1G TRUST
                 INTERIM POOL STATUS REPORT AS AT 31 MARCH 2003

Table 10(e) -- Mortgage Loans by Mortgage Insurer & LVR (PMI Indemnity)



                                                        % OF         DOLLAR          % OF          AVERAGE       WGT AVG
                                      NUMBER OF       TOTAL NO.      AMOUNT        TOTAL A$        BALANCE       CURRENT
                                        LOANS         OF LOANS         A$           AMOUNT           A$           LVR %
                                      ---------       ---------     ---------      --------        -------       -------
(Less than or equal to) 20%                 5           0.00%         221,612        0.00%            0           0.00%
(Greater than) 20% and
(Less than or equal to) 25%                 1           0.00%         160,613        0.00%            0           0.00%
(Greater than) 25% and
(Less than or equal to) 30%                 2           0.00%         214,189        0.00%            0           0.00%
(Greater than) 30% and
(Less than or equal to) 35%                 4           0.00%         282,291        0.00%            0           0.00%
(Greater than) 35% and
(Less than or equal to) 40%                 1           0.00%         205,000        0.00%            0           0.00%
(Greater than) 40% and
(Less than or equal to) 45%                 2           0.00%         380,000        0.00%            0           0.00%
(Greater than) 45% and
(Less than or equal to) 50%                 2           0.00%         425,000        0.00%            0           0.00%
(Greater than) 50% and
(Less than or equal to) 55%                10           0.00%       1,361,955        0.00%            0           0.00%
(Greater than) 55% and
(Less than or equal to) 60%                 3           0.00%       1,197,206        0.00%            0           0.00%
(Greater than) 60% and
(Less than or equal to) 65%                18           0.00%       5,076,081        0.00%            0           0.00%
(Greater than) 65% and
(Less than or equal to) 70%                10           0.00%       1,911,064        0.00%            0           0.00%
(Greater than) 70% and
(Less than or equal to) 75%                13           0.00%       4,032,336        0.00%            0           0.00%
(Greater than) 75% and
(Less than or equal to) 80%                47           0.00%      12,068,493        0.00%            0           0.00%
(Greater than) 80% and
(Less than or equal to) 85%                34           0.00%       8,272,660        0.00%            0           0.00%
(Greater than) 85% and
(Less than or equal to) 90%                33           0.00%       6,850,053        0.00%            0           0.00%
(Greater than) 90% and
(Less than or equal to) 95%                 0           0.00%               0        0.00%            0           0.00%
(Greater than) 95%                          0           0.00%               0        0.00%            0           0.00%
                                   -------------------------------------------------------------------------------------
Total                                     185           0.00%      42,658,553        0.00%            0           0.00%
                                   =====================================================================================

                 HOUSING LOANS BY INTEREST ONLY PERIOD REMAINING

                                                        % OF         DOLLAR          % OF          AVERAGE       WGT AVG
                                      NUMBER OF       TOTAL NO.      AMOUNT        TOTAL A$        BALANCE       CURRENT
                                        LOANS         OF LOANS         A$           AMOUNT           A$           LVR %
                                      ---------       ---------     ---------      --------        -------       -------
0 - 1 Year.......................          64            2.40%      13,239,527       2.64%        206,868         70.96%
1 - 2 Years......................          38            1.42%       9,398,541       1.88%        247,330         72.46%
2 - 3 Years......................          31            1.16%       6,170,987       1.23%        199,064         71.32%
3 - 4 Years......................          59            2.21%      14,448,595       2.88%        244,891         76.63%
4 - 5 Years......................       1,562           58.55%     270,789,230      54.03%        173,361         73.69%
5 - 6 Years......................           0            0.00%               0       0.00%              0          0.00%
6 - 7 Years......................           0            0.00%               0       0.00%              0          0.00%
7 - 8 Years......................           0            0.00%               0       0.00%              0          0.00%
8 - 9 Years......................          13            0.49%       5,080,773       1.01%        390,829         56.31%
9 - 10 Years.....................         901           33.77%     182,075,134      36.33%        202,081         70.79%
                                        -----          ------      -----------     ------         -------         -----
     Total.......................       2,668          100.00%     501,202,787     100.00%        187,857         72.42%
                                        =====          ======      ===========     ======         =======         =====

                           HOUSING LOANS BY LOAN TYPE


                                                        % OF         DOLLAR          % OF          AVERAGE       WGT AVG
                                      NUMBER OF       TOTAL NO.      AMOUNT        TOTAL A$        BALANCE       CURRENT
                                        LOANS         OF LOANS         A$           AMOUNT           A$           LVR %
                                      ---------       ---------     ---------      --------        -------       -------
Standard..........................      3,350           62.71%     640,312,072       64.03%       191,138          74.28%
Lo Doc............................      1,992           37.29%     359,629,806       35.97%       180,537          68.94%
                                        -----          ------      -----------      ------        -------          -----
     Total........................      5,342          100.00%     999,941,878      100.00%       187,185          72.36%
                                        =====          ======      ===========      ======        =======          =====

                       INTERSTAR RESIDENTIAL LOAN PROGRAM

ORIGINATION PROCESS

     The housing loans included in the assets of the trust were originated by Interstar Securities (Australia) Pty Limited from loan applications received through its national network of independent accredited mortgage brokers and funded by the seller as described above. The mortgage brokers will receive an originator's fee for approved loans, which will equal a portion of the interest payments on the housing loans, throughout the term of such approved housing loan. Interstar Securities (Australia) Pty Limited accepts applications for both the purchase of acceptable residential security properties and the refinance of existing housing loans.

APPROVAL AND UNDERWRITING PROCESS

     Each lending service officer must attend ongoing in-house training courses conducted by Interstar Securities (Australia) Pty Limited. This program covers the duties, requirements and office procedures expected of each lending service officer with particular emphasis on regulatory matters such as the Consumer Credit Legislation and the Privacy Act. The lending service officer's performance is constantly monitored and reviewed by his or her superiors to ensure the maintenance of quality in the underwriting process. As part of his or her ongoing review, the lending service officer is also provided with further staff training particularly highlighting any changes to information technology or legislative aspects that would impact on the day to day operation of the business.

     Housing loan applications are assessed by a lending service officer and where an application is outside the current authority of the lending service officer or the file has been declined it is referred to the lending service officer's immediate superior for review. Where it is considered appropriate, approval may be granted subject to the provision of further information.

     All housing loan applications, including the applications relating to the housing loans included in the assets of the trust, must satisfy Interstar Securities (Australia) Pty Limited's credit policy and procedures described in this section. Interstar Securities (Australia) Pty Limited, like lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential housing loans. All borrowers must satisfy Interstar Securities (Australia) Pty Limited's underwriting criteria described in this section. Borrowers are not charged different rates of interest based on their credit quality.

     The approval process consists of determining the value of the proposed security property, verifying the borrower's financial and credit history details and ensuring these details satisfy Interstar Securities (Australia) Pty Limited's underwriting criteria. The initial assessment of the applicant is conducted by the mortgage broker on behalf of Interstar Securities (Australia) Pty Limited, with the application then being submitted for approval, to Interstar Securities (Australia) Pty Limited based upon it meeting satisfactory credit standards. Approval of the loan application is at the total discretion of Interstar Securities (Australia) Pty Limited.

     All proposed security properties are required to be valued, subject to a number of exceptions, by a valuer approved by Interstar Securities (Australia) Pty Ltd. See "Description of the Assets of the Trust -- Representations, Warranties and Eligibility Criteria". The valuer must be a current member of the Australian Property Institute, have at least 5 years experience in the geographical area in which the proposed security property is situated and have the necessary professional indemnity insurance policy in force.

     The valuation report must include the following details:

     o   the age, condition and size of the security property;

     o   comparable sale prices to other properties;

     o   the cost of any repair work required to the security property;

     o   the insurance replacement value of the security property; and

     o any environmental factor that would have an adverse effect on the value of the security property.

     Where a valuation is not required, a copy of the stamped executed contract of sale confirming actual purchase price of the property must be provided prior to settlement.

     Where more than one property is provided as security, the combined value of the properties is taken into account.

     Verification of an applicant's information is central to the approval process. The mortgage broker obtains such information as tax returns, employer confirmation letter, credit checks and a full and detailed current assets and liabilities statement. This information is then submitted to Interstar Securities (Australia) Pty Limited for assessment within its current lending criteria.

[However, with respect to housing loans that are "Low Doc Loans", the verification requirements for the borrower's income is less exhaustive than the verification requirements for housing loans originated through Interstar Securities (Australia) Pty Limited's standard approval and underwriting process. With "Low Doc Loan" housing loan applications, the borrower discloses his or her income in the application and is required to execute a declaration stating that the information in the application is accurate. The borrower is also required to acknowledge in the housing loan application that Interstar Securities (Australia) Pty Limited is relying on the information in the loan application to approve the housing loan. The housing loan application is accepted if the borrower's asset and liability statement supports the income disclosed by the borrower in the loan application. The lending criteria for "Low Doc Loans" is the same as the lending criteria for other housing loans originated through the standard underwriting process with the exception of limitations placed on loan amounts and loan-to-value ratios.]

     The prospective borrower must have a satisfactory credit history, stable employment, evidence of a genuine savings pattern and a minimum 5% deposit in genuine savings. Gifts, inheritance and money borrowed from other sources are not genuine savings and are not considered as part of the minimum "5% deposit" requirement.

     Interstar Securities (Australia) Pty Limited requires all borrowers to satisfy a minimum disposable income level after all commitments, including allowances for living expenses of the borrower and all dependents and the proposed housing loan. To further safeguard that the borrower has the capacity to meet all of his or her commitments, the assessment of the home loan application is calculated at a rate 2% higher than the applicable rate.

     Upon acceptance of the loan application by Interstar Securities (Australia) Pty Limited, mortgage insurance coverage must be obtained by the borrower. All loans through Interstar Securities (Australia) Pty Limited must have 100% mortgage insurance coverage with the appropriate cash flow cover. This mortgage insurance coverage remains in force from the date of settlement until the earliest of discharge, full repayment of the housing loan or payment of a claim. Full details of the mortgage insurance companies and their respective ratings are set out separately in this prospectus.

     All borrowers in respect of housing loans are natural persons or corporations. Housing loans to corporations may also be secured by guarantees from directors. Guarantees may also be obtained in other circumstances.

     Upon acceptance of the risk by the mortgage insurer, Interstar Securities (Australia) Pty Limited then instructs one of its panel solicitors or settlement agents to prepare the necessary mortgage documentation and forward same to the borrower for execution. The mortgage documents comprise a loan agreement document together with a general terms and conditions booklet. Upon receipt of the executed mortgage documentation, certification of title will then occur and settlement will take place. Upon settlement, the mortgage is registered and the documents stored in the safe custody of the issuer trustee. A condition of settlement is that the mortgagor establish and maintain full replacement property insurance on the security property for the term of the housing loan.

     Interstar Securities (Australia) Pty Limited's credit policies and approval procedures are subject to constant review. Improvements in procedures are continuous. Credit policy may change from time to time due to business conditions and legal or regulatory changes.

GENERAL FEATURES OF THE HOUSING LOANS

     The housing loans may consist of one or more of the following types:


Name of Housing Loan                    General Characteristics of Housing Loan

Interstar "Premium"                     Amortizing principal and interest repayment (P&I) loans with
Access Account                          an interest rate variable at the discretion of the servicer and incorporating limited "redraw" facilities that will be available to borrowers only at the sole discretion of the trust manager.

Interstar "Fix'n Float"                 Amortizing "P&I" loans with an interest rate fixed for a specific initial
Access Account                          period of up to five years after which the interest rate coverts to a variable rate at the discretion of the servicer.

Interstar "IO Float"                    Non-amortizing loans requiring interest only repayments by the borrowers
Access Account                          for a specific initial period of up to ten years with an interest rate variable at the discretion of the servicer. At the expiration of the initial period the loans convert to the standard amortizing "P&I" loans with an interest rate variable at the discretion of the servicer.

Interstar "IO Fixed"                    Non-amortizing loans requiring interest only repayments by the borrowers
Access Account                          for a specific initial period of up to five years with an interest rate fixed for this initial period. At the expiration of he initial period the loans convert to the standard amortizing "P&I" loans with an interest rate variable at the discretion of the servicer.

Interstar "Line of Credit"              Amortizing line of credit "P&I" loans with an interest rate variable at the
Access Account                          discretion of the servicer, and incorporating facilities that allow borrowers to:

                                        o    draw funds up to a pre-determined amortizing limit;

                                        o    repay some or all of those funds; and

                                        o    redraw those funds again up to the then-current amortized limit subject always to such right to redraw funds being at the absolute discretion of the servicer, during the life of the loan facility.

Interstar "Split"                       A combined facility which:
Access Account
                                        o    as to a specified Australian dollar proportion of the facility has the general characteristics of one type of housing loan as referred to above; and

                                        o    as to the remaining Australian dollar proportion of the facility has the general characteristics of another type of housing loan as referred to above.


     Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan the servicer may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

         SPECIAL FEATURES OF THE HOUSING LOANS

REDRAWS

     Most housing loans, excluding fixed rate loans, provide borrowers with a facility which allows borrowers to be provided with redraws. These redraws may be accessed by way of direct credit to the relevant borrower's nominated bank account, by electronic funds transfer or by check payments. This facility is provided to a borrower at the absolute discretion of the servicer.

     If a borrower makes any repayments under its housing loan which are in addition to those that he or she is legally obliged to make under the terms of the housing loan agreement then the issuer trustee must provide a redraw of principal repayments made in excess of the scheduled principal repayments to the borrower, upon being so directed by the trust manager in its absolute discretion, and subject to the trust manager certifying to the issuer trustee that:

     o the redraw to be provided to the borrower together with the current Unpaid Balance of the housing loan will not exceed the scheduled balance of the housing loan;

     o after allowing for all payments which the issuer trustee is then required to make or which the trust manager reasonably expects that the issuer trustee will be required to make, there is or will be sufficient cash in the assets of the trust for the issuer trustee to provide that redraw; and

     o the housing loan is not in arrears at the time of the request for the redraw by the borrower.

     A redraw will not result in the housing loan being removed from the trust.

DIRECT DEBIT AUTHORITY

     The servicer has arranged for the borrowers to execute a direct debit authority so that payments under the borrower's mortgage loan will be directly debited from the borrower's designated checking account. In certain cases the servicer has arranged for National Australia Bank Limited to provide checking account and direct entry paperless services in order to offer borrowers an expanded range of financial services that are directly linked to the borrower's mortgage loan account. The provision of these facilities has been documented in a Check Deposit and Direct Paperless Entry Facilities Agreement between National Australia Bank Limited, the servicer and the issuer trustee. All mortgage loan payments deducted from a borrower's checking account, whether with National Australia Bank Limited, another bank or other financial institutions, will be credited to a trust account in Perpetual Trustees Victoria Limited's name established with National Australia Bank Limited.

PAYMENT HOLIDAY

     There is no provision for payment holidays to be granted to borrowers in circumstances where excess principal has been repaid by the borrowers.

EARLY REPAYMENT

     Partial repayments, or early repayments, can be made by borrowers in respect of all housing loans, excluding fixed rate loans. Early repayment fees will apply if a borrower:

     o repays 50% or more of the principal balance of the housing loan in the first year of its term; or

     o   discharges the housing loan within the first 5 years of its term.

INTEREST RATE SWITCHING

     A borrower may elect, in respect of a housing loan, to switch from a variable rate of interest to a fixed rate of interest at any time, provided that the relevant housing loan will bear a fixed rate of interest for a maximum period of 5 years. While the interest rate of the housing loan remains fixed, the borrower is not entitled to make any additional principal repayments, and the payments from the borrower will consist solely of interest or, in the case of the Interstar "Fix'n Float" Access Account, principal and interest. At the end of that period, the housing loan will bear a variable rate of interest and principal repayments will recommence, calculated to ensure that the entire loan balance is repaid in full no later than the maturity date of the mortgage, unless the relevant mortgage insurer so approves and the trust manager offers a further fixed rate of interest in relation to the housing loan and such rate is accepted by the relevant borrower.

ADDITIONAL FEATURES OF THE HOUSING LOANS

     As part of its policy of continuous loan product improvement and development, the servicer may from time to time offer additional features and products not referred to in this prospectus. Before doing so, the servicer must ensure that the introduction of any additional features and/or products would not affect any relevant mortgage insurance policy and would not cause the downgrade or withdrawal of the rating of any notes.

                         THE MORTGAGE INSURANCE POLICIES

GENERAL

     Each housing loan acquired by the trust will be insured by one of PMI Indemnity Limited -- formerly CGU Lenders Mortgage Insurance Limited -- GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, the Commonwealth of Australia or PMI Mortgage Insurance Ltd. The mortgage insurance policy in relation to each housing loan is provided by the mortgage insurer at the time that the housing loan is originated. The issuer trustee is the insured party under each mortgage insurance policy in respect of each housing loan. The insurance provided under each mortgage insurance policy covers 100% of the principal balance and any unpaid interest on the housing loan insured regardless of the LVR of that housing loan. This section is a summary of the general provisions of the mortgage insurance policies.

CERTAIN PROVISIONS OF MORTGAGE INSURANCE POLICIES

RESTRICTIONS AND CANCELLATION

     The amount recoverable under each mortgage insurance policy will generally be:

     o   the whole of the loan amount due under the housing loan;

     o any reasonable expenses incurred in enforcing the housing loan and any mortgage and/or guarantee securing that housing loan;

     o any unpaid interest calculated at the interest rate applicable if interest is paid on the due date; and

     o the timely payment for a period of at least 12 months after the date upon which a claim is made under that contract of interest payments under the housing loan which remain outstanding for a period of 14 days.

     The actual amounts recoverable, and the amounts to be deducted, vary between the policies. For example, rent on the mortgaged property and insurance proceeds not spent on restoration or repair which are received by the issuer trustee may reduce amounts payable by the insurer under a mortgage insurance policy.

     There are a number of requirements and restrictions imposed on the insured under each mortgage insurance policy which may entitle the relevant insurer to cancel the policy or reduce the amount of a claim. Depending on the mortgage insurance policy, these may include:

     o the existence of an encumbrance or other interest which affects or has priority over the relevant mortgage;

     o the relevant mortgage, the relevant housing loan or a guarantee or indemnity relating to the housing loan ceasing to be effective;

     o if there is a material omission or misstatement by the insured in relation to the policy;

     o that any premium is not paid when due or within the relevant grace period, if any;

     o   if there is physical damage to the relevant mortgaged property;

     o   a breach by the insured of the policy; and

     o certain circumstances which affect the insured's rights or recoveries under the relevant housing loan or mortgage.

EXCLUSIONS

     A mortgage insurance policy may not, depending on its terms, cover any loss arising from specified events, such as war, nuclear occurrence and contamination.

UNDERTAKING

     Under a mortgage insurance policy, the insured may have an obligation to, among other things:

     o   report arrears or other defaults on the relevant housing loan;

     o   report amounts outstanding under that relevant housing loan;

     o report procedures being taken in respect of a defaulted housing loan, including enforcement of the relevant mortgage or the taking of possession of any relevant mortgaged property;

     o   make all claims within a particular period and in a particular form;
         and

     o ensure that the terms of the relevant housing loan require that a general insurance policy is in place in respect of the relevant mortgaged property.

PERIOD OF COVER

     All mortgage insurance policies provide cover with effect from the date of settlement of a housing loan until the discharge, the full repayment of the housing loan or payment of a claim, whichever is the earliest. See "Interstar Residential Loan Program -- Approval and Underwriting Process".

VARIATIONS

     Variations in respect of a mortgage insurance policy may be made with the approval of the relevant mortgage insurer.

VARIANCE BETWEEN POLICIES

     Each mortgage insurance policy has different provisions. The above is a summary of certain provisions -- some may not relate to, or may differ from, a particular mortgage insurance policy.

TRUST MANAGER UNDERTAKINGS WITH RESPECT TO INSURANCE POLICIES

     Under the series notice, the trust manager undertakes:

     o not to take any action in respect of a housing loan which is contrary to the terms of any mortgage insurance policy without the approval of the relevant mortgage insurer; and

     o to take such steps as are reasonably available to it to ensure that a mortgage insurer is not relieved from its liability under a mortgage insurance policy.

DESCRIPTION OF THE MORTGAGE INSURERS

PMI INDEMNITY LIMITED -- FORMERLY CGU LENDERS MORTGAGE INSURANCE LIMITED

     PMI Indemnity Limited, previously named CGU Lenders Mortgage Insurance Limited, was formed in 1971 as a monoline insurer to provide mortgage lenders with protection against loss arising from borrower default on residential mortgages. As of [December 31, 2001], PMI Indemnity Limited insures approximately 225,253 mortgage loans in excess of [A$25.1] billion. The business address of PMI Indemnity Limited is Level 23, 50 Bridge Street, Sydney, New South Wales, Australia.

     On September 14, 2001, the acquisition by PMI Mortgage Insurance Australia (Holdings) Pty Ltd of CGU Lenders Mortgage Insurance Limited was completed. CGU Lenders Mortgage Insurance Limited changed its name to PMI Indemnity Limited on September 14, 2001.

     PMI Indemnity Limited's ability to meet claims under its mortgage insurance policies is, in addition to its capital and reserves, supported by reinsurance contracts with international reinsurance companies. These contracts are reviewed annually and the level of cover provided complies with the Australian Prudential Regulation Authority's conditions of authorization.

     As of [December 31, 2001], PMI Indemnity Limited had total assets of [A$171] million, shareholders equity of A$89 million and statutory reserves -- claims equalization reserve -- of A$34 million. PMI Indemnity Limited has a financial strength rating of Aa3 by Moody's, AA by Fitch, and AA- by S&P. Since September 14, 2001, PMI Indemnity Limited's obligations to its policyholders have been managed by PMI Mortgage Insurance Ltd. PMI Indemnity Limited ceased, except for increased advances on current insurance in force, writing new business on July 1, 2002. Insurance in force as at July 1, 2002 will be maintained.

PMI MORTGAGE INSURANCE LTD

     PMI Mortgage Insurance Ltd (PMI), previously known as MGICA Ltd., has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988. As of [December 31, 2001], PMI insures approximately [408,750] mortgage loans in excess of [A$46.6 billion]. The business address of PMI is Level 23, 50 Bridge Street, Sydney, New South Wales Australia.

     PMI's parent is PMI Mortgage Insurance Australia (Holdings) Pty Ltd, a subsidiary of PMI Mortgage Insurance Co. which in turn is a subsidiary of The PMI Group Inc. PMI Mortgage Insurance Co. is a leading monoline mortgage insurer in the United States currently has a financial strength rating of AA+ by S&P and Fitch and Aa2 by Moody's.

     As of [December 31, 2001], PMI had total assets of [A$434 million], shareholders' equity of [A$226.4] million and statutory reserves -- claims equalization reserve -- of A$66 million. PMI has a financial strength rating by S&P of AA, by Fitch of AA and by Moody's of Aa3.

GE CAPITAL MORTGAGE INSURANCE CORPORATION (AUSTRALIA) PTY LTD AND COMMONWEALTH OF AUSTRALIA

     Housing Loans Insurance Corporation was an Australian Commonwealth Government statutory authority established under the Housing Loans Insurance Act 1965 and was, prior to its abolition, Australia's leading lenders' mortgage insurer with approximately 50% of the Australia lenders' mortgage insurance market.

     On December 12, 1997, the Australian Commonwealth Government:

     o transferred the liabilities of Housing Loans Insurance Corporation in relation to contracts of insurance entered into by Housing Loans Insurance Corporation before December 12, 1997 to the Australian Commonwealth Government;

     o appointed a new corporation, Housing Loans Insurance Corporation Ltd, which has since changed its name to Housing Loans Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

     o sold Housing Loans Insurance Corporation Pty Ltd to GE Capital Australia Ltd, an indirect wholly-owned subsidiary of the General Electric Company, a corporation chartered under the laws of the State of New York with its corporate headquarters in Fairfield, Connecticut.

     Housing Loans Insurance Corporation Pty Ltd changed its name to GE Mortgage Insurance Pty Ltd as of February 14, 2000.

     GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, commenced operations in March 1998. Along with GE Mortgage Insurance Pty Ltd, it is a wholly-owned subsidiary of GE Capital Australia Limited, whose ultimate parent is General Electric Company. General Electric Company is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is currently rated AAA by S&P and Aaa by Moody's. General Electric Company is the indirect owner of lenders' mortgage insurance businesses in the United States, United Kingdom, Canada and Australia which collectively insured over US$165 billion of loans worldwide.

     As of [DECEMBER 31, 2001], GE Mortgage Insurance Pty Ltd had total assets of [A$212.5 MILLION], shareholders' equity of [A$94.7] million and statutory reserves -- claims equalization reserve -- of [A$19.8] million. GE Mortgage Insurance Pty Ltd currently has a claims paying ability rating of AAA by S&P and Fitch and Aa1 by Moody's.

     As of [DECEMBER 31, 2001], GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd had total assets of [A$375.2] million, shareholders' equity of A$172.2 million and statutory reserves - claims equalization reserve -- of [A$8.8] million. GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd currently has a claims paying ability rating of AA by S&P and Fitch and Aa2 by Moody's.

     The Commonwealth of Australia currently has a local currency rating of AAA by S&P and Fitch and Aaa by Moody's.

     The business address of GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is Level 23, 259 George Street, Sydney, New South Wales.

                         THE TITLE INSURANCE POLICIES

COVER

     Some housing loans that are acquired may be secured by mortgages which will be the subject of a title insurance policy. Title insurance provides 100% coverage for losses arising, among other things, as a result of a relevant mortgage:

     o   being subject to any prior encumbrance;

     o   not being validly registered; or

     o   being invalid or unenforceable.

     The issuer trustee will be the insured party under each title insurance policy in respect of each mortgage securing a housing loan.

The insurer for any housing loan insured under a title insurance policy will be:

     o   First American Title Insurance Company of Australia Pty Limited; or

     o any other entity approved from time to time by the trust manager and which each rating agency has confirmed will not cause a downgrade or withdrawal of the rating of any note.

The trust manager will undertake:

     o not to take any action in respect of a housing loan where such action would be contrary to the terms of the title insurance policy covering that housing loan unless it is approved by the relevant title insurer; and

     o to take such steps as are reasonably available to it to ensure that a title insurer is not relieved from its liability under its title insurance policy.

PERIOD OF COVER

     The title insurance policy in respect of each mortgage securing a housing loan commences on the date that the relevant title insurance policy for that mortgage is issued and continues for so long as:

     o   the issuer trustee owns the relevant mortgage;

     o the issuer trustee retains an estate or interest in the relevant mortgage; or

     o the issuer trustee, as a mortgagee exercising its power of sale, has a liability to a purchaser regarding the title to the land under a contract of sale for the land or the issuer trustee holds a debt secured by a mortgage given to the issuer trustee by a purchaser of the land.

     The policy also continues to provide protection if:

     o the issuer trustee acquires all or part of the estate or interest in the relevant property by foreclosure or any other legal manner which discharges the relevant mortgage;

     o   a successor acquires an interest in the relevant mortgage; or

     o a successor acquires the relevant mortgage or the estate or interest in the relevant property by operation of law and not purchase.

REFUSAL OR REDUCTION IN CLAIM

     Title insurance policies may not provide cover, or may provide a reduced amount of cover, for losses arising as a result of, among other things:

     o any material misstatement, omission or misrepresentation in connection with obtaining the policies; or

     o   any material breach of the terms and conditions of the policies.

EXCLUSIONS

     The title insurer will not provide cover under the title insurance policy resulting from, among other things:

     o restrictions or rights that are noted on the title to the land on the policy date;

     o the existence of laws which restrict or prohibit the use of the land or the breach of those laws;

     o   environmental contaminants or hazardous waste under the land;

     o   native title claims in relation to the land;

     o   risks which:

          o    the insured at any time created, allowed or agreed to;

          o were known to the insured but not to the title insurer on or prior to the policy date;

          o    cause no loss to the insured;

          o come into existence or are recorded in any public records after the date upon which the relevant mortgage is registered; or

          o result in any loss of priority because the insured makes further advances despite knowing the existence of subsequent charges;

     o if the relevant mortgage is or is claimed to be unenforceable or otherwise affected because the insured failed to comply with or breached the Consumer Credit Legislation or laws relating to the doing of business and the providing of credit; or

     o if the insured is liable to pay compensation, penalties, etc., to any person because the insured failed to comply with or breached any credit laws.

DESCRIPTION OF TITLE INSURER

     First American Title Insurance Company of Australia Pty Limited is a subsidiary of First American Title Insurance Company, a specialist title insurer and a diversified provider of business information and related products and services in the United States.

     First American Title Insurance Company was founded over 113 years ago with revenues of US$3.75 billion and approximately 22,597 employees worldwide in 2001. First American Title Insurance Company is publicly traded on the New York Stock Exchange through its holding company, the First American Financial Corporation.

     A.M. Best Company, an insurance company ratings and information agency, affirmed in 2002 the current rating for First American Title Insurance Company of Australia Pty Limited of A+ (Superior). A.M. Best Company evaluates title insurers from both an insurance and general industry perspective.

     First American Title Insurance Company and First American Financial Corporation have a rating of "A-" from S&P. First American Financial Corporation's senior debt is rated "stable" by S&P.

                            DESCRIPTION OF THE NOTES

GENERAL

     The issuer trustee will issue the US$ notes on the closing date pursuant to a direction from the trust manager to the issuer trustee to issue the notes and the terms of the master trust deed, the series notice and the note trust deed. The notes will be governed by the laws of New South Wales, Australia. The following summary describes the material terms of the notes (including the US$ notes). The summary does not purport to be complete and is subject to the terms and conditions of the transaction documents, any fixed-floating rate swaps and the currency swaps.

FORM OF THE US$ NOTES

BOOK-ENTRY REGISTRATION

     The US$ notes will be issued only in registered book-entry form in minimum denominations of US$100,000 and multiples of US$1,000 in excess of that amount. Unless definitive notes are issued, all references to actions by the US$ noteholders will refer to actions taken by The Depository Trust Company (DTC) upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to US$ noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the US$ notes in accordance with DTC's procedures.

     US$ noteholders may hold their interests in the notes through DTC, in the United States, or through Clearstream Banking, societe anonyme (CLEARSTREAM, LUXEMBOURG) or the Euroclear System (EUROCLEAR), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will be the registered noteholder of the US$ notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC has advised the trust manager and the underwriters that it is:

     o   a limited-purpose trust company organized under the New York Banking
         Law;

     o   a "banking organization" within the meaning of the New York Banking
         Law;

     o   a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the United States Securities Exchange Act of 1934 (the EXCHANGE ACT).

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission (the SEC).

     Transfers between participants on the DTC system will occur in accordance with DTC's rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

     Purchases of US$ notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the US$ notes on DTC's records. The ownership interest of each actual US$ noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. US$ noteholders will not receive written confirmation from DTC of their purchase. However, noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the US$ notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the US$ noteholders. US$ noteholders will not receive definitive notes representing their ownership interest in US$ notes unless use of the book-entry system for the US$ notes is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of the US$ notes; DTC's records reflect only the identity of the DTC participants to whose accounts the US$ notes are credited, which may or may not be the actual beneficial owners of the US$ notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to US$ noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the US$ notes are credited on the record date, identified in a listing attached to the proxy.

     Principal and interest payments on the US$ notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to US$ noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to US$ noteholders is the responsibility of DTC participants and indirect participants.

     DTC may discontinue providing its services as securities depository for the notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

     According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in any of 31 currencies, including U.S. dollars.

     Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

     Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the EUROCLEAR OPERATOR. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the "Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System". These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the US$ notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a US$ noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of US$ notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE NOTE

     Notes issued in definitive form are referred to in this prospectus as "definitive notes". US$ notes will be issued as definitive notes, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:

     o the principal paying agent advises the trust manager in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the US$ notes, and the trust manager is not able to locate a qualified successor;

     o the issuer trustee, at the direction of the trust manager, advises the principal paying agent in writing that it elects to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default, the note trustee, at the written direction of noteholders holding a majority of the outstanding principal balance of the US$ notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the US$ noteholders.

     Definitive notes will be transferable and exchangeable at the offices of the note registrar, which is initially the principal paying agent located at 101 Barclay Street 21W New York, NY 10286. The note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge.

     A definitive note may be transferred in whole or in part in an authorized denomination upon the surrender of the definitive note, at the office of the note registrar together with the form of transfer endorsed on it duly completed and executed.

     The note registrar shall not be required to register the transfer or exchange of any definitive notes within 10 days preceding a payment date.

         DISTRIBUTIONS ON THE NOTES

     Collections in respect of interest and principal will be received during each Collection Period. Collections include the following:

     o payments of interest, principal and fees, including prepayments of principal under the housing loans;

     o proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

     o amounts received under mortgage insurance policies and title insurance policies;

     o amounts received under any fixed-floating rate swaps and the currency swaps;

     o   income in respect of authorized investments of the trust; and

     o   interest on amounts in the collection account.

     The issuer trustee will make payments on a quarterly basis on each payment date. On each payment date, the principal paying agent will distribute, indirectly through DTC and/or the depositaries, principal and interest, to the owners of record of the US$ notes as of the date which is 4 business days prior to that payment date if the US$ notes are held in book-entry form, or, if the US$ notes are held in definitive form, the last day of the prior calendar month. Payments on the definitive notes will be made to the US$ noteholder of record by US$ check drawn on a bank in New York City and either mailed to the address of the US$ noteholder shown on the register as of 4:00 pm Melbourne time on the date that is four business days before the payment date or transferred to a US$ account maintained by the US$ noteholder with a bank in New York City.

KEY DATES AND PERIODS

     The following are the relevant dates and periods for the allocation of cashflows and their payments.

COLLECTION PERIOD.....................   with respect to a payment date, the
                                         period from, and including, the date
                                         which is 6 business days before the
                                         payment date preceding that payment
                                         date to, but excluding, the date which
                                         is 6 business days before that payment
                                         date. However, the first and last
                                         Collection Periods are as follows:

                                         o   first: period from and excluding
                                             the initial cut-off date to and
                                             including [*];

                                         o   last: period from and including the
                                             date which is 6 business days
                                             before the payment date immediately
                                             prior to the final payment date to
                                             and excluding the day which is 6
                                             business days before that final
                                             payment date.

INTEREST PERIOD.......................   with respect to a note, each period
                                         from and including a payment date to
                                         and excluding the next payment date.
                                         However, the first and last Interest
                                         Periods for each note are as follows:

                                         o   first: period from and including
                                             the closing date to and excluding
                                             the first payment date.

                                         o   last: period from and including the
                                             payment prior to the earlier of the
                                             final maturity date and the date on
                                             which the relevant note is redeemed
                                             in full to and excluding the final
                                             maturity date or the date on which
                                             the relevant note is so redeemed.

DETERMINATION DATE....................   with respect to a payment date, the
                                         date which is 4 business days before
                                         that payment date.

PAYMENT DATE..........................   the 27th day or, if the 27th day is not
                                         a business day, then the next business
                                         day of each of March, June, September
                                         and December unless that day falls in
                                         the next calendar month, in which case
                                         the Payment Date will be the preceding
                                         business day. The first payment date
                                         will be in September 2003.

EXAMPLE CALENDAR

The following example calendar for a quarter assumes that all relevant days are business days.

COLLECTION PERIOD.....................   [*]

INTEREST PERIOD.......................   [*]

DETERMINATION DATE....................   [*]

PAYMENT DATE..........................   [*]

CALCULATION OF INCOME

     On each Determination Date, the trust manager will calculate the Income for the immediately preceding Collection Period.

INCOME

     INCOME for a Collection Period means all moneys, rights and property which is received by the issuer trustee during that Collection Period by way of interest or otherwise in the nature of income in respect of the Authorized Investments, including the housing loans, of the trust including:

     o amounts attributable to interest received under any fixed-floating rate swaps and the currency swaps;

     o   interest on income and any other monies received;

     o amounts in the nature of, or attributable to, interest derived under a mortgage insurance policy or title insurance policy;

     o   interest and fees received from borrowers under the housing loans; and

     o break payments received from mortgage insurers or borrowers under the housing loans.

APPLICATION OF MORTGAGE PRINCIPAL REPAYMENTS AND LIQUID AUTHORIZED INVESTMENTS TO AVAILABLE INCOME

     The trust manager must ensure that, subject to the paragraph below, the trust will at all times have Liquid Authorized Investments at any time not less than 1% or such other percentage as determined by the trust manager and confirmed by each rating agency of the sum of the outstanding Principal Amount of any Class A1 notes, the Class A2 A$ Equivalent of the outstanding Principal Amount of the Class A2 notes, the Class A3 A$ Equivalent of the outstanding Principal Amount of the Class A3 notes, the outstanding Principal Amount of the Class A4 notes, the Class B1 A$ Equivalent of the outstanding Principal Amount of the Class B1 notes and the outstanding Principal Amount of the Class B2 notes. Such amount shall be known as the PRESCRIBED MINIMUM LEVEL. At closing, the Liquid Authorized Investments will be acquired with the net proceeds from the sale of the notes and will, to the extent necessary, be replenished on each payment date with Mortgage Principal Repayments to the extent they are available as described below under "-- Additional Income Payments" and "-- Principal Distributions".

     If the trust manager determines on any Determination Date that the Income of the trust for the Collection Period ending immediately prior to that Determination Date is insufficient to meet the Primary Expenses of the trust for that Collection Period, then the trust manager will direct the issuer trustee to apply, first, the Liquid Authorized Investments and, then, if the Liquid Authorized Investments are insufficient, Mortgage Principal Repayments, to cover such INCOME SHORTFALL to the extent available.

     Income received during a Collection Period and any Mortgage Principal Repayments and Liquid Authorized Investments applied as described above will constitute AVAILABLE INCOME.

DISTRIBUTION OF AVAILABLE INCOME

     On each payment date prior to the enforcement of the security trust deed, based on the calculations, instructions and directions provided to it by the trust manager on or before the date which is 4 business days before that payment date, the issuer trustee must pay or cause to be paid out of the Available Income for the Collection Period ending immediately before that payment date, the following amounts, which together constitute the Primary Expenses, in the following order of priority:

o    first, an amount equal to the Accrued Interest Adjustment to the seller;

o    second, any taxes payable in relation to the trust;

o    third, in the following order of priority, in payment of:

     o  pro rata:

        o   the issuer trustee's fee for the Collection Period; and

        o   any fees payable to the note trustee for the Collection Period;

     o  pro rata:

        o any fees payable pro rata to the paying agents for the Collection Period;

        o   any fees payable to the calculation agent for the Collection Period;

o the expenses of the trust -- other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the trust manager and the servicer -- in relation to the Collection Period;

o the expenses of the trust -- other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the trust manager and the servicer -- which the trust manager or the issuer trustee reasonably anticipates will be incurred prior to the next payment date; and

o the expenses of the trust -- other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the trust manager and the servicer -- not covered by the two previous bullet points above which have already been incurred prior to the payment date but which have not previously been paid or reimbursed;

     o  fourth, pro rata:

        o   the trust manager's fee for the Collection Period; and

        o   the servicer's fee for the Collection Period;

     o  fifth, pro rata:

        o any amounts payable to the fixed-floating rate swap provider under any fixed-floating rate swaps other than any break costs in respect of the termination of a fixed floating rate swap;

        o any interest on any Class A1 notes for the Interest Period ending on that payment date to the Class A1 noteholders;

        o (1) the Class A2 A$ Interest Amount for that payment date to the currency swap provider and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of interest on the Class A2 notes or (2) if the Class A2 currency swap is terminated an A$ amount that the trust manager determines in good faith to be applied on that payment date in order to enable the issuer trustee to meet its obligations to pay interest on the Class A2 notes to the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied towards payment of interest on the Class A2 notes on that payment date;

        o (1) the Class A3 A$ Interest Amount for that payment date to the currency swap provider and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of interest on the Class A3 notes or (2) if the Class A3 currency swap is terminated an A$ amount that the trust manager determines in good faith to be applied on that payment date in order to enable the issuer trustee to meet its obligations to pay interest on the Class

            A3 notes, to the note trustee for purchase of Euros at the spot exchange rate to be applied towards payment of interest on the Class A3 notes on that payment date;

        o any interest on the Class A4 notes for the Interest Period ending on that payment date to the Class A4 noteholders;

        o to the currency swap provider any break costs payable to the currency swap provider under the Class A2 currency swap other than in respect of the termination of the Class A2 currency swap where the currency swap provider is the defaulting party, as such term is defined in the Class A2 currency swap; and

        o to the currency swap provider any break costs payable to the currency swap provider under the Class A3 currency swap other than in respect of the termination of the Class A3 currency swap where the currency swap provider is the defaulting party, as such term is defined in the Class A3 currency swap; and

     o sixth, pro rata and according to the amount of interest payable to each class:

        o (1) the Class B1 A$ Interest Amount for that payment date to the currency swap provider and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of interest on the Class B1 notes or (2) if the Class B1 currency swap is terminated an A$ amount that the trust manager determines in good faith to be applied on that payment date in order to enable the issuer trustee to meet its obligations to pay interest on the Class B1 notes to the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied towards payment of interest on the Class B1 notes on that payment date;

        o any interest on the Class B2 notes for the Interest Period ending on that payment date to the Class B2 noteholders; and

        o to the currency swap provider any break costs payable to the currency swap provider under the Class B1 currency swap other than in respect of the termination of Class B1 currency swap where the currency swap provider is the defaulting party, as such term is defined in the Class B currency swap.

     The issuer trustee shall only make a payment described in any of the preceding bullet points in this section to the extent that any Available Income remains from which to make the payment after amounts with priority to that payment have been fully paid.

ADDITIONAL INCOME PAYMENTS

     On each payment date prior to the enforcement of the security trust deed, based on the calculations, instructions and directions provided to it by the trust manager, the issuer trustee must pay or cause to be paid out of any Income for the Collection Period available after paying the Primary Expenses referred to above the following amounts in the following order of priority:

o first, to be applied by the issuer trustee as Mortgage Principal Repayments for the corresponding Collection Period, of an amount equal to all amounts previously applied under the first bullet point under the heading "-- Principal Distributions", to the extent not previously so replenished.

o second, to reduce the Aggregate Principal Loss Amount for the corresponding Collection Period until the Aggregate Principal Loss Amount is reduced to zero.

o third, to reduce any Carryover Charge-Offs that have not been reduced on prior payment dates until the Carryover Charge-Offs are reduced to zero.

o    fourth, pro rata any break costs to:

     o the fixed-floating rate swap provider in respect of the termination of any fixed-floating swap; and

     o the currency swap provider in respect of the termination of a currency swap where the currency swap provider is the defaulting party, as such term is defined in the relevant currency swap;

o    fifth, pro rata any fees payable to the seller; and

o sixth, the balance, if any, pro rata to each holder of a residual income unit.

     The issuer trustee shall only make a payment described in the bullet points in this section to the extent that any Income remains from which to make the payment after amounts with priority to that payment have been fully paid. The aggregate amount of Income applied on a payment date under the second and third bullet points above is called the RECOVERY AMOUNT for that payment date and will be applied to make principal payments on the notes as described below under "-- Principal Distributions."

INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES

     Up to, and including, the Step-Up Margin Date, the interest rate for each class of US$ notes for any Interest Period will be equal to LIBOR on the related rate reset date plus a margin of [*]% in respect of the Class A2 notes and a margin of [*] in respect of the Class B1 notes. If the issuer trustee has not redeemed all of either class of the US$ notes by the Step-Up Margin Date then the interest rate for any Interest Period commencing on or after that date for such class of US$ note will be equal to LIBOR on the related rate reset date plus a margin of [*]% in respect of the Class A2 notes and a margin of [*]% in respect of the Class B1 notes.

     Up to, and including, the Step-Up Margin Date, the interest rate for the Class A3 notes for any Interest Period will be equal to EURIBOR on the related rate reset date plus a margin of [*]%. If the issuer trustee has not redeemed all of the Class A3 notes by the Step-Up Margin Date then the interest rate for any Interest Period commencing on or after that date will be equal to EURIBOR on the related rate reset date plus a margin of [*]%.

     Up to, and including, the Step-Up Margin Date, the interest rate for the Class A4 notes for any Interest Period will be equal to the Bank Bill Rate on the first day of that Interest Period plus a margin of [*]%. If the issuer trustee has not redeemed all of the Class A4 notes by the Step-Up Margin Date then the interest rate for any Interest Period commencing on or after that date will be equal to the Bank Bill Rate on the first day of that Interest Period plus a margin of [*]%.

     Up to, and including, the Step-Up Margin Date, the interest rate for the Class B2 notes for any Interest Period will be equal to the Bank Bill Rate on the first day of that Interest Period plus a margin of [*]%. If the issuer trustee has not redeemed all of the Class B2 notes by the Step-Up Margin Date then the interest rate for any Interest Period commencing on or after that date will be equal to the Bank Bill Rate on the first day of that Interest Period plus a margin of [*]%.

     The STEP-UP MARGIN DATE means the payment date falling in [*].

     The interest rate for the Class A1 notes will be as specified on the date the Class A1 notes are issued. No Class A1 notes may be issued unless the rating agencies have confirmed that the issue of the Class A1 notes will not result in a reduction or withdrawal of the rating of any note outstanding.

     With respect to any payment date, interest on the notes will be calculated as the product of:

o the outstanding Principal Amount of such class as of the first day of the applicable Interest Period, after giving effect to any payments of principal made or to be made with respect to such class on such day; and

o    the interest rate for such class of notes; and

o a fraction, the numerator of which is the actual number of days in the applicable Interest Period and the denominator of which is 360 days for the US$ notes and the Class A3 notes, or 365 days for the Class A2 A$ Interest Amount, the Class B1 A$ Interest Amount, the Class A3 A$ Interest Amount, the Class A1 notes, the Class A4 notes and the Class B2 notes.

     A note will bear interest until the date that note is finally redeemed. See "-- Final Redemption of the Notes" below.

CALCULATION OF LIBOR

     On the second banking day in London and New York before the beginning of each Interest Period, the calculation agent will determine LIBOR for the next Interest Period. This will be the rate reset date for LIBOR.

CALCULATION OF EURIBOR

     On the second TARGET settlement day in Brussels before the beginning of each Interest Period, the calculation agent will determine EURIBOR for the next Interest Period. This will be the rate reset date for EURIBOR.

MORTGAGE PRINCIPAL REPAYMENTS

     On each Determination Date, the trust manager must determine the Mortgage Principal Repayments for the Collection Period ending immediately prior to that Determination Date.

     MORTGAGE PRINCIPAL REPAYMENTS for a Collection Period are all amounts received by the issuer trustee during that Collection Period in connection with a housing loan or mortgage securing that housing loan which are:

o in respect of the repayment of any part of the principal outstanding under the housing loan;

o any net receipts of a principal or capital nature received in respect of any enforcement or recovery proceedings in respect of the housing loan or mortgage securing that housing loan;

o any net receipts of a principal or capital nature received under a mortgage insurance policy or title insurance policy in respect of the housing loan or mortgage securing that housing loan;

o any balance of the Prefunding Account on the first payment date after the closing date which is to be treated as a Mortgage Principal Repayment received by the issuer trustee during that Collection Period;

o any other amount which, under the first bullet point under the heading "-- Additional Income Payments", is to be treated as a Mortgage Principal Repayment received by the issuer trustee during that Collection Period; and

o any other amount received on, under or in relation to the housing loan or mortgage securing that housing loan and which is not Income.

PRINCIPAL DISTRIBUTIONS

     On each payment date prior to the enforcement of the security trust deed, in accordance with the calculations, instructions and directions provided to it by the trust manager and except to the extent the trust manager directs the issuer trustee that such moneys be applied or retained for Liquidity Purposes, as described below, the issuer trustee must distribute or cause to be distributed out of the Mortgage Principal Repayments in relation to the Collection Period ending immediately before that payment date, any Liquid Authorized Investments and any Recovery Amounts for the corresponding payment date, the following amounts in the following order of priority:

o first, to make up any Income Shortfall. See "-- Application of Mortgage Principal Repayments and Liquid Authorized Investments to Available Income" above;

o second, to replenish Liquid Authorized Investments (after giving effect to the use of Liquid Authorized Investments to cure any Income Shortfall pursuant to the bullet point above) until the value of Liquid Authorized Investments equals the Prescribed Minimum Level;

o third, to Class A1 noteholders in payment of the Principal Amount of the Class A1 notes until such time as the Class A1 notes have been redeemed in full;

o    fourth:

     o if the Threshold Requirements have been met on the payment date, pro rata:

     o to pay to (1) prior to the termination of the Class A2 currency swap, the currency swap provider the Class A2 A$ Equivalent of the Principal Amount of the Class A2 notes and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of the Principal Amount of the Class A2 notes on that payment date or (2) if the Class A2 currency swap has been terminated, the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied in repaying principal on the Class A2 notes on that payment date, in each case until such time as all of the Class A2 notes have been redeemed in full;

     o to pay to (1) prior to the termination of the Class A3 currency swap, the currency swap provider the Class A3 A$ Equivalent of the Principal Amount of the Class A3 notes and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of the Principal Amount of the Class A3 notes on that payment date or (2) if the Class A3 currency swap has been terminated, the note trustee for purchase of Euros at the spot exchange rate to be applied in repaying principal on the Class A3 notes on that payment date, in each case until such time as all of the Class A3 notes have been redeemed in full;

     o to pay to the Class A4 noteholders in payment of the Principal Amount of the Class A4 notes until such time as all of the Class A4 notes have been redeemed in full;

     o to pay to (1) prior to the termination of the Class B1 currency swap, the currency swap provider the Class B1 A$ Equivalent of the Principal Amount of the Class B1 notes and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of the Principal Amount of the Class B1 notes on that payment date or (2) if the Class B1 currency swap has been terminated, the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied in repaying principal on the Class B1 notes on that payment date, in each case until such time as all of the Class B1 notes have been redeemed in full; and

     o to pay to the Class B2 noteholders in payment of the Principal Amount of the Class B2 notes until such time as all of the Class B2 notes have been redeemed in full,

        provided that, each such amount in the preceding two bullet points shall only be distributed to the extent that such distribution will not result in a breach of the Threshold Requirements; or

o if the Threshold Requirements have not been met on the payment date, in the following order of priority:

     o  first, pro rata :

        o to pay to (1) prior to the termination of the Class A2 currency swap, the currency swap provider the Class A2 A$ Equivalent of the Principal Amount of the Class A2 notes and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of the Principal Amount of the Class A2 notes on that payment date or (2) if the Class A2 currency swap has been terminated, the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied in repaying principal on the Class A2 notes on that payment date, in each case until such time as all Class A2 notes have been redeemed in full;

        o to pay to (1) prior to the termination of the Class A3 currency swap, the currency swap provider the Class A3 A$ Equivalent of the Principal Amount of the Class A3 notes and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of the Principal Amount of the Class A3 notes on that payment date or (2) if the Class A3 currency swap has been terminated, the note trustee for purchase of Euros at the spot exchange rate to be applied in repaying principal on the Class A3 notes on that payment date, in each case until such time as all Class A3 notes have been redeemed in full; and

        o to pay to the Class A4 noteholders in payment of the Principal Amount of the Class A4 notes until such time as all Class A4 notes have been redeemed in full;

     o  second, pro rata:

        o to pay to (1) prior to the termination of the Class B1 currency swap, the currency swap provider the Class B1 A$ Equivalent of the Principal Amount of the Class B1 notes and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of the Principal Amount of the Class B1 notes or (2) if the Class B1 currency swap has been terminated, the note trustee for purchase of U.S. dollars at the exchange rate to be applied in repaying principal on the Class B1 notes on that payment date, in each case until such time as all Class B1 notes have been redeemed in full; and

        o to pay to the Class B2 noteholders in payment of the Principal Amount of the Class B2 notes until such time as all Class B2 notes have been redeemed in full; and

     o fifth, the balance as a distribution to the holder of the residual capital unit as to A$10, and the remaining balance pro rata to each holder of a residual income unit

     The issuer trustee, pursuant to the directions provided by the trust manager, will only make a payment described in any of the preceding bullet points above in this section to the extent that any Mortgage Principal Repayments and Recovery Amounts remain from which to make the payment after amounts with priority to that payment have been fully paid. The issuer trustee will only use Liquid Authorized Investments in the third, fourth and fifth bullet points above to the extent that the application of Liquid Authorized Investments will not reduce the value of Liquid Authorized Investments to less than the Prescribed Minimum Level.

     The THRESHOLD REQUIREMENTS will be met if each of the following conditions are satisfied:

     o  there are no Carryover Charge-Offs;

     o no more than 5% of the housing loans (by unpaid principal balance) are in arrears by an amount equal to two or more monthly payments at the time; and

     o  an amount equal to the aggregate of:

     o the Class B1 A$ Equivalent of the Principal Amount of all Class B1 notes outstanding; plus

     o  the Principal Amount of all Class B2 notes outstanding at the time;

     o  is not less than 0.25% of the amount equal to the aggregate of:

        o the Class A2 A$ Equivalent of the Initial Principal Amount of all Class A2 notes; plus

        o the Class A3 A$ Equivalent of the Initial Principal Amount of all Class A3 notes; plus

        o   the Initial Principal Amount of all Class A4 notes; plus

        o the Class B1 A$ Equivalent of the Initial Principal Amount of all Class B1 notes; plus

        o   the Initial Principal Amount of all Class B2 notes.

     LIQUIDITY PURPOSES INCLUDE:

     o replenishing Liquid Authorized Investments to maintain the Prescribed Minimum Level. See "-- Application of Mortgage Principal Repayments and Liquid Authorized Investments to Available Income";

     o the provision by the issuer trustee of redraws in the manner described under "Interstar Residential Loan Program -- Special Features of the Housing Loans -- Redraws" above; and

     o the provision by the issuer trustee of advances to borrowers under housing loans which provide for a line of credit facility or revolving credit facility.

CHARGE-OFFS

     If, on any payment date, the Aggregate Principal Loss Amount for the related Collection Period exceeds the amount allocated or available for allocation on that payment date under the second bullet point under the heading "-- Additional Income Payments", the amount of the excess will be the CHARGE-OFF for that payment date. The trust manager will notify the issuer trustee and the note trustee of the amount of any Charge-Offs for any payment date. The total of the Charge-Offs from prior payment dates that have not been reduced from Income as described above under "-- Additional Income Payments" are called CARRYOVER CHARGE-OFFS.

PAYMENTS INTO US$ ACCOUNT

     The principal paying agent shall open and maintain a US$ account into which the currency swap provider shall deposit on each payment date amounts denominated in US$. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the relevant currency swaps into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the trust manager or the servicer receives any amount denominated in US$ from the currency swap provider under the relevant currency swaps, they will also promptly pay that amount to the credit of the US$ account.

PAYMENTS OUT OF US$ ACCOUNT

     At the direction of the trust manager, the issuer trustee shall, or shall require that the principal paying agent, on behalf of the issuer trustee, distribute the following amounts from the US$ account in accordance with the note trust deed and the agency agreement on each payment date pro rata between the relevant notes of a class and to the extent payments relating to the following amounts were made to the currency swap provider:

     o  interest on the Class A2 notes and the Class B1 notes; and

     o principal on the Class A2 notes and the Class B1 notes, until their outstanding principal balance is reduced to zero.

PAYMENTS INTO EURO ACCOUNT

     The principal paying agent shall open and maintain a Euro account into which the currency swap provider shall deposit on each payment date amounts denominated in Euros. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in Euros payable to the issuer trustee by the currency swap provider under the Class A3 currency swap into the Euro account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the trust manager or the servicer receives any amount denominated in Euros from the currency swap provider under the Class A3 currency swap, they will also promptly pay that amount to the credit of the Euro account.

PAYMENTS OUT OF EURO ACCOUNT

     At the direction of the trust manager, the issuer trustee shall, or shall require that the principal paying agent, on behalf of the issuer trustee, distribute the following amounts from the Euro account in accordance with the note trust deed and the agency agreement on each payment date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:

     o  interest on the Class A3 notes; and

     o principal on the Class A3 notes, until their outstanding principal balance is reduced to zero.

NOTICES

     Where the note trust deed provides for notice to US$ noteholders of any event, such notice shall be sufficiently given, unless otherwise provided by law or otherwise expressly stated in the note trust deed, for so long as the US$ notes are listed on the Australian Stock Exchange if published in a leading newspaper having general circulation in Australia. This notice will be deemed to be given on the date of the first publication.

     Any notice to US$ noteholders specifying a payment date, an interest rate, interest payable, a principal payment -- or the absence of a principal payment -- and the Principal Amount of the US$ notes after giving effect to such payment, will be deemed to have been properly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or any other similar electronic reporting service as may be approved by the note trustee in writing and notified to US$ noteholders. This notice will be considered to have been given on the first date on which it appears on the relevant electronic reporting service. If it is impossible or impracticable to give notice as stated in this paragraph, then notice of the matters discussed in this paragraph will be given in the manner stated in the paragraph above.

FIXED-FLOATING RATE SWAPS

     The issuer trustee will in the future enter into a swap governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the fixed-floating rate swap provider, each time a fixed-rate housing loan is added to the housing loan pool or if a borrower converts a floating rate loan to a fixed rate loan, to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the trust, including the interest due on the notes. Such fixed-floating rate swaps will cover the housing loans which bear a fixed rate of interest as of the applicable cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest.

     The issuer trustee will pay the fixed-floating rate swap provider on each payment date an amount calculated by reference to the applicable fixed rate on the housing loans which are subject to a fixed rate of interest. The issuer trustee will also pay the fixed-floating rate swap provider all break fees from borrowers with fixed rate loans received during the related Collection Period.

     The issuer trustee will receive from the fixed-floating rate swap provider on each payment date an amount calculated by reference to the Bank Bill Rate.

     The terms of each fixed-floating rate swap allow for netting of swap payments for transactions under the one confirmation.

FIXED-FLOATING RATE SWAP DOWNGRADE

     If the fixed-floating rate swap provider's rating falls below:

     o  a short term credit rating of A-1 by S&P ; or

     o a long term credit rating of A2 or a short term credit rating of P-1 by Moody's,

the fixed-floating rate swap provider must:

     o at its cost, novate its obligations to a replacement fixed-floating rate swap provider with a short term credit rating of at least A-1 by S&P and a short term credit rating of P-1 by Moody's and a long term credit rating of at least A2 by Moody's; or

     o if the fixed-floating rate swaps are not novated within 30 days of the downgrade, cash collateralize its obligations.

     Where the fixed-floating rate swap provider must comply with the second bullet point above, it will, at its own cost, deposit into a swap collateral account sufficient funds to ensure that the amount standing to the credit of that account is equal to the greater of the following -- unless otherwise agreed by the rating agencies:

     o an amount sufficient to maintain the rating of the notes at the rating that was applicable to those notes immediately prior to the rating downgrade of the fixed-floating rate swap provider;

     o the amount of the next swap payment due by the fixed-floating rate swap provider; and

     o 1% of the aggregate Principal Amount of the notes -- or as applicable the Australian dollar equivalent -- at that time.

TERMINATION BY THE FIXED-FLOATING RATE SWAP PROVIDER

     The fixed-floating rate swap provider will have the right to terminate a fixed-floating rate swap in the following circumstances:

     o the issuer trustee fails to make a payment under the fixed-floating rate swap within 10 business days after notice of failure is given to the issuer trustee by the fixed-floating rate swap provider;

     o if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations or comply with any material provision of the fixed-floating rate swap;

     o an Insolvency Event has occurred with respect to the issuer trustee and the issuer trustee has not novated its obligations within 30 days of the Insolvency Event and such substitution will not have caused a downgrade or withdrawal of the rating of the notes; or

     o an event of default has occurred and the security trustee has exercised its rights to enforce the charge under the security trust deed.

     The issuer trustee will have the right to terminate a fixed-floating rate swap in the following circumstances:

     o the fixed-floating rate swap provider fails to make a payment under the fixed-floating rate swap within 10 business days after notice of failure is given to the fixed-floating rate swap provider by the issuer trustee;

     o if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations or comply with any material provision of the fixed-floating rate swap; or

     o an Insolvency Event has occurred with respect to the fixed-floating rate swap provider.

THE CURRENCY SWAPS

US$ CURRENCY SWAPS

     Collections on the housing loans and payments to the issuer trustee under any fixed-floating rate swaps will be denominated in Australian dollars. The payments to the issuer trustee under any fixed-floating rate swaps will be calculated by reference to the Bank Bill Rate. However, the payment obligations of the issuer trustee on the US$ notes are denominated in U.S. dollars and the US$ notes bear interest at a rate calculated by reference to LIBOR. The issuer trustee will enter into the Class A2 currency swap to hedge its interest rate and currency exposure in relation to the Class A2 notes and the Class B1 currency swap to hedge its interest rate and currency exposure in relation to the Class B1 notes. These currency swaps are called the US$ CURRENCY SWAPS and will be governed by the laws of England and Wales.

     The US$ currency swaps will be governed by a standard form ISDA Master Agreement, as amended by their respective supplementary schedules and confirmed by separate written confirmations relating to the Class A2 notes and the Class B1 notes, respectively.

     Under the Class A2 currency swap and the Class B1 currency swap, the issuer trustee will pay to the currency swap provider on each payment date an amount in Australian dollars equal to the lesser of (1) its pro rata share of the Mortgage Principal Repayments -- except to the extent applied or retained for Liquidity Purposes -- any available Liquid Authorized Investments and Recovery Amounts remaining after making the distributions to make up any Income Shortfalls or to pay principal on the Class A1 notes, if any -- see "--Principal Distributions" above -- and (2) (a) the Class A2 A$ Equivalent of the Principal Amount of the Class A2 notes, or (b) the Class B1 A$ Equivalent of the Principal Amount of the Class B1 notes, as the case may be. The currency swap provider will pay directly to the US$ account of the principal paying agent on the related payment date an amount denominated in United States dollars which is equivalent to such Australian dollar payment. Under the Class A2 currency swap, the equivalent United States dollar payment will be calculated using an exchange rate of US$[*] = A$1.00. Under the Class B1 currency swap, the equivalent United States dollar payment will be calculated using an exchange rate of US$[*] = A$1.00. Both exchange rates will be fixed for the term of the US$ currency swaps.

     In addition, under the Class A2 currency swap and the Class B1 currency swap on each payment date the issuer trustee will pay to the currency swap provider the Class A2 A$ Interest Amount and the Class B1 A$ Interest Amount, respectively, for that payment date. The currency swap provider will pay directly to the US$ account of the principal paying agent on the related payment date an amount equal to the interest payable in US$ to the US$ noteholders. The currency swap provider will be required to gross-up payments to the principal paying agent in respect of any withholding taxes levied on payments by it under a US$ currency swap. However, the issuer trustee will not be required to pay grossed-up amounts to the currency swap provider under a US$ currency swap.

     If on any payment date the issuer trustee does not or is unable to make the full floating rate payment under a currency swap, the US$ floating rate payment to be made by the currency swap provider with respect to such Australian dollar floating rate payment will be reduced by the same proportion as the reduction in such payment from the issuer trustee.

     The purchase price for the US$ notes will be paid by investors in U.S. dollars, but the consideration for the purchase by the issuer trustee of an equitable interest in the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the proceeds of the issue of the US$ notes in U.S. dollars. In return the issuer trustee will be paid by the currency swap provider the Class A2 A$ Equivalent and the Class B1 A$ Equivalent, as applicable, of that U.S. dollar amount.

CLASS A3 CURRENCY SWAP

     Collections on the housing loans and payments to the issuer trustee under the fixed-floating rate swaps will be denominated in Australian dollars. The payments to the issuer trustee under the fixed-floating rate swaps will be calculated by reference to the Bank Bill Rate. However, the payment obligations of the issuer trustee on the Class A3 notes are denominated in Euros and the Class A3 notes bear interest at a rate calculated by reference to EURIBOR. The issuer trustee will enter into the Class A3 currency swap to hedge its interest rate and currency exposure in relation to the Class A3 notes. The Class A3 currency swap will be governed by the laws of England and Wales.

     The Class A3 currency swap will be governed by a standard form ISDA Master Agreement, as amended by its supplementary schedule and confirmed by a separate written confirmation relating to the Class A3 notes.

     Under the Class A3 currency swap, the issuer trustee will pay to the currency swap provider on each payment date an amount in Australian dollars equal to the lesser of (1) its pro rata share of the Mortgage Principal Repayments -- except to the extent applied or retained for Liquidity Purposes -- any available Liquid Authorized Investments and Recovery Amounts remaining after making the distributions to make up any Income Shortfalls or to pay principal on the Class A1 notes, if any -- see "--Principal Distributions" above -- and (2)
(a) the Class A3 A$ Equivalent of the Principal Amount of the Class A3 notes for that payment date. The currency swap provider will pay directly to the Euro account of the principal paying agent on the related payment date an amount denominated in Euros which is equivalent to such Australian dollar payment. Under the Class A3 currency swap, the equivalent Euro payment will be calculated using an exchange rate of (Euros)[*] = A$1.00. The exchange rate will be fixed for the term of the Class A3 currency swap.

     In addition, under the Class A3 currency swap on each payment date the issuer trustee will pay to the currency swap provider the Class A3 A$ Interest Amount for that payment date. The currency swap provider will pay directly to the Euro account of the principal paying agent on the payment date an amount equal to the interest payable in Euros to the Class A3 noteholders. The currency swap provider will be required to gross-up payments to the principal paying agent in respect of any withholding taxes levied on payments by it under the Class A3 currency swap. However, the issuer trustee will not be required to pay grossed-up amounts to the currency swap provider under the Class A3 currency swap.

     If on any payment date the issuer trustee does not or is unable to make the full floating rate payment under the Class A3 currency swap, the Euro floating rate payment to be made by the currency swap provider with respect to such Australian dollar floating rate payment will be reduced by the same proportion as the reduction in such payment from the issuer trustee.

     The purchase price for the Class A3 notes will be paid by investors in Euros, but the consideration for the purchase by the issuer trustee of an equitable interest in the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the proceeds of the issue of the Class A3 notes in Euros. In return the issuer trustee will be paid by the currency swap provider the Class A3 A$ Equivalent of that Euro amount.

TERMINATION BY THE CURRENCY SWAP PROVIDER

     With respect to each of the Class A2 currency swap, the Class A3 currency swap and the Class B1 currency swap, the currency swap provider shall have the right to terminate such currency swap in the following circumstances:

     o if the issuer trustee fails to make a payment under the relevant currency swap within ten business days of its due date;

     o an Insolvency Event with respect to the issuer trustee occurs or the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the relevant currency swap;

     o if due to a change in law it becomes illegal for either party to make or receive payments or comply with any other material provision of the relevant currency swap. Each of the currency swaps requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the currency swap provider will have the right to terminate the relevant currency swap. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

     o if the issuer trustee becomes obligated to make a withholding or deduction in respect of the notes or in respect of payments under the relevant currency swap or borrowers under the housing loans become obliged to make a withholding or deduction in respect of payments under the housing loans and the notes are redeemed as a result. See "-- Redemption of Notes for Taxation or Other Reasons" below; or

     o an event of default has occurred and the security trustee has exercised its rights to enforce the charge under the security trust deed.

TERMINATION BY THE ISSUER TRUSTEE

     There are a number of circumstances in which the issuer trustee has the right to terminate the Class A2 currency swap, the Class A3 currency swap or the Class B1 currency swap. In each of these cases and with respect to each of the currency swaps it is only permitted to exercise that right with the prior written consent of the note trustee:

     o where the currency swap provider fails to make a payment under the relevant currency swap within ten business days of its due date or the currency swap provider becomes insolvent or merges into another entity without that entity properly assuming responsibility for the obligations of the currency swap provider under such currency swap;

     o if due to a change in law it becomes illegal for either party to make or receive payments or comply with any other material provision of the relevant currency swap. Each of the currency swaps requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

     o if the issuer trustee becomes obligated to make a withholding or deduction in respect of the notes or in respect of payments under the relevant currency swap or borrowers under the housing loans become obliged to make a withholding or deduction in respect of payments under the housing loans and the notes are redeemed as a result. See "-- Redemption of Notes for Taxation or Other Reasons" below; or

     o the currency swap provider breaches its obligation to deposit cash collateral with the issuer trustee or to transfer the currency swap to a replacement currency swap provider or to enter into another arrangement required by the rating agencies in accordance with the relevant currency swap.

     The issuer trustee may only terminate a relevant currency swap with the prior written consent of the note trustee. Each party may terminate a relevant currency swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise such right to terminate at the direction of the trust manager.

CURRENCY SWAP DOWNGRADE

     If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the currency swap provider does not have a short term credit rating of A-1+ by S&P and a long term credit rating of at least A2 and a short term credit rating of P-1 by Moody's the currency swap provider must within:

     o 30 business days of a downgrade of the currency swap provider's short term credit rating by S&P to not lower than A-1 or the downgrade of its long term credit rating by Moody's to not lower than A3; or

     o  5 business days of any other such withdrawal or downgrade,

     or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at the currency swap provider's cost:

     o in the situation described in the first bullet point above only, (A) deposit and maintain in the relevant swap collateral account, which will be a US$ account, in the case of a Class A2 currency swap or a Class B1 currency swap, and a Euro account, in the case of a Class A3 currency swap, with an Approved Bank in the name of the issuer trustee, sufficient funds to ensure that the amount on deposit in such account is not less than the full amount owed by the currency swap provider as set forth in the relevant currency swap, or (B) acquire in the name of or transfer to the issuer trustee eligible investments which will mature on or prior to the next payment date with an aggregate face amount equal to the full amount owed by the currency swap provider as set forth in the currency swap; or

     o  in the situation described in the second bullet point above:

        o procure a novation of the rights and obligations of the currency swap provider under the currency swaps to one or more replacement currency swap providers each with a credit rating not less than A-1+ (short term) from S&P and P-1 (short term) and A2 (long term) from Moody's with respect to the Class A2 currency swap and the Class A3 currency swap or a credit rating not less than A-1+ (short-term) from S&P with respect to the Class B1 currency swap; or

        o enter into such other arrangements which each rating agency has confirmed will result in there not being a withdrawal or downgrade of the then current credit ratings assigned by it to the notes, and until such time as replacement currency swaps or alternative arrangements have been entered into in accordance with the immediately preceding 2 bullet points above, the currency swap provider shall deposit such amounts in the relevant swap collateral accounts or acquire in the name of or transfer to the issuer trustee eligible investments as set forth in clauses (A) and (B) of the fourth preceding bullet point.

     If, at any time, the currency swap provider's obligations under the Class A2 currency swap, the Class A3 currency swap or the Class B1 currency swap are novated or the currency swap provider is otherwise replaced as currency swap provider, the currency swap provider shall be immediately entitled to any cash which it has deposited in the applicable swap collateral account pursuant to such currency swap.

     The issuer trustee, at the direction of the trust manager, may only invest amounts on deposit in a swap collateral account in eligible investments that will mature on or before the next payment date. All accrued interest or any other income derived from the acquisition or transfer of any eligible investments or any amounts on deposit in a swap collateral account will be payable quarterly to the party providing such eligible investments or who has deposited such amount in the applicable swap collateral account. Such amounts will only be payable to such party to the extent that the payment will not reduce the balance of the swap collateral account to an amount less than the required amount set forth in the relevant currency swap.

TERMINATION PAYMENTS

     On the date of termination of the Class A2 currency swap, the Class A3 currency swap or the Class B1 currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of a currency swap where a replacement currency swap, on terms that will not lead to a withdrawal or downgrade of the then current rating assigned by either rating agency to the notes, is not put in place, is an event of default under the security trust deed.

     The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the currency swap provider to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the relevant currency swap.

REPLACEMENT OF A CURRENCY SWAP

     If the Class A2 currency swap, the Class A3 currency swap or the Class B1 currency swap is terminated, the issuer trustee must, at the direction of the trust manager, enter into one or more replacement currency swaps which replace such currency swap, but only on the condition that:

     o the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of the currency swap will be paid in full when due in accordance with the series notice and such currency swap;

     o the then current ratings assigned to the notes by either rating agency will not be withdrawn or downgraded; and

     o the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under the currency swap.

     If the preceding conditions are satisfied, the issuer trustee must, at the direction of the trust manager, enter into a replacement currency swap, and if it does so it must direct the provider of the replacement currency swap to pay any up-front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as an expense of the trust.

CURRENCY SWAP PROVIDER

     The currency swap provider will be Barclays Bank PLC.

     The short-term unsecured debt obligations of Barclays Bank PLC are rated A-1+ by S&P, P-1 by Moody's and F1+ by Fitch Ratings Limited and the long-term unsecured debt obligations of Barclays Bank PLC are rated AA by S&P, Aa1 by Moody's and AA+ by Fitch Ratings Limited.

     The annual report on Form 20-F for the year ended December 31, 2002 of Barclays PLC and Barclays Bank PLC is on file with the Securities and Exchange Commission. Barclays will provide without charge to each person to whom this prospectus is delivered, on the request of that person, a copy of the Form 20-F referred to in the previous sentence. Written requests should be directed to:
Barclays Bank PLC, 54 Lombard Street, London, EC3P 4AH, England, Attention:
Barclays Group Corporate Secretariat.

SWAP COLLATERAL ACCOUNT

     If a swap provider provides cash collateral to the issuer trustee:

     o the trust manager must direct the issuer trustee, and the issuer trustee must, as soon as practicable, establish and maintain in the name of the issuer trustee a swap collateral account with an Approved Bank such that the deposit does not cause a downgrade or withdrawal of the rating of any notes; and

     o the swap provider must deposit the cash collateral in the swap collateral account.

     The issuer trustee may only make withdrawals from a collateral account upon the direction of the trust manager and only for the purpose of:

     o  entering into a substitute swap;

     o refunding to that swap provider the amount of any reduction in the swap collateral amount, but only if the ratings of the notes are not thereby withdrawn or reduced;

     o withdrawing any amount which has been incorrectly deposited into the swap collateral account;

     o paying bank accounts debit tax or equivalent taxes payable in respect of the swap collateral account; or

     o funding the amount of any payment due to be made by that swap provider under the relevant swap following the failure by that swap provider to make that payment.

WITHHOLDING OR TAX DEDUCTIONS

     All payments in respect of the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make any such payment in respect of the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

AT THE OPTION OF NOTEHOLDERS

     If the trust manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that:

     o on the next payment date the issuer trustee or any paying agent would be required to deduct or withhold from any payment:

     o   of principal or interest in respect of the notes; or

     o by the issuer trustee to the currency swap provider under a currency swap,

     o any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by any government agency, or

     o a government agency requires the deduction or withholding from payments by borrowers under the housing loans of any amount for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by that government agency, then the issuer trustee must, when so directed by noteholders representing at least 75% of the outstanding Principal Amount of the notes provided that the issuer trustee will be in a position on the next payment date to discharge, and the trust manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of the notes and any amounts required under the security trust deed to be paid in priority to or equal with the notes, redeem all, but not some, of the notes at their outstanding Principal Amount, together with accrued interest to the date of redemption on any subsequent payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

AT THE OPTION OF THE TRUST MANAGER

     If the trust manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that on the next payment date the currency swap provider would be required to deduct or withhold from any payment under a currency swap any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by any government agency, then the issuer trustee must, when so directed by the trust manager, in its sole discretion, provided that the issuer trustee will be in a position on such payment date to discharge and the trust manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of the notes and any amounts required under the security trust deed to be paid in priority to or equal with the notes, redeem all, but not some, of the notes at their outstanding Principal Amount, together with accrued interest to the date of redemption on any subsequent payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

     If an event of default occurs under the security trust deed while the notes are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the security trust deed, and will, if so directed by the Noteholder Mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. If the trust terminates while notes are outstanding, the seller has a right of first refusal to acquire the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents -- The Security Trust Deed".

OPTIONAL REDEMPTION OF THE NOTES

ON STEP-UP MARGIN DATE

     At the trust manager's direction, to be given not later than 4 business days before the relevant payment date, the issuer trustee must redeem all of the notes in a class by repaying the outstanding Principal Amount of the notes in that class, together with accrued interest to, but excluding, the date of redemption, on any payment date falling on or after the Step-Up Margin Date, being the [*] payment date, provided that:

     o  the trust manager has provided to:

     o each relevant noteholder, in accordance with the notice provisions set forth under the heading "-- Notices", the note trustee and the issuer trustee, 30 days prior notice; and

     o  each rating agency, 30 days prior written notice,

        o of the trust manager's intention to direct the issuer trustee to redeem the relevant notes;

     o the trust manager has received from each rating agency written confirmation that the repayment will not result in a downgrade or withdrawal of the rating of any other notes;

     o the issuer trustee has sufficient cash to make such repayment, in respect of which the issuer trustee may rely conclusively on a certification from the trust manager;

     o the issuer trustee retains such amount as the trust manager or the issuer trustee reasonably determines will be necessary to satisfy any outstanding or anticipated expenses of the trust, payment to any noteholder in respect of a note which is not to be so redeemed or payment to any swap provider; and

     o in no circumstance may the trust manager give such a direction in relation to Class B noteholders unless:

     o  there are at that time no Class A notes outstanding; or

     o the trust manager at the same time gives or has given a direction to redeem the Class A notes.

WHEN 10% OF NOTES OUTSTANDING

     If the total outstanding Principal Amount of all notes in all classes does not exceed 10% of the Initial Principal Amount of all notes the issuer trustee must, if so directed in writing by the trust manager, repay the whole of the Principal Amount of all notes together with any outstanding interest in relation to those notes on the next payment date provided that:

     o  the trust manager has provided to:

     o each noteholder, in accordance with the notice provisions set forth under the heading "-- Notices", the note trustee and the issuer trustee, 30 days prior notice; and

     o  each rating agency, 30 days prior written notice,

     o of the trust manager's intention to direct the issuer trustee to redeem the notes;

     o the issuer trustee has sufficient cash to make such repayment, in respect of which the issuer trustee may rely conclusively on a certification from the trust manager;

     o the issuer trustee retains such amount as the trust manager or the issuer trustee reasonably determines will be necessary to satisfy any outstanding or anticipated expenses of the trust or payment to any swap provider; and

     o the repayment of principal on the notes is made in the order of priority described under "-- Principal Distributions" above.

FINAL MATURITY DATE

     The issuer trustee must pay the Principal Amount in relation to each note on or by the final maturity date relating to that note. The failure of the issuer trustee to pay the Principal Amount within ten business days of the final maturity date, or within any other applicable grace period agreed upon with the Mortgagees, will be an event of default under the security trust deed. The final maturity date for the notes is the payment date falling in [*].

FINAL REDEMPTION OF THE NOTES

     Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Principal Amount of that note will be finally discharged, upon the first to occur of:

     o  the date on which the Principal Amount of the note is reduced to zero;

     o the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

     o the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;

     o the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the trust in accordance with the master trust deed and the series notice;

     o the date on which all of the principal of the notes is repaid in accordance with "-- Principal Distributions" described above;

     o  the date on which the notes are redeemed for taxation or other reasons;
        and

     o  the date on which optional redemption of the notes is exercised.

TERMINATION OF THE TRUST

TERMINATION EVENTS

     The trust shall continue until, and shall terminate on the later of:

     o  the Termination Date; and

     o the date on which the assets of the trust have been sold or realized, which shall be within 180 days after the Termination Date so far as reasonably practicable and reasonably commercially viable.

REALIZATION OF TRUST ASSETS

     On the Termination Date, subject to the seller's right of first refusal, the issuer trustee must sell and realize the assets of the trust within 180 days. During the 180-day period, performing housing loans may not be sold for less than their Unpaid Balance, and non-performing housing loans may not be sold for less than the fair market value of such housing loans and their related security, as agreed upon by the issuer trustee, based on appropriate expert advice, and the seller; provided that the issuer trustee may not sell any performing housing loan within the 180-day period for less than its fair market value without the consent of the holders of 75% of the aggregate outstanding Principal Amount of the notes. The trust manager will determine whether a housing loan is performing or non-performing.

SELLER'S RIGHT OF FIRST REFUSAL

     As soon as practical after the Termination Date, the trust manager will direct the issuer trustee to offer to assign to the seller, its entire right, title and interest in and to the housing loans sold by it for their Unpaid Balance, for performing housing loans, and their fair market value, for non-performing housing loans; provided that, if the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of 75% of the aggregate outstanding Principal Amount of the notes.

     The issuer trustee is not entitled to sell any housing loans unless the seller has failed to accept the offer made to it within 180 days after the occurrence of the Termination Date by paying to the issuer trustee the purchase price.

DISTRIBUTION OF PROCEEDS FROM REALIZATION OF TRUST ASSETS

     After deducting expenses, the trust manager shall direct the issuer trustee to distribute the proceeds of realization of the assets of the trust in accordance with the cashflow allocation methodology set out in "-- Distribution of Available Income", "-- Additional Income Payments" and "-- Principal Distributions", and in accordance with any directions given to it by the trust manager. If all of the notes have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of the trust to the residual beneficiary.

PRESCRIPTION

     A US$ note will be void in its entirety if not surrendered for payment within ten years of the relevant date in respect of any payment on the note, the effect of which would be to reduce the principal amount of such note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received in New York City by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant note. After the date on which a non-A$ note becomes void in its entirety, no claim may be made in respect of it.

REPORTS TO NOTEHOLDERS

     On each payment date, the trust manager will, in respect of the Collection Period ending before that payment date, deliver to the principal paying agent and the note trustee a noteholders' report containing the following information:

     o the aggregate Principal Amount of each class of notes as at the first day after the payment date occurring during that Collection Period;

     o the aggregate amount of interest payable on each class of notes on the corresponding payment date, if any;

     o the aggregate of all principal payments to be made in respect of each class of notes on the corresponding payment date, if any;

     o  the Income for the Collection Period;

     o  the Mortgage Principal Repayments for the Collection Period;

     o  the expenses of the trust for the Collection Period;

     o the aggregate of all redraws on the housing loans made during the Collection Period;

     o the interest rate for each class of notes for the Interest Period ending on the day before the next payment date;

     o the scheduled and unscheduled payments of principal on the housing loans during the Collection Period;

     o  the Aggregate Principal Loss Amounts, if any, for the Collection Period;

     o the aggregate of the outstanding balances of the housing loans as at the last day of the Collection Period;

     o the Charge-Off and Carryover Charge-Offs, if any, for the corresponding payment date;

     o  the Recovery Amount for the corresponding payment date, if any; and

     o delinquency and loss statistics with respect to the housing loans during the Collection Period.

     Unless and until definitive US$ notes are issued, beneficial owners will receive noteholders' reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

     Unless and until definitive US$ notes are issued, quarterly and annual unaudited reports containing information concerning the trust and the US$ notes will be prepared by the trust manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the US$ notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the US$ notes are in book-entry form. Upon the issuance of fully registered, definitive notes, such reports will be sent directly to each US$ noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The trust manager will file with the SEC such reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the trust manager expects that the obligation to file such reports will be terminated following the end of June 2004.

VOTING AND CONSENT OF NOTEHOLDERS

     The note trustee is not bound to:

     o  vote under the security trust deed;

     o direct the security trustee to enforce the security under the security trust deed; or

     o otherwise take any proceedings, actions or steps pursuant to or in connection with the security trust deed, the note trust deed or the non-A$ notes, unless the note trustee is directed or requested to do so by noteholders of at least 75% of the outstanding Principal Amount of the non-A$ notes.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

     The following summary, together with the information above under the heading "Description of the Notes", describes the material terms of the master trust deed, the series notice, the note trust deed, the security trust deed, the agency agreement, the investment management agreement, the primary backup servicer agreement and the secondary backup servicer agreement, collectively called the TRANSACTION DOCUMENTS. The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except for the note trust deed, the primary backup servicer agreement and the secondary backup servicer agreement, are governed by the laws of the State of New South Wales, Australia. The note trust deed is governed by the laws of the State of New South Wales, Australia and the administration of the trust is governed by New York law. The primary backup servicer agreement and the secondary backup servicer agreement are governed by the laws of the State of Victoria, Australia. A copy of the master trust deed and the investment management agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

TRUST ACCOUNTS

     The issuer trustee will establish and maintain the collection account with an Approved Bank. The collection account will initially be established with National Australia Bank Limited, which has a short term rating of P-1 from Moody's and A-1+ from S&P. The bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the trust. This account will not be used for any purpose other than for the trust.

     The trust manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of the trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the trust shall be effected and when and how the same should be effected.

MODIFICATIONS

     The issuer trustee, the trust manager and the servicer, with respect to the master trust deed, the series notice and the investment management agreement, after giving notice to the rating agencies, or the note trustee, the trust manager and the issuer trustee with respect to the note trust deed or any other transaction document, may by way of supplemental deed alter, add to or modify the master trust deed, the series notice, the note trust deed or any other transaction document so long as such alteration, addition or modification was effected upon -- in the case of the master trust deed or the series notice -- the consent of the noteholders or residual beneficiary or -- in the case of the note trust deed -- the consent of the non-A$ noteholders as described in the following paragraph or is:

     o to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

     o necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

     o appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Interstar Millennium Trusts;

     o in the case of the master trust deed only, in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

     Except for an alteration, addition or modification as described in the preceding section, where, in the opinion of the issuer trustee -- in the case of the master trust deed or the series notice -- or the note trustee -- in the case of the note trust deed -- a proposed alteration, addition or modification to the master trust deed, the series notice or the note trust deed is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual beneficiary, such alteration, addition or modification may only be effected with the prior consent of the holders of at least 75% of the aggregate outstanding Principal Amount of the relevant class or classes of notes or with the prior written consent of the residual beneficiary, as the case may be.

THE ISSUER TRUSTEE

     The issuer trustee is appointed as trustee of the trust on the terms set out in the master trust deed and the series notice. The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the trust in accordance with the transaction documents, any fixed floating rate swap and the currency swaps.

     The issuer trustee must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

DELEGATION

     In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, with the approval of the trust manager, delegate any or all of the duties, powers, discretion or other functions of the issuer trustee.

TRUST INDENTURE ACT OF 1939

     Under the note trust deed, the issuer trustee, or the trust manager on its behalf, must deliver to the note trustee, within 120 days after the end of each fiscal year of the trust, commencing on September 30, 2003, and otherwise in compliance with the requirements of section 314(a)(4) of the United States Trust Indenture Act of 1939, as amended, a certificate stating that:

     o a review of the activities of the issuer trustee in respect of the trust during such year and of performance under the transaction documents, any fixed floating rate swap and the currency swaps, has been made under supervision of the person signing the certificate; and

     o to the best of the knowledge of the person signing the certificate, based on the review referred to in the above bullet point, the issuer trustee has complied with all conditions and covenants under the transaction documents, any fixed floating rate swap and the currency swaps, throughout the relevant year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to that person of the nature and status of the default.

     The issuer trustee, or the trust manager, on its behalf, must deliver to the note trustee on the closing date, an opinion stating that the security trust deed and any other requisite documents have been properly recorded and filed. Within 120 days after the end of each fiscal year commencing on [SEPTEMBER 30, 2003], the issuer trustee, or the trust manager, on its behalf, must deliver an opinion stating that action has been taken with respect to the recording and filing of the security trust deed and any other requisite document or that no action is required to maintain the security interest created by the security trust deed.

ISSUER TRUSTEE AND SECURITY TRUSTEE FEES AND EXPENSES

     The issuer trustee and the security trustee are collectively entitled to a fee for each Collection Period equal to 0.055% per annum of the aggregate outstanding Principal Amount of the notes on the first day of each Collection Period payable in arrears on the next payment date.

     Each of the issuer trustee and the security trustee will be indemnified out of the assets of the trust for any liability, cost or expense incurred by it in its capacity as issuer trustee or security trustee, as applicable, except to the extent that such liability, cost or expense is caused by the fraud, negligence or willful default of the issuer trustee or security trustee, as applicable.

REMOVAL OF THE ISSUER TRUSTEE

     The issuer trustee is required to retire as trustee after a direction from the trust manager in writing following an Issuer Trustee's Default.

     If the issuer trustee does not retire within 30 days of being directed by the trust manager to do so, the trust manager shall have the right to remove the issuer trustee from office as trustee of the Interstar Millennium Trusts.

     On the retirement or removal of the issuer trustee the trust manager, subject to giving prior notice to each rating agency shall be entitled to appoint in writing some other statutory trustee to be the issuer trustee provided that appointment will not in the reasonable opinion of the trust manager materially prejudice the interests of any noteholders. Until the appointment is completed the trust manager shall act as issuer trustee and will be entitled to the trustee's fee for the period it so acts as issuer trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

     The issuer trustee may resign on giving to the trust manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the trust manager and the issuer trustee may agree, of its intention to do so.

     Before retirement, the issuer trustee must appoint a successor trustee who is approved by the trust manager, or who may be the trust manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the trust manager shall act as trustee until a successor trustee is appointed.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

     The issuer trustee enters into the transaction documents, any fixed-floating rate swap and the currency swaps, and issues the notes only in its capacity as trustee of the trust and in no other capacity. A liability incurred by the issuer trustee acting in its capacity as trustee of the trust arising under or in connection with the transaction documents, any fixed-floating rate swap and the currency swaps, or the trust or in respect of the notes is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the trust out of which the issuer trustee is actually indemnified for the liability. This limitation of the issuer trustee's liability applies despite any other provision of the transaction documents, any fixed-floating rate swap and the currency swaps, and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents, any fixed-floating rate swap and the currency swaps, or the trust.

     No noteholder nor any party to any transaction document, any fixed-floating rate swap and the currency swaps, may sue the issuer trustee in any capacity other than as trustee of the trust or seek the appointment of a receiver, liquidator, administrator or similar person to the issuer trustee -- except in relation to the assets of the trust -- or prove in any liquidation, administration or arrangements of or affecting the issuer trustee -- except in relation to the assets of the trust.

     The other paragraphs in this section do not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document, any fixed-floating rate swap and the currency swaps, or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence, or willful default.

     Each of the trust manager, the servicer, the calculation agent, the paying agents and the swap providers are responsible under the transaction documents for performing a variety of obligations relating to the trust. No act or omission of the issuer trustee, including any related failure to satisfy its obligations or breach of representation or warranty under the transaction documents, any fixed-floating rate swap and the currency swaps, will be considered fraud, negligence or wilful default of the issuer trustee to the extent to which the act or omission was caused or contributed to by any failure by such person -- other than a person whose acts or omissions the issuer trustee is liable for in accordance with the transaction documents, any fixed-floating rate swap and the currency swaps -- to fulfil its obligations relating to the trust or by any other act or omission of any such person -- other than a person whose acts or omissions the issuer trustee is liable for in accordance with the transaction documents, any fixed-floating rate swap and a currency swap -- regardless of whether or not that act or omission is purported to be done on behalf of the issuer trustee.

     No attorney, agent, receiver or receiver and trust manager appointed in accordance with a transaction document has authority to act on behalf of the issuer trustee in a way which exposes the issuer trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the issuer trustee provided, in the case of any person selected and appointed by the issuer trustee, that the issuer trustee has exercised reasonable care in the selection of such persons.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

     The issuer trustee will be indemnified out of the assets of the trust against all losses and liabilities properly incurred by the issuer trustee in performing its duties or exercising its powers under the transaction documents, any fixed-floating rate swap and the currency swaps in relation to the trust except to the extent that such losses and liabilities arose as a result of the issuer trustee's fraud, negligence or wilful default.

     The issuer trustee is indemnified out of the assets of the trust against certain payments it may be liable to make under any Consumer Credit Legislation. The trust manager also indemnifies the issuer trustee in relation to such payments and the issuer trustee is required to first call on the indemnity from the trust manager before calling on the indemnity from the assets of the trust.

THE TRUST MANAGER

POWERS

     The trust manager will have full and complete powers of management of the trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trust and the conduct of the day to day operation of the trust.

     The issuer trustee has no duty to supervise the trust manager in the performance of its functions and duties, or the exercise of its discretions.

     The trust manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

DELEGATION

     The trust manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the trust manager's associates officers, or employees all acts, matters and things, whether or not requiring or involving the trust manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub contractor for such purposes and with such powers as the trust manager thinks fit.

     Notwithstanding any such delegation or appointment, Interstar Securitisation Management Pty Limited will continue to be liable for the acts and omissions of any such associates, officers, employees, attorneys, agents, delegates or subcontractors in respect of the performance of the trust manager's obligations under and in connection with the transaction documents, any fixed-floating rate swap and the currency swaps.

TRUST MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

     The trust manager is entitled to a fee for each Collection Period equal to [0.055]% per annum of the aggregate outstanding Principal Amount of the notes -- with respect to the non-A$ notes, the A$ Equivalent -- on the first day of each Collection Period payable in arrears on the next payment date.

     The trust manager will be indemnified out of the assets of the trust for any liability, cost or expense properly incurred by it in its capacity as trust manager of the trust except to the extent that such liability, cost or expense is caused by the fraud, negligence or wilful default of the trust manager.

REMOVAL OR RETIREMENT OF THE TRUST MANAGER

     The trust manager shall retire as trust manager if the issuer trustee so directs in writing following a Trust Manager's Default.

     The trust manager may resign on giving to the issuer trustee, with a copy to each rating agency, not less than 90 days, or another period as the trust manager and the issuer trustee may agree, notice in writing of its intention to do so.

     On retirement or removal of the trust manager, the issuer trustee may appoint another trust manager, or may act as trust manager, on such terms as the issuer trustee sees fit, provided the appointment will not materially prejudice the interests of noteholders. Until a replacement trust manager is appointed, or the issuer trustee agrees to act as trust manager, the trust manager must continue as trust manager. If a replacement trust manager is not appointed within 90 days of the issuer trustee electing to appoint a new trust manager, the issuer trustee will be the new trust manager.

LIMITATION OF TRUST MANAGER'S LIABILITY

     The principal limitations on the trust manager's liability are set out in full in the master trust deed. These include the following limitations:

     o the trust manager will be indemnified out of the trust in respect of any liability, cost or expense properly incurred by it in its capacity as trust manager of the trust; and

     o subject to the master trust deed, the trust manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee or any agent appointed by the issuer trustee or on whom the trust manager is entitled to rely under the master trust deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the trust manager, except to the extent of losses, costs, claims or damages caused or contributed to by the breach of its obligations under any transaction documents, any fixed-floating rate swap and the currency swaps.

THE NOTE TRUSTEE

     The Bank of New York, New York branch will serve as the note trustee. The corporate trust office of the note trustee responsible for the administration of the trust is located at 101 Barclay Street, 21W, New York, New York 10286. The note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys providing that the use of such agent does not have an adverse effect on the rating of the US$ notes. The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the trust against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the note trustee in connection with its execution of the trusts under the note trust deed or of their powers or in respect of any matter or thing done or omitted in any way relating to it, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence or wilful default by the note trustee or any other person properly appointed by the note trustee.

     The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal, state or District of Columbia authority. The note trustee may also, if permitted by the SEC, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

     The note trustee may resign after giving three months' written notice to the issuer trustee, the trust manager, the security trustee and each rating agency. The issuer trustee may also remove the note trustee in the following circumstances:

     o   if the note trustee becomes insolvent;

     o   if the note trustee ceases its business;

     o if the note trustee fails to comply with any of its obligations under any transaction document and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:

     o   the note trustee becoming aware of this failure; and

     o receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the trust manager; or

     o if the note trustee fails to satisfy any obligation imposed on it under the United States Trust Indenture Act of 1939 with respect to the trust or the note trust deed.

     Holders of 75% of the aggregate outstanding Principal Amount of the non-A$ notes may require the issuer trustee to remove the note trustee.

     Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee.

NOTE TRUSTEE'S ANNUAL REPORT

     To the extent required by the United States Trust Indenture Act of 1939, as amended, the note trustee will mail each year to all US$ noteholders a report concerning:

     o its eligibility and qualifications to continue as trustee under the note trust deed;

     o   any amounts advanced by it under the note trust deed;

     o the amount, interest rate and maturity date of indebtedness owing by the issuer trustee to it in the note trustee's individual capacity;

     o   the property and funds physically held by it as note trustee;

     o any release or release and substitution of collateral subject to the lien of the security trust deed that has not previously been reported; and

     o any action taken by it that materially affects the US$ notes and that has not previously been reported.

LIST OF NOTEHOLDERS

     Three or more holders of non-A$ notes, each of whom has owned a non-A$ note for at least six months, may, upon written request to the note trustee, obtain access to the current list of non-A$ noteholders of the issuer trustee for purposes of communicating with other non-A$ noteholders concerning their rights under the note trust deed or the non-A$ notes. The note trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

REPORTS

     On or before January 31 of each calendar year, the principal paying agent, on behalf of the note trustee, will furnish to each person who at any time during the prior calendar year was a US$ noteholder, a statement containing the information required to be provided by an issuer of indebtedness under the Code.

THE SECURITY TRUST DEED

GENERAL

     Perpetual Trustee Company Limited of Level 7, 39 Hunter Street, Sydney, New South Wales, Australia will be the security trustee. Perpetual Trustee Company Limited's principal activities are the provision of services as trustee, executors, administrators, attorneys and agents and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the noteholders, the trust manager, the security trustee, the servicer, the note trustee, the underwriters, each paying agent, the calculation agent, the mortgage insurers, the underwriters, the seller with respect to the Accrued Interest Adjustment and seller's fees and each provider of a support facility. These secured parties are collectively known as the MORTGAGEES.

NATURE OF THE CHARGE

     A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

     A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the trust subject to the floating charge except in the ordinary course of its business and the trust manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

THE SECURITY TRUSTEE

     The security trustee is appointed to act as trustee on behalf of the Mortgagees and holds the benefit of the charge over the trust assets in trust for each Mortgagee on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on their behalf. In addition, the security trustee must give priority to the interests of the Class A noteholders if, in the security trustee's opinion, there is a conflict between the interests of the Class A noteholders and the interests of the Class B noteholders or other Mortgagees.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

     The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

     o The security trustee is not required to monitor compliance by the issuer trustee or trust manager with the transaction documents or their other activities.

     o Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

     o The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any collateral security.

     o Any action taken by the security trustee under the security trust deed or any collateral security binds all the Mortgagees.

     o The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the trust manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Mortgagees.

EVENTS OF DEFAULT

     Each of the following is an event of default under the security trust deed:

     o   the issuer trustee fails to pay:

     o any interest within 10 business days of the relevant payment date on which the interest was due to be paid to noteholders; or

     o any other amount owing to a Mortgagee within 10 business days of the due date for payment, or within any applicable grace period agreed with the relevant Mortgagee, or where the Mortgagee is a non-A$ noteholder, with the note trustee;

     o the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a transaction document, any fixed-floating rate swap or the currency swaps and that default is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

     o an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust;

     o the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

     o   any security interest over the trust assets is enforced;

     o a fixed-floating rate swap or any of the currency swaps is terminated and a replacement fixed-floating rate swap or currency swap on terms that will not lead to a withdrawal or downgrade of the rating of any notes, is not put in place;

     o all or any part of any transaction document, other than a fixed-floating rate swap or a currency swap, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than or a fixed-floating rate swap or a currency swap; or

     o without the prior consent of the security trustee, that consent being subject in accordance with the terms of the security trust deed to the prior written consent of the Noteholder Mortgagees:

     o the trust is wound up, or the issuer trustee is required to wind up the trust under the master trust deed or applicable law, or the winding up of the trust commences;

     o the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or

     o unless another trustee is appointed to the trust under the transaction documents, the issuer trustee ceases to be authorized under the trust to hold the property of the trust in its name and to perform its obligations under the transaction documents, any fixed-floating rate swap or the currency swaps.

     Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Mortgagees and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Mortgagees, it may elect to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and provided the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the Voting Mortgagees at which it shall seek directions from the Voting Mortgagees by way of Extraordinary Resolution of Voting Mortgagees regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING MORTGAGEES

     The security trust deed contains provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. VOTING MORTGAGEES are:

     o the Noteholder Mortgagees alone for as long as amounts outstanding under the notes are 75% or more of the total Secured Monies; and

     o otherwise, the note trustee, acting on behalf of the non-A$ noteholders and each other Mortgagee.

     The security trustee must promptly convene a meeting of the Voting Mortgagees after it receives notice, or has actual knowledge of, an event of default under the security trust deed.

VOTING PROCEDURES

     Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Monies shall have one vote except that the note trustee shall represent each non-A$ noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$10,000 or its equivalent, but not part thereof, of the Secured Monies that he holds or in respect of which he is a representative.

     A resolution of all the Voting Mortgagees, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

ENFORCEMENT OF THE CHARGE

     At any time after an event of default occurs, a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees may direct the security trustee to do any or all of the following:

     o   declare the charge to be enforceable;

     o   declare all Secured Monies immediately due and payable;

     o convert the floating charge to a fixed charge over any or all of the trust assets; or

     o appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

     If the Noteholder Mortgagees are the only Voting Mortgagees, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees, including enforcing the charge.

THE NOTE TRUSTEE AS VOTING MORTGAGEE

     If an event of default under the security trust deed occurs and is continuing, the issuer trustee and the trust manager will promptly notify the note trustee of such an occurrence and the note trustee shall deliver to each non-A$ noteholder notice of such event of default within 90 days of the date that the note trustee became aware of such event of default. However in the case of a default in payment of interest and principal on the notes, the note trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of non-A$ noteholders.

     The rights, remedies and discretion of the non-A$ noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the non-A$ noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the non-A$ noteholders without inquiry about compliance with the note trust deed.

     The note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any notes unless directed or requested to do so by the holders of at least 75% of the aggregate outstanding Principal Amount of the relevant class of non-A$ notes and then only if the note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

     If any of the non-A$ notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the non-A$ notes, the note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to, dispose of the mortgaged property unless either:

     o the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, a sufficient amount would be realized to discharge in full all amounts owing to the non-A$ noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the non-A$ notes; or

     o the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

     The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the note trustee or by Extraordinary Resolution of the Voting Mortgagees in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

     If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Mortgagees refuse to grant the requested indemnity, and put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

     The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the secured moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or willful default of the security trustee.

PRIORITIES UNDER THE SECURITY TRUST DEED

     The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the security trust deed over the trust assets will be distributed as follows:

     o first, to the extent required by law, to pay the holder of any prior ranking security interest of which the security trustee has notice;

     o second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney and other amounts payable to the security trustee or note trustee under the security trust deed or the note trust deed;

     o third, to the extent that any monies received by the security trustee represent the proceeds of any cash collateral lodged by a support facility provider, to pay that support facility provider;

     o   fourth, to pay pro rata:

         o any fees and other expenses due to the security trustee, the note trustee, a paying agent or the calculation agent;

         o any fees and expenses incurred in relation to the operation and administration of the trust, including the issuer trustee's fees and expenses; and

         o   the receiver's remuneration;

     o fifth, to pay pro rata the unpaid Accrued Interest Adjustment due to the seller;

     o   sixth, to pay pro rata:

         o monetary liabilities of the issuer trustee to all providers of support facilities other than to the currency swap provider for a liability owing under the Class B1 currency swap;

         o monetary liabilities of the issuer trustee to the Class A noteholders; and

         o   monetary liabilities owing in relation to any redraws;

     o   seventh, to pay pro rata:

         o any monetary liabilities of the issuer trustee to Class B noteholders; and

         o any monetary liabilities of the issuer trustee to the currency swap provider under the Class B1 currency swap;

     o eighth, to pay pro rata any amounts not covered in this section owing to any Mortgagee under any transaction document, any fixed-floating rate swap or a currency swap;

     o ninth, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and

     o tenth, to pay any surplus to the issuer trustee to be distributed in accordance with the master trust deed. The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver, Mortgagee or attorney, as the case may be, will be under no further liability in respect of it.

     Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

SECURITY TRUSTEE'S FEES AND EXPENSES

     The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. The fee payable to the issuer trustee and the security trustee shall be as described in the section entitled "-- Issuer Trustee and Security Trustee Fees and Expenses".

     If, at any time, the security trustee is required to take any action relating to the enforcement of the terms of the transaction documents, any fixed -floating rate swap or the currency swaps upon default by any other party, the security trustee shall be entitled to additional remuneration.

INDEMNIFICATION

     The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents, any fixed-floating rate swap or the currency swaps except to the extent that they result from the fraud, negligence or wilful default of the security trustee.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

     The security trustee may retire on three months' notice in writing to the issuer trustee, the trust manager and each rating agency if a successor security trustee is appointed.

     Subject to the appointment of a successor security trustee and prior notice being given to each rating agency, an Extraordinary Resolution of the Voting Mortgagees may remove the security trustee at any time and the trust manager may remove the security trustee if:

     o an Insolvency Event occurs in relation to the security trustee in its personal capacity;

     o   the security trustee ceases business;

     o the security trustee fails to remedy within 14 days after written notice from the trust manager any material breach of duty by it;

     o there occurs a change in the control of the security trustee from that existing on the date of the security trust deed, unless approved by the trust manager.

     Upon notice of resignation or removal of the security trustee, the trust manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the Mortgagees appoint a successor security trustee, other than the trust manager or its affiliates.

AMENDMENT

     The issuer trustee and the security trustee may, following written notice to each rating agency and with the written approval of the trust manager and the note trustee, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the Mortgagees or a class of Mortgagees, an Extraordinary Resolution of the Voting Mortgagees or that class of Voting Mortgagees is required.

THE CHECK ACCOUNT AND DIRECT PAPERLESS ENTRY FACILITIES AGREEMENT

     The servicer has arranged for National Australia Bank Limited to provide borrowers with an option to utilise a check account and direct entry paperless facility which provides borrowers with an expanded range of financial services that are directly linked to the borrower's mortgage loan account. The provision of these facilities has been documented in a check deposit and direct paperless entry facilities agreement between National Australia Bank Limited, the servicer and the issuer trustee known as the NBFI AGREEMENT.

     The facilities under the NBFI Agreement are being provided to both:

     o   borrowers in relation to the trust; and

     o borrowers under other Interstar mortgage backed securities programs which are funded by various warehouse funding trusts, other Interstar Millennium Trusts and other trusts which issue mortgage backed securities. Perpetual Trustees Victoria Limited is the trustee of each of these other trusts.

     Under the terms of the NBFI Agreement, the servicer is responsible for the day to day verification and processing of checks and direct entry paperless facilities. In providing these facilities to borrowers, there is a possibility that the servicer may:

     o process and authorize the issuer trustee to pay forged or fraudulently drawn checks or entries;

     o   fail to comply with stop payment notices made by borrowers; or

     o breach other covenants, representations and warranties or other provisions of the NBFI Agreement.

     The NBFI Agreement also requires the issuer trustee to place monies from the trust into an account known as the TRUST DRAWINGS ACCOUNT which is maintained with National Australia Bank Limited in the name of Perpetual Trustees Victoria Limited -- Interstar Securities MBS Program Distribution Account.

The other trusts are also required to deposit monies into this account thereby resulting in co-mingling of part of the assets of the trust with assets of other trusts.

     National Australia Bank Limited may, in accordance with the terms of the NBFI Agreement, be entitled to withdraw monies out of that Trust Drawings Account to the limit of moneys held in that account. National Australia Bank Limited may withdraw those monies even though the legal entitlement of National Australia Bank Limited in that regard relates to a matter or thing concerning one of the other trusts and not the trust. In those circumstances, the other trust would be required to replenish the Trust Drawings Account. There is no guarantee that the other trusts will have the financial capacity at the relevant time to replenish the Trust Drawings Account in these circumstances.

THE INVESTMENT MANAGEMENT AGREEMENT

     SERVICING OF HOUSING LOANS

     The servicer is required to administer the housing loans in the following manner:

     o   in accordance with the investment management agreement;

     o to the highest standard of accepted servicing practice of prudent mortgage lending and investment management institutions;

     o   exercising a high degree of skill and care in respect thereof; and

     o   in compliance with all relevant legislation.

     In performing any services under the investment management agreement the servicer shall take into account whether its performance of such services may adversely affect the rating of any notes. The servicer is entitled to delegate its duties under the investment management agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

POWERS

     The servicer has the express power, among other things:

     o to waive any fees which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans;

     o to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages; and

     o to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency. This extension is not subject to the requirement that the action not have a Material Adverse Effect.

     With respect to these express powers set forth above, the servicer shall take into account whether its performance will have a Material Adverse Effect.

UNDERTAKINGS BY THE SERVICER

     The servicer has undertaken, among other things, the following:

     o to collect all monies due under the housing loans and related mortgages and pay them into the collection account;

     o if a default occurs in respect of a housing loan, to take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate;

     o to act in accordance with the terms of any mortgage insurance policies or title insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy or title insurance policy;

     o not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage rank ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the servicer's ordinary course of business;

     o to ensure that the authorized investments held by the issuer trustee yield an amount which is 0.25% per annum greater than the amount required to ensure that the issuer trustee has sufficient cash at all times to enable the issuer trustee to pay all payments of interest in respect of the notes and otherwise to comply with all of the issuer trustee's duties and obligations under the transaction documents, any fixed-floating rate swap and the currency swaps as and when they fall due;

     o to give notice in writing to the issuer trustee and each rating agency if it becomes aware of the occurrence of any Servicer Transfer Event;

     o to maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the investment management agreement;

     o to notify the issuer trustee and the trust manager of any event which it reasonably believes is likely to have a Material Adverse Effect promptly after becoming aware of such event; and to notify the trust manager of anything else which the trust manager reasonably requires regarding any proposed modification to any housing loan or related mortgage; and

     o to provide information reasonably requested by the issuer trustee or the trust manager, with respect to all matters relating to the trust and the assets of the trust that the issuer trustee or the trust manager believes reasonably necessary for it to perform its obligations under the transaction documents, any fixed-floating rate swaps and the currency swaps and upon reasonable notice and at reasonable times permit the issuer trustee to enter the premises and inspect the data and records in relation to the trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

SERVICING COMPENSATION AND EXPENSES

     The servicer will receive a fee for servicing the housing loans equal to [0.220]% per annum of the aggregate outstanding Principal Amount of the notes -- with respect to the non-A$ notes, the A$ Equivalent -- on the first day of each Collection Period payable in arrears on the next payment date.

     The servicer must pay from such fee all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

LIABILITY OF THE SERVICER

     The servicer fully indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the investment management agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a Servicer Transfer Event.

TERMINATION OF THE SERVICER

     The issuer trustee must terminate the servicer's appointment if the issuer trustee determines that any of the following SERVICER TRANSFER EVENTS occurs:

     o   an Insolvency Event occurs with respect to the servicer;

     o the servicer fails to pay any amount within 5 business days of receipt of a notice to do so from the issuer trustee or the trust manager;

     o the servicer fails to comply with any of its other obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, as determined by the issuer trustee and that failure is not remedied within the earlier of 30 days after the servicer becomes aware of that failure and receipt of a notice from either the issuer trustee or the trust manager;

     o any representation, warranty or certification made by the servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee, and the issuer trustee determines that breach would have a Material Adverse Effect;

     o it becomes unlawful for the servicer to perform the services under the investment management agreement.

     The servicer will indemnify the issuer trustee against all losses, costs and expenses incurred as a result of a Servicer Transfer
Event.

RESIGNATION

     The servicer may voluntarily resign after giving 90 days notice to each rating agency, the trust manager and the issuer trustee.

REPLACEMENT OF THE SERVICER

     The trust manager and the issuer trustee shall use reasonable efforts to find an eligible successor servicer. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer is not appointed by the expiration of the 90 day notice period, the issuer trustee itself will act as servicer and be entitled to the servicing fee.

TERMINATION OF INVESTMENT MANAGEMENT AGREEMENT

     The investment management agreement will terminate on the earlier of:

     o the date on which the investment management agreement is terminated pursuant to a Servicer Transfer Event;

     o the date which is one month after the notes have been redeemed in full in accordance with the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

     o the date on which the issuer trustee replaces the servicer with a successor servicer; and

     o   the date on which the servicer is replaced after resigning.

AMENDMENT

     The servicer and the issuer trustee may amend the investment management agreement provided that each rating agency has confirmed that the amendment will not have an adverse effect on the rating of any notes and the trust manager certifies to the issuer trustee that, in the trust manager's opinion the amendment will not adversely effect the rights of the noteholders.

THE BACKUP SERVICER AGREEMENTS

THE PRIMARY BACKUP SERVICER AGREEMENT

     The issuer trustee, the primary backup servicer and the servicer have entered into the primary backup servicer agreement. Under the primary backup servicer agreement, the issuer trustee has agreed that in the event the servicer is removed or retires as a servicer of certain trusts, including the trust, it must promptly notify the primary backup servicer of such removal or retirement and offer the appointment as servicer of the trust to the primary backup servicer. Within 5 days of such notice, the primary backup servicer will notify the issuer trustee whether it will accept such appointment.

     If the primary backup servicer accepts the issuer trustee's appointment as servicer, then the primary backup servicer will act as servicer of the trust from the date of appointment until such time as the primary backup servicer is removed or retires in accordance with the primary backup servicer agreement. The issuer trustee cannot appoint the primary backup servicer as servicer unless the rating agencies have confirmed in writing to the issuer trustee that such appointment will not have an adverse effect on the credit ratings of the notes.

     Once the primary backup servicer has been appointed, it will be bound by and must observe the rights, obligations and discretions conferred on the servicer under the investment management agreement as if it were named in the investment management agreement as the original servicer. Upon the appointment of the primary backup servicer as servicer, Interstar Securities (Australia) Pty Limited will immediately provide to the primary backup servicer all accounts, books, documents, records or other property relating to the trust which are in its possession or control. The issuer trustee will promptly arrange to provide the primary backup servicer with such accounts or information relating to the trust which are in the possession or control of the issuer trustee to enable the primary backup servicer to fulfill its duties, obligations and discretions as servicer. The issuer trustee may remove the primary backup servicer as servicer after providing the primary backup servicer with written notice and in accordance with the provisions of the investment management agreement.

     Prior to its appointment as servicer, the primary backup servicer will be entitled to receive a backup servicer standby fee from the servicer as agreed from time to time between the servicer and the primary backup servicer and notified to the issuer trustee. In the event that the servicer fails to pay the primary backup servicer the backup servicer standby fee, then subject to the primary backup servicer giving written notice to the issuer trustee, the issuer trustee can deduct such amount from any amount payable to the servicer as a servicer's fee. After its appointment as servicer, the primary backup servicer will be entitled to receive the servicer's fee.

     If the primary backup servicer is unable or declines the issuer trustee's offer to be appointed as servicer, the issuer trustee will have the option to appoint the secondary backup servicer as servicer under the secondary backup servicer agreement.

     The primary backup servicer agreement will be governed by the laws of the State of Victoria.

THE SECONDARY BACKUP SERVICER AGREEMENT

     The issuer trustee, the secondary backup servicer and the servicer have entered into the secondary backup servicer agreement. The provisions of the secondary backup servicer agreement are similar to the provisions described above in the primary backup servicer agreement, except that the secondary backup servicer is obliged to become servicer at the request of the issuer trustee. The secondary backup servicer agreement will be governed by the laws of the State of Victoria.

                                  THE SERVICER

SERVICING OF HOUSING LOANS

     Under the investment management agreement, Interstar Securities (Australia) Pty Limited has been appointed as the initial servicer of the housing loans. The day to day servicing of the housing loans will be performed by the servicer at its head office in Melbourne. Servicing procedures include managing customer inquiries, monitoring compliance with the loan features and rights applicable to these loans, and the arrears management of delinquent loans. See "Description of the Transaction Documents -- The Investment Management Agreement".

COLLECTION AND ENFORCEMENT PROCEDURES

     Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. Interstar Securities (Australia) Pty Limited gives credit to repayments to an individual housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant loan account.

     When a housing loan is 1 day delinquent, it is identified in the mortgage service system. At the close of business on the last business day of the month each delinquent account is transferred to the collection system. The collection system identifies all accounts which are overdue and provides detailed lists of those loans for action and follow-up.

     The collection system allocates overdue loans to designated collection officers at close of business on the third business day of each month.

     Actions taken by the servicer in relation to delinquent accounts will vary depending on the following elements and, if applicable, with the input of the mortgage insurer:

     o   arrears history;

     o   loan size;

     o   equity in the property -- LVR; and

     o arrangements made with the borrower to clear arrears and maintain future minimum installments while arrears exist.

     If satisfactory arrangements cannot be made to rectify a delinquent housing loan, the servicer will instruct a panel solicitor to issue legal notices and institute recovery action by enforcing the mortgage security. Collection officers, under legal assistance, manage this process and pursue many sources of recovery including the following:

     o   guarantees;

     o   government assistance schemes;

     o   mortgagee sale; and

     o   claims on mortgage insurance.

     It should be noted that Interstar Securities (Australia) Pty Limited reports all actions that it takes on overdue housing loans to its respective mortgage insurer in accordance with the terms of the mortgage insurance policies.

COLLECTION AND FORECLOSURE PROCESS

     Subject to the paragraph below, when a housing loan is 90 days delinquent, a letter of demand is sent to the borrower advising of the situation and requesting that payment be made to rectify the situation. If a response has not been received within 15 days of the letter of demand, instructions are sent to Interstar Securities (Australia) Pty Limited's panel solicitor to commence recovery action by issuing the relevant default notices pursuant to the registered mortgage and statutory time allowed in that state or territory.

     Recovery action continues until such time as the borrower pays the amount noted in the default notices, plus interest, legal fees etc., or vacant possession of the security property is obtained. If a borrower does not respond to any of the notices issued or served upon him or her, vacant possession may be obtained within 45 days of issuing the letter of demand.

     For housing loans:

     o   with an original loan balance in excess of A$300,000; or

     o which, based on the characteristics of the borrower, the loan-to-value ratio and payment history, the servicer determines to have a particular risk profile,

the servicer will issue a letter of demand when the loan is 30 days delinquent.

     These time frames assume that the borrower has taken no action to remedy the default.

     Upon gaining possession of the security property, two marketing appraisals and an updated valuation are requested, with one of the marketing appraisals selected to market and sell the property via auction or private treaty. A reserve price/list price is determined with reference to the marketing appraisals and valuation. Once a figure has been reached, this is submitted to the mortgage insurer for approval. After the security property is sold and funds received and an outstanding loan balance remains, a claim for the shortfall is submitted to the mortgage insurer for processing.

     It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant State or Territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

     The arrears and security enforcement procedures may change over time as a result of business changes, or legislative and regulatory changes.

SERVICER DELINQUENCY EXPERIENCE

     The table below summarizes the delinquency and foreclosure experience of housing loans serviced by Interstar Securities (Australia) Pty Limited.

     o INTERSTAR MORTGAGE BACKED PROGRAM -- TOTAL PORTFOLIO HISTORICAL DELINQUENCIES


                               MARCH 31           SEPTEMBER 30          MARCH 31           SEPTEMBER 30           MARCH 31
PORTFOLIO AT:                    1998                 1998                1999                 1999                 2000
==================         =================    =================   =================    =================    =================
Outstanding Balance        $1,096,782,349.81    $1,258,820,846.88   $1,500,609,532.07    $1,968,607,661.73    $2,609,611,105.11

Number of Loans
  Outstanding                          8,112                9,440              11,328               14,498               18,579

Percentage of
 Delinquent Loans*
31 - 60 Days                           0.38%                0.40%               0.55%                0.54%                0.43%
61 - 90 Days                           0.20%                0.23%               0.38%                0.31%                0.24%
91 Days Plus                           0.12%                0.17%               0.18%                0.15%                0.13%
Total Delinquencies
  over 30 Days                         0.70%                0.80%               1.11%                1.00%                0.80%


                               MARCH 31           SEPTEMBER 30          MARCH 31           SEPTEMBER 30           MARCH 31
SIX MONTH PERIOD ENDING:         1998                 1998                1999                 1999                 2000
=======================    =================    =================   =================    =================    =================
Loan Losses as a % of
  Total Outstanding
  Balance                              0.00%                0.00%               0.00%                0.00%                0.00%


                           SEPTEMBER 30            MARCH 31            SEPTEMBER 30          MARCH 31            SEPTEMBER 30
PORTFOLIO AT:                  2000                  2001                  2001                2002                  2002
==================        =================    =================     =================    =================    =================
Outstanding Balance       $3,344,250,484.60    $4,020,835,770.89     $4,820,490,560.20    $5,864,319,193.21    $7,436,170,410.31

Number of Loans
  Outstanding                        23,091               27,406                32,114               38,133               46,825

Percentage of
 Delinquent Loans*
31 - 60 Days                          0.35%                0.33%                 0.28%                0.40%                0.58%
61 - 90 Days                          0.16%                0.14%                 0.12%                0.19%                0.18%
91 Days Plus                          0.10%                0.06%                 0.06%                0.10%                0.12%
Total Delinquencies
  over 30 Days                        0.61%                0.53%                 0.46%                0.70%                0.89%


                           SEPTEMBER 30            MARCH 31            SEPTEMBER 30          MARCH 31            SEPTEMBER 30
SIX MONTH PERIOD ENDING:       2000                  2001                  2001                2002                  2002
=======================   =================    =================     =================    =================    ================
Loan Losses as a % of
  Total Outstanding
  Balance                             0.00%                0.00%                 0.00%                0.00%               0.00%

*    Totals may not sum exactly due to rounding

**   Net loss after any claim under Mortgage Insurance

     There can be no assurance that the delinquency and foreclosure experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and foreclosure experience of the servicer's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown in the preceding table represent the delinquency and foreclosure experience for the total residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans in the pool. Moreover, if the real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the housing loan pool.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the US$ notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

     The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal and the amount and timing of redraws on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by a seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

     Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

     o   refinancing by borrowers with other financiers;

     o receipt by the issuer trustee of enforcement proceeds due to a borrower having defaulted on its housing loan;

     o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

     o repurchase of the housing loans by a seller as a result of a breach by it of certain representations;

     o repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

     o receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; or

     o receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either:

         o   repurchased by a seller under its right of first refusal; or

         o   sold to a third party.

     Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

     o   the degree to which a note is purchased at a discount or premium; and

     o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

     A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

WEIGHTED AVERAGE LIVES

     The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each U.S. dollar in respect of principal repayable under the note is reduced to zero. Prepayments of principal of the mortgage loans will tend to shorten the weighted average life of the US$ notes, while redraws will tend to extend the weighted average life of the US$ notes.

     Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

     The following table is based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. None of the sellers nor the trust manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

     The following table is based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the table. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the table indicates.

     The following tables were prepared based on the characteristics of the housing loan pool as described in "Description of the Assets of the Trust" expected to be acquired by the issuer trustee and the following additional assumptions:

     o   the initial cut-off date is the close of business on [*];

     o   closing date for the notes is [*];

     o on the closing date the issuer trustee will purchase housing loans with an aggregate principal balance of A$[*]

     o housing loans will be purchased by the issuer trustee during the pre-funding period with an aggregate amount of A$[*] and will be purchased in full on [*];

     o the characteristics of the housing loans purchased during the pre-funding period will have the same blended loan characteristics as the housing loan pool described in "Description of the Assets of the Trust", save for its total size;

     o payments on the US$ notes are made on each payment date, regardless of the day on which payment actually occurs, commencing in [*], and are made in accordance with the priorities described in this prospectus;

     o the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

     o the scheduled payments of principal and interest on the housing loans will be paid monthly and will be timely delivered on the fifteenth day of each month, with no defaults or arrears;

     o there are no redraws, principal increases, substitutions or payment holidays with respect to the housing loans and, accordingly, no Class A1 notes will be issued;

     o housing loans bearing a variable rate of interest maintain the rate set as at [*];

     o borrowers in relation to any interest only housing loans in the portfolio are assumed to pay no principal for a period of five years and will pay principal and interest thereafter;

     o Liquid Authorized Investments are maintained at the Prescribed Minimum Level throughout the life of the notes and the Prescribed Minimum Level at any time is 1% of the then current sum of the outstanding Principal Amount of the Class A4 notes, the Class B2 notes, the Class A2 A$ Equivalent of the outstanding Principal Amount of the Class A2 notes, the Class A3 A$ Equivalent of the outstanding Principal Amount of the Class A3 notes and the Class B1 A$ Equivalent of the outstanding Principal Amount of the Class B1 notes;

     o all prepayments are received on the fifteenth day of each month and include the full month's interest on the prepayment;

     o principal collections are distributed according to the rules of distribution set forth in this prospectus;

     o   all payments under the swaps are made as scheduled;

     o the trust manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except, with respect to the line titled "Weighted Average Life -- To Earlier of Clean Up Call and Step-Up Margin Date (Years)", in respect of which the trust manager exercises its right to redeem the notes on the earlier to occur of the Step-Up Margin Date and the payment date on which the total outstanding Principal Amount of all notes in all classes does not exceed 10% of the Initial Principal Amount of all notes;

     o   the exchange rate is US$[*] = A$1.0000.

     It is not likely that the housing loans will pay at any constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the assumed weighted average remaining term to maturity as described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

     In the following tables, the percentages have been rounded to one decimal place and the weighted average life of a class of notes is determined by the following three step process:

     o multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

     o   summing the results, and

     o dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

 PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING OF THE CLASS A2 NOTES AT THE
               FOLLOWING PERCENTAGES OF CONSTANT PREPAYMENT RATE*


DATE                                         0.0%       10.0%       15.0%      17.5%       20.0%       25.0%       30.0%
                                           ------      ------      ------     ------      ------      ------      ------
Closing Date                               100.0%      100.0%      100.0%     100.0%      100.0%      100.0%      100.0%
[*]



























Weighted Average Life--
To earlier of Clean Up Call and
Step-Up Margin Date (Years)............

To Maturity (Years)....................



----------
* Totals may not sum exactly due to rounding.

 PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING OF THE CLASS B1 NOTES AT THE
               FOLLOWING PERCENTAGES OF CONSTANT PREPAYMENT RATE*


DATE                                         0.0%       10.0%       15.0%      17.5%       20.0%       25.0%       30.0%
                                           ------      ------      ------     ------      ------      ------      ------
Closing Date                               100.0%      100.0%      100.0%     100.0%      100.0%      100.0%      100.0%
[*]

























Weighted Average Life--
To earlier of Clean Up Call and
Step-Up Margin Date (Years)............

To Maturity (Years)....................




----------
* Totals may not sum exactly due to rounding.

                                 USE OF PROCEEDS

     The proceeds from the issue of the US$ notes, after being exchanged pursuant to the currency swaps, will amount to A$[*]. These issue proceeds, together with the proceeds of the issue of the other notes, will be used by the issuer trustee, in most part, to acquire from the seller the seller's beneficial interest in the housing loans and related mortgages, to make a deposit in the prefunding account and to acquire Liquid Authorized Investments. See "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date" and "Description of the Notes -- Application of Mortgage Principal Repayments and Liquid Authorized Investments to Available Income".

                       LEGAL ASPECTS OF THE HOUSING LOANS

     The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory of Australia. Laws may differ between such States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.

GENERAL

     There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority.

NATURE OF HOUSING LOANS AS SECURITY

     There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title". The housing loans in the proposed housing loan pool are all secured by Torrens title land.

     TORRENS TITLE land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory of Australia. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

     Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

     Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "urban leasehold".

STRATA TITLE

     STRATA TITLE is an extension of the Torrens system and was developed to enable the creation of, and dealings with, various parts of multi-story buildings, commonly referred to as apartment units or strata lots, which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory of Australia in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their strata lot. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block.

     Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

     All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

     o cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

     o where it involves residential property, is subject to a nominal rent of A$0.05 per annum on demand.

     As with Torrens title land, the proprietor's leasehold interest in the land is entered in a central register and the proprietor may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government.

     In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

     Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

     The law relating to the granting of security over real property is made complex by the fact that each State and Territory of Australia has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

     Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

     In most States and Territories of Australia, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

     In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

     Once the mortgagor has repaid the loan, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

ENFORCEMENT OF REGISTERED MORTGAGES

     Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all monies under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

     o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     o The mortgagee may, in limited circumstances, lease the property to third parties.

     o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can only look to the value of the property for satisfaction of the debt.

     o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

     o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

     A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

     Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 of Australia, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

     The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

BANKRUPTCY

     The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

     o   the disposition was made to defraud creditors; or

     o the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

     The insolvency of a company is governed by the Corporations Act 2001 of Australia. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

     o when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

     o within a prescribed period prior to the commencement of the winding up of the company.

ENVIRONMENTAL

     Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.

     Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

     Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

     The current transaction is designed to mitigate insolvency risk. For example, the assignment of the beneficial interest of the seller in the housing loans to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of the seller in the event of an insolvency of the seller. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

     If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of the trust, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents -- The Security Trust Deed -- Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents -- The Security Trust Deed -- Priorities Under the Security Trust Deed". If the proceeds from enforcement of the security trust deed are not sufficient to redeem the notes in full, some or all of the noteholders will incur a loss.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

     Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.

CONSUMER CREDIT LEGISLATION

     The majority of the housing loans are regulated by the Consumer Credit Legislation. Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

     o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

     o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

     o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

     o    obtain an order for a civil penalty; or

     o obtain additional restitution or compensation in relation to breaches of the Consumer Credit Legislation in relation to a housing loan or a mortgage.

     Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes.

     At the time the issuer trustee acquires the beneficial interest in the housing loans, the trust manager and the servicer represent and warrant that the housing loans and related mortgages complied in all material respects with the Consumer Credit Legislation at the applicable cut-off date. Under the investment management agreement, the servicer has undertaken to comply with the Consumer Credit Legislation in connection with servicing the housing loans and related mortgages.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the US$ notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the CODE), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the Internal Revenue Service. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw, special United States federal tax counsel for the trust manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the Internal Revenue Service about any of the United States federal income tax consequences we discuss, and we cannot assure you that the Internal Revenue Service will not take contrary positions.

     Mayer, Brown, Rowe & Maw has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss the material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the US$ notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the US$ notes by investors that are given special treatment under the United States federal income tax laws, including:

     o   banks and thrifts;

     o   insurance companies;

     o   regulated investment companies;

     o   dealers in securities;

     o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security", "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

     o   foreign investors, except as specifically set forth below;

     o   trusts and estates; and

     o pass-through entities, the equity holders of which are any of the foregoing.

     Additionally, the discussion regarding the US$ notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the US$ notes as "capital assets" within the meaning of Section 1221 of the Code.

     It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the US$ notes, including the advisability of making any election discussed under "--Market Discount".

     The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the trust manager that the trust does not and will not have an office in the United States, the trust does not and will not avail itself of the office of an agent in the United States, and the trust is not conducting, and will not conduct, either directly or through an agent, any activities in the United States, other than in connection with its issuance of the US$ notes, in the opinion of Mayer, Brown, Rowe & Maw, the issuer trustee and the trust will not be subject to United States federal income tax.

     In the opinion of Mayer, Brown, Rowe & Maw, special tax counsel for the trust manager, the US$ notes will be characterized as debt for United States federal income tax purposes. Each US$ noteholder, by acceptance of a US$ note, agrees to treat the notes as indebtedness.

     Under Treasury regulations, called the "OID Regulations," relating to original issue discount, a US$ note will be considered issued with original issue discount if its "stated redemption price at maturity" exceeds its "issue price" (i.e., the price at which a substantial portion of the US$ notes is first sold (not including sales to the Underwriters)). In general, a US$ note's "stated redemption price at maturity" is the sum of all payments to be made on the US$ note other than payments of "qualified stated interest." Further, if the US$ notes have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.

INTEREST INCOME ON THE US$ NOTES

     Based on the above assumption, except as discussed below, Mayer, Brown, Rowe & Maw is of the opinion that you will be required to report as ordinary interest income, the stated interest and original issue discount, if any, on the US$ notes you hold in accordance with your method of tax accounting. Under the OID Regulations, if you hold a US$ note issued with a de minimis amount of original issue discount, you must include this original issue discount in income, on a pro rata basis, as principal payments are made on the note. If you purchase a US$ note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

SALE OF NOTES

     Mayer, Brown, Rowe & Maw is of the opinion that if you sell a US$ note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the US$ note. Your adjusted tax basis in a note will equal your cost for the US$ note, decreased by any amortized premium and any payments other than interest made on the US$ note and increased by any market discount or original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the US$ note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus US$3,000 of other United States income.

MARKET DISCOUNT

     In the opinion of Mayer, Brown, Rowe & Maw, you will be considered to have acquired a US$ note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

     In the case of a sale or other disposition of a US$ note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     In the case of a partial principal payment of a US$ note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the US$ notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory Conference Committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

     o for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

     o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

     Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a US$ note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

     Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

     Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM

     In the opinion of Mayer, Brown, Rowe & Maw, you will generally be considered to have acquired a US$ note at a premium if your tax basis in the note exceeds the remaining Principal Amount of the note. In that event, if you hold a US$ note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the US$ notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

     Mayer, Brown, Rowe & Maw is of the opinion that, backup withholding taxes will be imposed on payments to you of interest paid, and original issue discount accrued, if any, on the US$ notes if, upon issuance, you fail to supply the trust manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding of 30%, in effect for payments made during the taxable year 2003, will be reduced to 29% for payments made during the years taxable 2004 and 2005, and 28% for payments made during the taxable years 2006 through 2010. For payments made after 2010, the backup withholding tax rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the Internal Revenue Service by the trust manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the US$ notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

     A foreign investor generally will be exempt from backup withholding and information reporting requirements, assuming payments on the US$ notes are otherwise exempt from United States federal income tax, provided that such foreign investor complies with certain certification and identification procedures in order to prove its exemption. In order for a foreign investor to prove its exemption, such foreign investor should submit the appropriate Internal Revenue Service Form W-8, attesting to such foreign investor's foreign status. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, such an exemption.

                             AUSTRALIAN TAX MATTERS

     The following is a summary of the material Australian tax provisions relevant to this transaction. We suggest that you consult your Australian tax advisors in relation to their investment in the notes.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

     Under existing Australian tax law, non-resident holders of notes or interests in any global note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax, on payments of interest or amounts in the nature of interest other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes. A premium on redemption is currently accepted by the Australian Taxation Office (ATO) as an amount in the nature of interest for this purpose.

     Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia (the TAX ACT), an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

     These conditions are:

     o the issuer trustee is a company that is a resident of Australia when it issues the notes and when interest, as defined in section 128A(1AB) of the Tax Act, is paid; and

     o the notes, or a global bond or note or interests in such a global bond or note, are issued in a manner which satisfies the public offer test as prescribed under section 128F of the Tax Act.

     It is the issuer trustee's intention to issue the notes and interests in the global notes in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Tax Act.

     This withholding tax exemption will not apply where, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the notes, or an interest in the notes, was being or would later be acquired, either directly or indirectly, by an associate of the issuer trustee, within the meaning of section 128F(9) of the Tax Act, other than in the capacity of a dealer, manager or underwriter in relation to a placement of the notes. However, the Australian government on September 19, 2002 tabled in parliament as Taxation Laws Amendment Bill (No. 6) 2002, legislation effective from August 29, 2001, to treat interest payments to the following associates as being eligible for the exemption if the issue of the debenture otherwise satisfies the requirements of section 128F:

     o an Australian resident that does not acquire the debenture in carrying on business at or through a permanent establishment in a country outside Australia;

     o an Australian resident that acquires the debenture in carrying on business at or through a permanent establishment in a country outside Australia if the interest is received in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme;

     o a non-resident that acquires the debenture in carrying on business at or through a permanent establishment in Australia; and

     o a non-resident that acquires the debenture in carrying on business outside Australia if the interest is received in the capacity of a clearing house, paying agent, custodian or funds manager.

     If the requirements for exemption under section 128F of the Tax Act are met with respect to the notes, payments of principal, interest and any premium made to a holder of the notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

     Subject to certain statutory exceptions, tax will be deducted, at the highest marginal tax rate plus medicare levy, from payments to resident noteholders who do not provide the trustee with a tax file number or Australian Business Number pursuant to the "Pay-As-You-Go" provisions of the tax legislation.

NOTE TRANSFERS

     A noteholder may be subject to taxation in respect of any gain made on the transfer of notes. The specific taxation implications in respect of the transfer depends on the nature of the gain which will vary as between noteholders. Broadly, the taxation consequences will depend on whether noteholders own the notes on revenue or capital account.

     Noteholders should seek their own advice in relation to the specific taxation consequences of the transfer of their notes.

     In addition, noteholders should also seek their own advice regarding the goods and services tax (GST) implications of the transfer of their notes.

PROFIT ON SALE BY NON-RESIDENT NOTEHOLDERS

     Under existing Australian law, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the notes provided that:

     o the notes are not held as part of a business carried on, at or through a permanent establishment in Australia; and

     o    the profits do not have an Australian source.

     The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

     There are however specific withholding tax rules that may apply to treat a portion of the sale price of notes as interest for withholding tax purposes. They are as follows:

     o under section 128AA of the Tax Act, where a security is sold and the transfer price exceeds the issue price, the excess is deemed to be interest which may be subject to interest withholding tax. Under the existing rules, it is unclear whether the profit on sale would trigger an interest withholding tax obligation, even if the notes are issued in accordance with section 128F. The Australian government on September 19, 2002 tabled in parliament as Taxation Laws Amendment Bill (No. 6) 2002, legislation that clarifies the relationship between section 128AA and 128F to exempt from interest withholding tax deemed interest under section 128AA where that interest would have been exempt under section 128F. This amendment is expected to apply to transfers that occur on or after August 29, 2001; or

     o notes that are sold to an Australian resident in connection with a "washing arrangement" as defined in the Tax Act, where the issue of notes are not covered by the exception in section 128F.

GOODS AND SERVICES TAX

     The goods and services tax regime was introduced in Australia from July 1, 2000.

     The GST is a transactions tax and accordingly may impact various transactions in which the issuer trustee is involved. Broadly, the impact of the GST regime will depend on the type of supply made by the issuer trustee.

     Where the supply by the issuer trustee is a "taxable supply", the issuer trustee will have to remit GST equal to 1/11th of the total consideration received for the supply to the ATO. The issuer trustee can obtain full input tax credits for GST paid on things acquired to make the taxable supply.

     Where the supply by the issuer trustee is a "GST free supply", the issuer trustee does not remit GST on the supply to the ATO. The issuer trustee can obtain full input tax credits for GST paid on things acquired to make the GST free supply.

     Where the supply by the issuer trustee is an "input taxed supply", which includes financial supplies, the issuer trustee is not required to remit GST on the supply. The issuer trustee is generally not entitled to input tax credits for GST paid on things acquired to make input taxed supplies. In some circumstances, however, "reduced input tax credits" may be available.

     On the basis of the current GST legislation, the issue of the notes would constitute either a financial supply or a GST-free supply depending on the status of the noteholders. In either case GST is not charged in respect of the supply. Payments made to noteholders would not constitute a separate supply for GST purposes.

     The acquisition of notes by a noteholder may, in certain circumstances, be considered by the Australian commissioner of taxation to constitute the making of a financial supply by the noteholder. This is based on a view expressed by the Australian commissioner of taxation in Ruling GSTR 2002/2. In any event, this will not give rise to a liability for GST on the part of noteholders but may affect their entitlement to input tax credits on acquisitions which relate to acquiring notes. Noteholders should seek their own advice in relation to the GST treatment of the notes.

FIXED-FLOATING RATE SWAPS AND GST

     Where the fixed-floating rate swap provider is an Australian resident, the GST implications under current Australian law are as follows:

     o the exchange of fixed interest rate obligations for floating interest rate obligations by the issuer trustee would constitute a financial supply. Accordingly, the issuer trustee would not be obliged to remit GST to the ATO and would not be entitled to claim full input tax credits in relation to the costs associated with making the supply (although the issuer trustee may be entitled to claim a reduced input tax credit); and

     o the exchange of floating interest rate obligations for fixed interest rate obligations by the fixed-floating rate swap provider would also constitute a financial supply.

     Where the fixed-floating rate swap provider is not an Australian resident, the GST implications under current Australian law are as follows:

     o the supply of fixed interest rate obligations for floating interest rate obligations by the issuer trustee to the non-resident fixed-floating rate swap provider, constitutes a GST-free supply. Accordingly, the issuer trustee is not required to remit GST to the ATO, however, the issuer trustee is entitled to claim input taxed credits in relation to the costs associated with making this supply; and

     o the supply of floating interest rate obligations for fixed interest rate obligations by the non-resident fixed-floating rate swap provider to the issuer trustee has no impact for GST purposes.

CURRENCY SWAPS AND GST

     Where the currency swap provider is an Australian resident, the GST implications under current Australian law are as follows:

     o the exchange of currency denominations by the issuer trustee would constitute a financial supply. Accordingly, the issuer trustee would not be obliged to remit GST to the ATO and would not be entitled to claim full input tax credits in relation to the costs associated with making the supply (although the issuer trustee may be entitled to claim a reduced input tax credit); and

     o the exchange of currency denominations by the currency swap provider would also constitute a financial supply.

     Where the currency swap provider is not an Australian resident, the GST implications under current Australian law are as follows:

the supply of currency denominations by the issuer trustee to the non-resident currency swap provider, constitutes a GST-free supply. Accordingly, the issuer trustee is not required to remit GST to the ATO, however, the issuer trustee is entitled to claim input taxed credits in relation to the costs associated with making this supply; and

the supply of currency denominations by the non-resident currency swap provider to the issuer trustee has no impact for GST purposes.

DEBT AND EQUITY

     Based on Australia's current taxation law, the notes on issue constitute debt. Accordingly, interest paid by the issuer trustee in respect of the notes will be tax deductible to the issuer trustee. Interest derived by Australian tax resident recipients of the notes or non-residents that hold such notes through a permanent establishment in Australia should be included in the assessable income of the recipient.

     New rules dealing with the characterisation of debt and equity for Australian taxation purposes have been enacted and have had effect from July 1, 2001.

     Broadly, the new rules have been drafted to characterise certain interests on an economic substance basis rather than according to their legal form. Interests will generally be regarded as equity where the rights and returns attaching to the interests are contingent on the economic performance of the entity, the right or the amount of the return is at the discretion of the entity, or where the interest is convertible to equity. Interests which impose an effective non-contingent obligation of an issuer to return to the investor an amount at least equal to the amount invested will be characterised as debt.

     The notes on issue have the following attributes:

     o   the notes are not convertible to equity;

     o interest payable in respect of the notes is based on a specific formula; and

     o the rights attaching to the notes and the amount of the return is not subject to the discretion of the issuer trustee.

     In light of these measures, the notes issued by the issuer trustee should constitute debt.

OTHER TAXES

     No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside Australia should not be subject to Australian stamp duty.

TAXATION OF THE TRUST

     The net income of the trust for a given year of income will be determined after deducting from the assessable income of the trust any allowable deductions incurred by the trust. The assessable income will primarily be the interest income that is derived by the trust from the provision of mortgage finance. Subject to certain exceptions, the allowable deductions of the trust will primarily be the expenses which are incurred for the purpose of deriving assessable income or necessarily incurred in carrying on a business for the purpose of gaining or producing assessable income. Expenses which are capital in nature will not be allowable as deductions.

     Under the current taxation law, the net income of the trust is to be included in the assessable income of the beneficiaries of the trust who are presently entitled to the income. This will be so whether or not the income is actually paid to the unitholder, where the unitholder is presently entitled to the net income of the trust. Where the net income is paid to a unitholder, it will be assessable to the unitholder in the year to which the distribution relates notwithstanding that it may be paid in the following year of income.

     In the case of the trust, the residual income unit is held by Interstar Securities (Australia) Pty Ltd who will be presently entitled to the net income of the trust. The trust itself will not currently be liable to income tax on the net income derived by the trust.

TAX REFORM PROPOSALS

TAXATION OF TRUSTS AS COMPANIES

     Under the Review of Business Taxation recommendations it was proposed that some trusts be taxed as if they were companies as from July 1, 2001. The Australian federal government released draft legislation to implement these recommendations. The draft legislation provided that non-fixed trusts would be taxed as if they were companies. Fixed trusts, however, would not be subject to the proposed measures and would therefore retain their current taxation treatment and accordingly will continue to receive flow-through treatment. The Exposure Draft Legislation was subject to an extensive consultation process. As a result of this process, the Australian federal government resolved that the Exposure Draft Legislation involved numerous complications, therefore it has since been withdrawn.

     The Australian federal government may issue new draft rules in relation to the taxation of trusts in the future, however the form and proposed start date of these measures remain uncertain.

     In any case, the measures should in no way impact the payment to noteholders who will continue to receive their interest payments in respect of the notes issued by the issuer trust.

TAX CONSOLIDATION

     The Australian federal government has released various bills and legislation in relation to some aspects of a new tax consolidation regime to apply from July 1, 2002.

     The head company of a tax consolidated group will be liable for income tax in respect of itself and all of its wholly-owned group members. The bills and legislation provide that where, however, the head company fails to meet its income tax liabilities, each wholly-owned group member is jointly and severally liable to pay the consolidated group's income tax liabilities. Thus, there is contingent risk that the members of a consolidated group may be liable to contribute to a consolidated group's income tax liabilities.

     It is not the current intention of the issuer trustee or the trust manager that an election to consolidate the trust be made and thus there is no intention that the trust form part of a tax consolidated group. On the basis that this remains the case, then the contingent risk identified above will not arise.

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

     Interstar Securitisation Management Pty Limited is an Australian private company incorporated with limited liability under the Corporations Act 2001 of Australia. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Interstar Securitisation Management Pty Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Interstar Securitisation Management Pty Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

     o the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

     o the judgment is contrary to the public policy of the relevant Australian jurisdiction;

     o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

     o   the judgment is a penal or revenue judgment; or

     o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

     A judgment by a court may be given in some cases only in Australian dollars. Interstar Securitisation Management Pty Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Interstar Securitisation Management Pty Limited has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

     All of the directors and executive officers of Interstar Securitisation Management Pty Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Interstar Securitisation Management Pty Limited has been advised by its Australian counsel, Allens Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                        EXCHANGE CONTROLS AND LIMITATIONS

ANTI-TERRORISM RESTRICTIONS

     The written approval of the Australian Minister of Foreign Affairs is required for transactions involving the control or ownership of assets by persons or entities linked to terrorist activities and identified by the United Nations and the Commonwealth of Australia under the Charter of the United Nations (Anti-terrorism -- Persons and Entities) List, as published from time to time in the Commonwealth Government Gazette. This includes individuals or entities linked with the Taliban, Osama bin Laden and other terrorist organizations. Transactions involving persons published in the Commonwealth Government Gazette without the permission of the Australian Minister for Foreign Affairs are a criminal offence.

PROHIBITED TRANSACTIONS

     Transactions involving the Government of Iraq or its agencies, its senior officials and their immediate families, individuals associated with the regime of former President of Yugoslavia Slobodan Milosevic and certain ministers and senior officials of the Government of Zimbabwe are prohibited under the Banking (Foreign Exchange) Regulations 1959 (Cth). The Reserve Bank of Australia publishes changes to prohibited parties and variations in the restrictions on those parties from time to time in the Commonwealth Government Gazette.

TRANSACTIONS WHICH MAY BE APPROVED BY THE RESERVE BANK OF AUSTRALIA

     Transactions over A$100,000 involving the Embassy of the Federal Republic of Yugoslavia, the Consulate-General of the Federal Republic of Yugoslavia and Narodna Banka Jugoslavije (including Banque Nationale de Yugoslavie) require prior approval from the Reserve Bank of Australia.

                              ERISA CONSIDERATIONS

     Subject to the considerations discussed in this section, the US$ notes are eligible for purchase by employee benefit plans.

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended (ERISA) and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under
Section 4975 of the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

     Some transactions involving the purchase, holding or transfer of the US$ notes might be deemed to constitute prohibited transactions under ERISA and
Section 4975 of the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the notes should be treated as debt without substantial equity features for purposes of the regulation and that the notes do not constitute equity interests in the trust for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses. This risk of recharacterization is enhanced for the Class B1 notes because they are subordinated to the Class A2 notes.

     However, without regard to whether the US$ notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, a backup servicer, the trust manager, the note trustee, the seller, a swap provider, the underwriters or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

     o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

     o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

     o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

     o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

     o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers".

     By your acquisition of a US$ note, you shall be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

     If you are a plan fiduciary considering the purchase of any of the US$ notes, you should consult your tax and legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                         LEGAL INVESTMENT CONSIDERATIONS

     The US$ notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some United States institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the US$ notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the US$ notes as legal investments for you.

                              AVAILABLE INFORMATION

     Interstar Securitisation Management Pty Limited, as trust manager, has filed with the SEC a registration statement under the United States Securities Act of 1933 (SECURITIES ACT) with respect to the US$ notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov".

                              RATINGS OF THE NOTES

     The issuance of the Class A2 notes, Class A3 notes and Class A4 notes will be conditioned on obtaining a rating of AAA by S&P and Aaa by Moody's. The issuance of the Class B1 notes and the Class B2 notes will be conditional on obtaining a rating of AA- by S&P.

     You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the US$ notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A notes, the availability of income after payment of interest on the notes and the trust's expenses, the mortgage insurance policies and title insurance policies, the creditworthiness of the swap providers and the mortgage insurers and the foreign currency rating of Australia. The Commonwealth of Australia's current foreign currency long term debt rating is AAA by S&P and Aaa by Moody's. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

                              PLAN OF DISTRIBUTION
UNDERWRITING

     Under the terms and subject to the conditions contained in the underwriting agreement among the underwriters, the issuer trustee, the servicer and the trust manager, the issuer trustee has agreed to sell to the underwriters, and each underwriter has agreed to purchase from the issuer trustee, the class and Principal Amount of the US$ notes set forth opposite each underwriters' name in the tables below:


                                                                                                 PRINCIPAL AMOUNT OF
                                                                                                   CLASS A2 NOTES
                              UNDERWRITERS OF THE CLASS A2 NOTES                                        (US$)
                              ----------------------------------                                 -------------------
Barclays Capital Inc................................................................                $[*]
[*].................................................................................                $[*]
Total...............................................................................                $[500,000,000]


                                                                                                 PRINCIPAL AMOUNT OF
                                                                                                   CLASS B1 NOTES
                              UNDERWRITERS OF THE CLASS B1 NOTES                                        (US$)
                              ----------------------------------                                 -------------------
Barclays Capital Inc................................................................                $[28,000,000]

     The underwriting agreement provides that the underwriters are obligated to purchase all of the US$ notes if any are purchased.

     The underwriters propose to offer the Class A2 notes and the Class B1 notes initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the principal balance of each class of US$ notes. The underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other brokers and dealers. After the initial public offering, the public offering price and concessions and discounts to brokers and dealers may be changed by the representative of the underwriters.


                                                                               SELLING              REALLOWANCE
                                                                             CONCESSIONS              DISCOUNT
                                                                             -----------              --------
Class A2 notes..............................................                    [*]%                    [*]%
Class B1 notes..............................................                    [*]%                    [*]%

     The trust manager estimates that the out-of-pocket expenses for this offering will be approximately US$[*].

     The trust manager has agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

     The total underwriting discounts and commissions for the US$ notes will be equal to US$[*]. The underwriting discounts and commissions will be paid separately by Interstar Securities (Australia) Pty Limited and not from the proceeds of the issuance of the US$ notes.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

     o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

     o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

     o Syndicate covering transactions involve purchases of the US$ notes in the open market after the distribution has been completed in order to cover syndicate short positions;

     o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the US$ notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the US$ notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

     In the ordinary course of its business, the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with the trust manager and its affiliates.

OFFERING RESTRICTIONS

THE UNITED KINGDOM

     The US$ notes have only been offered or sold and, prior to the expiry of six months from the closing date, will only be offered or sold in or from the United Kingdom: (a) to persons (i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses; or (ii) to persons who it is reasonable to expect will acquire, hold, manage or dispose of investments, as principal or agent, for the purposes of their businesses; or (iii) otherwise in circumstances that have not resulted and will not result in an offer to the public under the Public Offers of Securities Regulations 1995 (as amended); and (b) in compliance with all applicable provisions of the

Financial Services and Markets Act 2000 (FISMA), and rules and regulations made thereunder with respect to anything done in relation to the US$ notes in, from or otherwise involving the United Kingdom. Any invitation or inducement to engage in investment activity, within the meaning of Section 21 of FISMA, will only be communicated or caused to be communicated in circumstances when Section 21 of FISMA does not apply, including to persons authorized under FISMA or otherwise any professional with experience on matters relating to such investments and qualifying as investment professionals under Article 19 or to high net worth persons under Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to any other person to whom an invitation or inducement to enter into investment activity of this type may otherwise lawfully be communicated.

     Neither this prospectus nor the US$ notes have been, or will be, available to other categories of persons in the United Kingdom and no-one falling outside such categories is entitled to rely on, and must not act on, any information in this prospectus. The communication of this prospectus to any person in the United Kingdom other than the categories stated above is unauthorized and may contravene FISMA.

AUSTRALIA

     No offering circular, prospectus or other disclosure document in relation to any notes has been lodged with the Australian Securities and Investments Commission. The US$ notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has agreed that it:

     o has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold the US$ notes;

     o will not, directly or indirectly, offer for issue or sale or invited applications for the issue of or for offers to purchase nor will it sell the US$ notes; and

     o has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

in Australia, its territories or possessions unless:

     o the amount payable for the US$ notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000, or its equivalent in another currency -- disregarding amounts, if any, lent by the issuer trustee or other person offering the notes or any associate of them -- or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 of Australia;

     o the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission; and

     o the US$ notes will not be acquired by an associate of the issuer trustee within the meaning of section 128F of the Tax Act, other than in the capacity of a dealer, trust manager or underwriter in relation to a placement of the US$ notes, as identified on a list provided by the trust manager.

     In addition, each underwriter has agreed that, in connection with the primary distribution of the US$ notes, it will not sell any US$ notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect that, as a result of such sale, such US$ notes or any interest in such US$ notes were being, or would later be acquired, directly or indirectly, by an associate of the issuer trustee for the purposes of section 128F of the Tax Act.

     Each underwriter has agreed that it must offer the US$ notes for which they subscribe for sale within 30 days of the issue of those US$ notes. Such offer must only be by one of the following means, or a combination thereof:

     o as a result of negotiations being initiated by the underwriter in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the issuer and the price at which the US$ notes are offered for sale; or

     o by the underwriter offering those US$ notes for sale to at least 10 persons, each an investor, each of whom must be:

         o carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

         o   not known to be an associate of any of the others; or

     o as a result of being accepted for listing on a stock exchange where the issuer trustee has previously entered into an agreement with the underwriter in relation to the placement of the US$ notes requiring the issuer trustee to seek such listing; or

     o to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the US$ notes in the past or as likely to be interested in acquiring US$ notes.

                               GENERAL INFORMATION

LISTING

     Applications have been made to list the US$ notes on the Australian Stock Exchange.

AUTHORIZATION

     The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the US$ notes. The issue of the US$ notes has been authorized by the resolutions of the board of directors of Perpetual Trustees Victoria Limited passed on [*].

LITIGATION

     The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

     The US$ notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg with the Common Code number [*] and ISIN [*] for the Class A2 notes and Common Code number [*] and ISIN [*] for the Class B1 notes.

                                  ANNOUNCEMENT

     By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

     o the US$ notes will initially be issued in the form of registered, book-entry notes and will be registered in the name of Cede & Co., as nominee of DTC;

     o in connection with the issue, DTC will confer rights in the US$ notes to the noteholders and will record the existence of those rights;

     and

     o as a result of the issue of the US$ notes in this manner, these rights will be created.

                                  LEGAL MATTERS

     Mayer, Brown, Rowe & Maw, New York, New York, will pass upon some legal matters with respect to the US$ notes, including the material U.S. federal income tax matters, for Interstar Securitisation Management Pty Limited. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters, excluding any Australian tax matters, with respect to the US$ notes for Interstar Securitization Management Pty Limited. KPMG will pass upon the Australian tax matters with respect to the US$ notes for Interstar Securitisation Management Pty Limited. Orrick, Herrington & Sutcliffe, London, United Kingdom will act as United States legal counsel to the underwriters.

                                    GLOSSARY

ACCRUED INTEREST ADJUSTMENT............  means, in relation to the seller, the amount equal to any interest and fees
                                         accrued on the housing loans purchased
                                         from the seller up to, but excluding,
                                         the closing date and which were unpaid
                                         as of the close of business on the
                                         closing date.

AGGREGATE PRINCIPAL LOSS AMOUNT........  means, in relation to a Collection
                                         Period, the aggregate amount of
                                         Principal Losses which are attributable
                                         to principal in relation to the housing
                                         loans for that Collection Period.

APPROVED BANK..........................  means a bank which has a short term rating of A-1+ from S&P and P-1 from
                                         Moody's and which is approved by the
                                         trust manager in writing.

AUTHORIZED INVESTMENTS.................  means any investments which at their date of acquisition are:

                                         o   housing loans secured by mortgages,
                                             those mortgages and any other
                                             related securities and rights;

                                         o   bills, promissory notes or other
                                             negotiable instruments accepted,
                                             drawn or endorsed by an Approved
                                             Bank;

                                         o   cash and/or deposits with an
                                             Approved Bank or deposits with, or
                                             the acquisition of certificates of
                                             deposit or any other debt security
                                             issued by an Approved Bank;

                                         o   loan securities issued, secured, or
                                             guaranteed by the Commonwealth of
                                             Australia or any State or Territory
                                             within the Commonwealth of
                                             Australia; and

                                         o   any mortgage-backed security issued
                                             by any entity,

                                         which satisfy the following
                                         conditions:

                                         o   unless otherwise advised in writing
                                             by each rating agency:

                                         o   each proposed investment falling
                                             within bullet points 2, 3 and 4
                                             must have a credit rating issued by
                                             S&P of A-1+ or AAA and by Moody's
                                             of P-1 or Aaa;

                                         o   each proposed investment falling
                                             within bullet point 5 must have a
                                             credit rating issued by S&P of AAA
                                             and by Moody's of Aaa;

                                         o   each proposed investment falling
                                             within bullet points 2, 3 and 4
                                             must mature by the earlier of the
                                             following dates:

                                             o   the payment date following the
                                                 date on which it was acquired;
                                                 or

                                             o   such other date as the issue
                                                 trustee and the trust manager
                                                 may determine to be necessary
                                                 to enable the issuer trustee to
                                                 have sufficient cash to meet
                                                 any expenses of the trust which
                                                 may be payable prior to that
                                                 payment date;

                                         o   unless the series notice otherwise
                                             provides, all Authorized
                                             Investments must be denominated in
                                             Australian currency and held in
                                             Australia; and

                                         o   all Authorized Investments must be
                                             held in the name of the issuer
                                             trustee or in the name of such
                                             other person or persons as approved
                                             by the issuer trustee from time to
                                             time.

AVAILABLE INCOME.......................  see page [*].

BANK BILL RATE.........................  means as at any date the rate per cent per annum being the average of the
                                         buying and selling rates for a
                                         three-month bill quoted on the page
                                         designated "BBSW" of the Reuters
                                         Monitor System at or about 10.30 am,
                                         Melbourne time, on that date by each
                                         person so quoting, but not less than
                                         five, and rounding the resultant figure
                                         upwards to four decimal places,
                                         provided that if in respect of any date
                                         the Bank Bill Rate cannot be determined
                                         because fewer than five persons have
                                         quoted rates or a rate is not displayed
                                         for a term equivalent to that period,
                                         then the Bank Bill Rate for that date
                                         shall mean such rate as determined by a
                                         financial advisor nominated by the
                                         trust manager or by the trust manager
                                         having regard to comparable indices
                                         then available. In the event that any
                                         such date is not a business day, then
                                         the Bank Bill Rate applicable on that
                                         date shall be deemed to be the Bank
                                         Bill Rate which is applicable on the
                                         business day next succeeding that date.
                                         A certificate signed by a financial
                                         advisor nominated by the trust manager
                                         or the trust manager certifying as to
                                         the Bank Bill Rate on any date shall be
                                         final and conclusive evidence thereof
                                         in the absence of manifest error.

BENEFIT PLAN...........................  means an employee benefit plan as defined in Section 3(3) of ERISA that
                                         is subject to Title I of ERISA, a plan
                                         described in Section 4975(e)(1) of the
                                         Code or an entity deemed to hold plan
                                         assets of any of the foregoing by
                                         reason of an employee benefit plan's or
                                         plan's investment in the entity.

CARRYOVER CHARGE-OFF...................  see page [*].

CHARGE-OFF.............................  see page [*].

CLASS A2 A$ EQUIVALENT.................  means, in relation to an amount denominated or to be denominated in
                                         US$:

                                         o   prior to the termination of the
                                             Class A2 currency swap, the amount
                                             converted to and denominated in A$
                                             at the rate of exchange set forth
                                             in the Class A2
                                             currency swap for the exchange of
                                             United States dollars for
                                             Australian dollars; and

                                         o   after the termination of the Class
                                             A2 currency swap, the amount that,
                                             when converted into US$ at the then
                                             prevailing spot exchange rate in
                                             New York City for A$ purchases of
                                             US$, will equal the US$ amount
                                             owing in respect of principal or
                                             interest, as applicable, on the
                                             Class A2 notes to be paid from or
                                             by reference to such amount.

CLASS A2 A$ INTEREST AMOUNT............  means, in relation to a payment date, the amount in A$ calculated as follows:

                                         o   on a daily basis at a rate equal at
                                             the Bank Bill Rate on that day plus
                                             a margin set forth in the Class A2
                                             currency swap that will increase
                                             after the Step-Up Margin Date;

                                         o   on the Class A2 A$ Equivalent of
                                             the Principal Amount of the Class
                                             A2 notes as at the first day of the
                                             Interest Period ending on that
                                             payment date; and

                                         o   on the basis of the actual number
                                             of days in the relevant payment
                                             period and a year of 365 days.







CLASS A3 A$ EQUIVALENT.................  means, in relation to an amount denominated or to be denominated in
                                         Euros:

                                         o   prior to the termination of the
                                             Class A3 currency swap, the amount
                                             converted to and denominated in A$
                                             at the rate of exchange set forth
                                             in the Class A3 currency swap for
                                             the exchange of Euros for
                                             Australian dollars; and

                                         o   after the termination of the Class
                                             A3 currency swap, the amount that,
                                             when converted into Euros at the
                                             then prevailing spot exchange rate
                                             in London for A$ purchases of
                                             Euros, will equal the Euro amount
                                             owing in respect of principal or
                                             interest, as applicable, on the
                                             Class A3 notes to be paid from or
                                             by reference to such amount.

CLASS A3 A$ INTEREST AMOUNT............  means, in relation to a payment date, the amount in A$ calculated as follows:

                                         o   on a daily basis at a rate equal at
                                             the Bank Bill Rate on that day plus
                                             a margin set forth in the Class A3
                                             currency swap that will increase
                                             after the Step-Up Margin Date;

                                         o   on the Class A3 A$ Equivalent of
                                             the Principal Amount of the Class
                                             A3 notes as at the first day of the
                                             Interest Period ending on that
                                             payment date; and

                                         o   on the basis of the actual number
                                             of days in the relevant payment
                                             period and a year of 365 days.

CLASS B1 A$ EQUIVALENT.................  means, in relation to an amount denominated or to be denominated in
                                         US$:

                                         o   prior to the termination of the
                                             Class B1 currency swap, the amount
                                             converted to and denominated in A$
                                             at the rate of exchange set forth
                                             in the Class B1 currency swap for
                                             the exchange of United States
                                             dollars for Australian dollars; and

                                         o   after the termination of the Class
                                             B1 currency swap, the amount that,
                                             when converted into US$ at the then
                                             prevailing spot exchange rate in
                                             New York City for A$ purchases of
                                             US$, will equal the US$ amount
                                             owing in respect of principal or
                                             interest, as applicable, on the
                                             Class B1 notes to be paid from or
                                             by reference to such amount.

CLASS B1 A$ INTEREST AMOUNT............  means, in relation to a payment date, the amount in A$ calculated as follows:

                                         o   on a daily basis at a rate equal at
                                             the Bank Bill Rate on that day plus
                                             a margin set forth in the Class B1
                                             currency swap that will increase
                                             after the Step-Up Margin Date;

                                         o   on the Class B1 A$ Equivalent of
                                             the Principal Amount of the Class
                                             B1 notes as at the first day of the
                                             Interest Period ending on that
                                             payment date; and

                                         o   on the basis of the actual number
                                             of days in the relevant payment
                                             period and a year of 365 days.

CODE...................................  see page [*].

COLLECTION PERIOD......................  see page [*].

CONSUMER CREDIT LEGISLATION............  means any legislation relating to consumer credit, including the Credit
                                         Act of any Australian jurisdiction, the
                                         Consumer Credit Code (vic) 1996 and any
                                         other equivalent legislation of any
                                         Australian jurisdiction.

DETERMINATION DATE.....................  see page [*].

EURIBOR................................  means, in relation to any Interest
                                         Period for a Class A3 note, the rate
                                         EURIBOR EUR-EURIBOR-TELERATE (as
                                         defined in the ISDA Definitions) being
                                         applicable for deposits in Euros for a
                                         period of 3 months which appears on the
                                         Telerate Page 248 as of 11.00 am,
                                         Brussels time, on the relevant Rate
                                         Reset Date. If such rate does not
                                         appear on the Telerate Page 248, the
                                         rate for that Interest Period will be
                                         determined as if the Trustee and
                                         the Calculation Agent had specified
                                         EU-EURIBOR-Reference Banks as the
                                         applicable Floating Rate Option under
                                         the ISDA Definitions. EU-EURIBOR-
                                         Reference Banks means that the rate for
                                         an Interest Period for a Class A3 note
                                         will be determined on the basis of the
                                         rates at which deposits in Euros are
                                         offered by four major banks in the
                                         Euro-zone interbank market agreed to by
                                         the Calculation Agent and the currency
                                         swap provider (the Reference Banks) at
                                         approximately 11.00 am, Brussels time,
                                         on the relevant Rate Reset Date to
                                         prime banks in the Euro-zone interbank
                                         market for a period of 3 months
                                         commencing on the first day of the
                                         Interest Period and in a Representative
                                         Amount (as defined in the ISDA
                                         Definitions). The Calculation Agent
                                         will request the principal Euro-zone
                                         office of each of the Reference Banks
                                         to provide a quotation of its rate. If
                                         at least two such quotations are
                                         provided by Reference Banks to the
                                         Calculation Agent, the rate for that
                                         Interest Period will be the arithmetic
                                         mean of the quotations. If fewer than
                                         two quotations are provided by
                                         Reference Banks to the Calculation
                                         Agent following the Calculation Agent's
                                         request, the rate for that Interest
                                         Period will be the arithmetic mean of
                                         the rates quoted by four major banks in
                                         the Euro-zone, selected by the
                                         Calculation Agent and the currency swap
                                         provider, at approximately 11.00 am,
                                         Brussels time, on that Rate Reset Date
                                         for loans in Euros to leading European
                                         banks for a period of 3 months
                                         commencing on the first day of the
                                         Interest Period and in a Representative
                                         Amount. If no such rates are available
                                         in the Euro-zone, then the rate for
                                         such Interest Period will be the most
                                         recently determined rate in accordance
                                         with this definition.

EXTRAORDINARY RESOLUTION...............  means a resolution passed at a duly convened meeting by a majority
                                         consisting of not less than 75% of the
                                         votes capable of being cast by Voting
                                         Mortgagees present in person or by
                                         proxy or a written resolution signed by
                                         all of the Voting Mortgagees.

INCOME.................................  see page [*].

INCOME SHORTFALL.......................  see page [*]

INITIAL PRINCIPAL AMOUNT...............  means the principal amount of the note on the date it is issued.

INSOLVENCY EVENT.......................  means with respect to the issuer trustee, in its personal capacity and
                                         as trusTEE of the trust, the trust
                                         manager, the servicer, a seller or a
                                         mortgage insurer (each a Relevant
                                         Corporation), the happening of any of
                                         the following events:

                                         o   an administrator of the relevant
                                             corporation is appointed;

                                         o   except for the purpose of a solvent
                                             reconstruction or amalgamation:

                                         o   an application or an order is made,
                                             proceedings are commenced, a
                                             resolution is passed or proposed in
                                             a notice of proceedings or an
                                             application to a court or other
                                             steps, other than frivolous or
                                             vexatious applications,
                                             proceedings, notices and steps, are
                                             taken for:

                                             o   the winding up, dissolution or
                                                 administration of the relevant
                                                 corporation; or

                                             o   the relevant corporation to
                                                 enter into an arrangement,
                                                 compromise or composition with
                                                 or assignment for the benefit
                                                 of its creditors or a class of
                                                 them; or

                                         o   the relevant corporation ceases,
                                             suspends or threatens to cease or
                                             suspend the conduct of all or
                                             substantially all of its business
                                             or disposes of or threatens to
                                             dispose of substantially all of its
                                             assets;

                                         o   the relevant corporation is, or
                                             under applicable legislation is
                                             taken to be, unable to pay its
                                             debts, other than as the result of
                                             a failure to pay a debt or claim
                                             the subject of a good faith
                                             dispute, or stops or suspends or
                                             threatens to stop or suspend
                                             payment of all or a class of its
                                             debts, except, in the case of the
                                             issuer trustee where this occurs in
                                             relation to another trust of which
                                             it is the trustee;

                                         o   a receiver, receiver and trust
                                             manager or administrator is
                                             appointed by the relevant
                                             corporation or by any other person,
                                             to all or substantially all of the
                                             assets and undertaking of the
                                             relevant corporation or any part
                                             thereof, except, in the case of the
                                             issuer trustee where this occurs in
                                             relation to another trust of which
                                             it is the trustee;

                                         o   the relevant corporation is or
                                             makes a statement from which it may
                                             be reasonably deduced that the
                                             relevant corporation is, the
                                             subject of an event described in
                                             section 459C(2)(b) or section 585
                                             of the Corporations Act 2001 of
                                             Australia;

                                         o   the relevant corporation takes any
                                             step to obtain protection or is
                                             granted protection from its
                                             creditors, under any applicable
                                             legislation; or

                                         o   anything analogous to an event
                                             referred to in the six preceding
                                             paragraphs or having a
                                             substantially similar effect occurs
                                             with respect to the relevant
                                             corporation.

INTEREST PERIOD........................  see page [*].

ISDA...................................  means the International Swaps and
                                         Derivatives Association, Inc.

ISDA DEFINITIONS.......................  means the 2000 ISDA definitions, as amended and updated as at the Note
                                         Issue Date.

ISSUER TRUSTEE'S DEFAULT...............  means:

                                         o   an Insolvency Event has occurred
                                             and is continuing in relation to
                                             the issuer trustee;

                                         o   any action is taken in relation to
                                             the issuer trustee which causes the
                                             rating of any notes to be
                                             downgraded or withdrawn;

                                         o   the issuer trustee, or any employee
                                             or officer of the issuer trustee,
                                             breaches any obligation or duty
                                             imposed on the issuer trustee under
                                             any transaction document, any
                                             fixed-floating rate swap, the Class
                                             A2 currency swap or the Class B1
                                             currency swap in relation to the
                                             trust where the trust manager
                                             reasonably believes it may have a
                                             Material Adverse Effect and the
                                             issuer trustee fails or neglects
                                             after 30 days' notice from the
                                             trust manager to remedy that
                                             breach;

                                         o   the issuer trustee merges or
                                             consolidates with another entity
                                             without ensuring that the resulting
                                             merged or consolidated entity
                                             assumes the issuer trustee's
                                             obligations under the transaction
                                             documents; or

                                         o   there is a change in control of the
                                             issuer trustee from that existing
                                             on the date of the master trust
                                             deed unless approved by the trust
                                             manager.

LIBOR..................................  means, in relation to any Interest
                                         Period for US$ notes, the rate
                                         applICABLE for deposits in U.S. dollars
                                         for a period of 3 months which appears
                                         on the Telerate Page 3750 as of 11.00
                                         am, London time, on the relevant rate
                                         reset date. If such rate does not
                                         appear on the Telerate Page 3750, the
                                         rate for that Interest Period will be
                                         determined as if the issuer trustee and
                                         the calculation agent had specified
                                         USD-LIBOR-Reference Banks as the
                                         applicable Floating Rate Option under
                                         the ISDA Definitions.
                                         USD-LIBOR-REFERENCE BANKS means that
                                         the rate for an Interest Period for US$
                                         notes will be determined on the basis
                                         of the rates at which deposits in U.S.
                                         dollars are offered by four major banks
                                         in the London interbank market agreed
                                         to by the calculation agent and the
                                         currency swap provider (the REFERENCE
                                         BANKS) at approximately 11.00 am,
                                         London time, on the relevant rate reset
                                         date to prime banks in the London
                                         interbank market for a period of 3
                                         months commencing on the first day of
                                         the Interest Period and in a
                                         Representative Amount, as defined in
                                         the ISDA Definitions. The calculation
                                         agent will request the principal London
                                         office of each of the Reference Banks
                                         to provide a quotation of its rate. If
                                         at least two such quotations are
                                         provided by Reference Banks to the
                                         calculation agent, the rate for that
                                         Interest Period will be
                                         the arithmetic mean of the quotations.
                                         If fewer than two quotations are
                                         provided by Reference Banks to the
                                         calculation agent following the
                                         calculation agent's request, the rate
                                         for that Interest Period will be the
                                         arithmetic mean of the rates quoted by
                                         four major banks in New York City,
                                         selected by the calculation agent and
                                         the currency swap provider, at
                                         approximately 11.00 am, New York City
                                         time, on that rate reset date for loans
                                         in U.S. dollars to leading European
                                         banks for a period of 3 months
                                         commencing on the first day of the
                                         Interest Period and in a Representative
                                         Amount. If no such rates are available
                                         in New York City, then the rate for
                                         such Interest Period will be the most
                                         recently determined rate in accordance
                                         with this definition.

LIQUID AUTHORIZED INVESTMENTS..........  as at any date means any of the following Authorized Investments:

                                         o   bills, promissory notes or other
                                             negotiable instruments accepted
                                             drawn or endorsed by a bank which
                                             has a short term rating of A-1+
                                             from S&P and P-1 from Moody's which
                                             is approved by the trust manager in
                                             writing;

                                         o   cash and/or deposits with an
                                             Approved Bank, or the acquisition
                                             of certificates of deposit or any
                                             other debt security issued by a
                                             bank which has a short term rating
                                             of A-1+ from S&P and P-1 from
                                             Moody's which is approved by the
                                             trust manager in writing;

                                         o   loan securities issued, secured or
                                             guaranteed by the Government of
                                             Australia or any State or Territory
                                             within the Commonwealth of
                                             Australia; and

                                         o   any other Authorized Investments
                                             approved by the rating agencies.

LIQUIDATION LOSSES.....................  means, with respect to any housing loan that becomes a liquidated loan during a
                                         Collection Period, the Unpaid Balance
                                         of that liquidated loan, after the
                                         application of all Liquidation Proceeds
                                         relating to that liquidated loan,
                                         including any enforcement expenses in
                                         respect of that liquidated loan.

LIQUIDATION PROCEEDS...................  means, in relation to a housing loan, the amount received by or on behalf of
                                         the issuer trustee in connection with
                                         the liquidation of such housing loan
                                         including, without limitation:

                                         o   proceeds arising from the
                                             enforcement of the mortgage in
                                             relation to that housing loan and
                                             sale of the land subject to such
                                             mortgage;

                                         o   proceeds arising from the
                                             enforcement of any loan security in
                                             relation to that housing loan;

                                         o   proceeds of any claim under the
                                             relevant mortgage insurance policy
                                             or title insurance policy; and

                                         o   proceeds arising from any taking or
                                             compulsory acquisition of the land
                                             in relation to such housing loan by
                                             any government agency.

LIQUIDITY PURPOSES.....................  see page [*].

LVR....................................  means in relation to a housing loan, the ratio, expressed as a perCENTAGE,
                                         wHICh the outstanding amount of the
                                         housing loan secured or to be secured
                                         by the related mortgage bears to the
                                         value of the land mortgaged or to be
                                         mortgaged, both at the time the
                                         borrower entered into the relevant
                                         housing loan agreement.

MATERIAL ADVERSE EFFECT................  means an event which will materially and adversely affect the amount or the
                                         timing of a payment to a noteholder.

MORTGAGE PRINCIPAL REPAYMENTS..........  see page [*].

MORTGAGEES.............................  see page [*].

NOTEHOLDER MORTGAGEES..................  means the Class A1 noteholders, the
                                         Class A4 noteholders, the Class B2
                                         noteholders and the Class A3
                                         noteholders and the note trustee, on
                                         behalf of the Class A2 noteholders and
                                         the Class B1 noteholders.

PAYMENT DATE...........................  see page [*]

PREFUNDING ACCOUNT.....................  see page [*].

PRESCRIBED MINIMUM LEVEL...............  see page [*].

PRIMARY EXPENSES.......................  see page [*]

PRINCIPAL AMOUNT.......................  means, on any date in relation to a note, the Initial Principal Amount of
                                         that note minus the aggregate of
                                         repayments of principal made in respect
                                         of the note on or before that date.

PRINCIPAL LOSSES.......................  means, for any Collection Period, the amount of those Liquidation Losses
                                         which IS attributable to principal,
                                         calculated on the basis that all
                                         Liquidation Proceeds actually received
                                         by or on behalf of the issuer trustee
                                         in relation to a housing loan are
                                         applied first against interest, fees
                                         and other enforcement expenses relating
                                         to that housing loan and then against
                                         the principal relating to that housing
                                         loan.

RECOVERY AMOUNT........................  see page [*]

SECURED MONIES.........................  means all money which the issuer trustee is or at any time may become
                                         actually OR contingently liable to pay
                                         to or for the account of any Mortgagee
                                         for any reason whatsoever under or in
                                         connection with a transaction
                                         document, any fixed-floating rate swap,
                                         the Class A2 currency swap, the Class
                                         A3 currency swap or the Class B1
                                         currency swap.

SERVICER TRANSFER EVENT................  see page [*]

STEP-UP MARGIN DATE....................  means the payment date falling in [*].

TARGET SETTLEMENT DAY..................  means any day, other than a Saturday,
                                         Sunday or public holiday, on which the
                                         Trans-European Automated Real-Time
                                         Gross-Settlement Express Transfer
                                         (TARGET) System or any successor to it
                                         is open.

TERMINATION DATE.......................  with respect to the trust shall be the earlier to occur of:

                                         o   the date which is 80 years after
                                             the date of creation of the trust;

                                         o   the termination of the trust under
                                             statute or general law;

                                         o   full and final enforcement by the
                                             security trustee of its rights
                                             under the security trust deed after
                                             the occurrence of an event of
                                             default under the security trust
                                             deed; or

                                         o   at any time after all creditors of
                                             the trust have been repaid in full,
                                             the business day immediately
                                             following that date.

THRESHOLD REQUIREMENTS.................  see page [*].

TRUST MANAGER'S DEFAULT................  means:

                                         o   the trust manager fails to make any
                                             payment required by it within the
                                             time period specified in a
                                             transaction document, any
                                             fixed-floating rate swap, the Class
                                             A2 currency swap, the Class A3
                                             currency swap or the Class B1
                                             currency swap, and that failure is
                                             not remedied within 5 business days
                                             of receipt from the issuer trustee
                                             of notice of that failure;

                                         o   an Insolvency Event has occurred
                                             and is continuing in relation to
                                             the trust manager;

                                         o   the trust manager breaches any
                                             obligation or duty imposed on the
                                             trust manager under the master
                                             trust deed, any other transaction
                                             document, any fixed-floating rate
                                             swap, the Class A2 currency swap,
                                             the Class A3 currency swap or the
                                             Class B1 currency swap, or any
                                             other deed, agreement or
                                             arrangement entered into by the
                                             trust manager under the master
                                             trust deed in relation to the
                                             trust, the issuer trustee
                                             reasonably believes that such
                                             breach has a Material Adverse
                                             Effect and the breach is not
                                             remedied within 30 days' notice
                                             being given by the issuer trustee
                                             to the trust manager, except in the
                                             case of reliance by the trust
                                             manager on the information provided
                                             by, or
                                             action taken by, the servicer, or
                                             if the trust manager has not
                                             received information from the
                                             servicer which the trust manager
                                             requires to comply with the
                                             obligation or duty; or

                                         o   a representation, warranty or
                                             statement by or on behalf of the
                                             trust manager in a transaction
                                             document, any fixed-floating rate
                                             swap, the Class A2 currency swap,
                                             the Class A3 currency swap or the
                                             Class B1 currency swap, or a
                                             document provided under or in
                                             connection with a transaction
                                             document, any fixed-floating rate
                                             swap, the Class A2 currency swap or
                                             the Class B1 currency swap, the
                                             Class A3 currency swap is not true
                                             in a material respect or is
                                             misleading when repeated and is not
                                             remedied to the issuer trustee's
                                             reasonable satisfaction within 90
                                             days after notice from the issuer
                                             trustee where, as determined by the
                                             issuer trustee, it has a Material
                                             Adverse Effect.

UNPAID BALANCE.........................  means, at any time, the unpaid principal amount of the housing loan
                                         plus the unpaid amount of all finance
                                         charges, interest payments and other
                                         amounts accrued on or payable under or
                                         in connection with the housing loan or
                                         the related mortgage at that time.

VOTING MORTGAGEES......................  see page [*]

================================================================================



                    INTERSTAR MILLENNIUM SERIES 2003-3G TRUST

                  CLASS A2 MORTGAGE BACKED FLOATING RATE NOTES

                  CLASS B1 MORTGAGE BACKED FLOATING RATE NOTES


                             ----------------------

                                   PROSPECTUS

                             ----------------------


                       UNDERWRITERS OF THE CLASS A2 NOTES


                                BARCLAYS CAPITAL


                                       [*]


                        UNDERWRITER OF THE CLASS B1 NOTES


                                BARCLAYS CAPITAL



     You should rely only on the information contained in this prospectus. No one has been authorized to provide you with any other, or different, information.

     This document may only be used where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

     Until [*], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:


SEC Registration Fee...................................          $ [______]
Printing and Engraving.................................           $[______]
Legal Fees and Expenses................................           $[______]
Trustee Fees and Expenses..............................           $[______]
Rating Agency Fees.....................................           $[______]
Accounting Fees & Expenses.............................           $[______]
Miscellaneous..........................................           $[______]
                                                         -------------------


Total..................................................           $[______]
                                                         ===================
-----------------

* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following information relates to securities of the registrant issued or sold by the registrant that were not registered under the Securities
Act:

         The registrant was incorporated on April 26, 2002. One fully paid share of A$1.00 was allotted to Interstar Securities (Australia) Pty Limited.



ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Constitution of the Registrant, every director, agent, auditor, secretary and other officer for the time being of the Registrant shall be indemnified out of the assets of the Registrant against any liability incurred by him as such director, agent, auditor, secretary or other officer in defending any proceedings whether civil or criminal in which judgment is given in his favor or in which he is acquitted or in connection with any application under the Corporations Act 2001 in which relief is granted to him by the court in respect of any negligence, default, breach of duty or breach of trust. However, the right of indemnity against the Registrant may, in certain circumstances, be limited by the Corporations Act 2001.

ITEM 36.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      1.1  Form of Underwriting Agreement.**

      3.1  Constitution.

      4.1  Master Trust Deed.

      4.2  Form of the Series Notice.**

      4.3  Form of the Security Trust Deed.**

      4.4  Form of the Note Trust Deed.**

      4.5  Form of the Agency Agreement.**

      5.1  Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.**

      8.1 Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in Exhibit 5.1 hereof) .**

      8.2  Opinion of KPMG as to certain tax matters.**

     10.1  The Investment Management Agreement.

     10.2  Form of the Fixed-Floating Rate Swap.**

     10.3  Form of the Currency Swap.**

     10.4  Primary Backup Servicer Agreement.

     10.5  Secondary Backup Servicer Agreement.

     23.1 Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).**

     23.2  Consent of KPMG (included in Exhibit 8.2 hereof).**

     24.1  Power of Attorney (included on signature pages).**

     25.1  Statement of Eligibility of Note Trustee.**

     99.1 Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments under Australian Law.**

** To be filed by amendment.

ITEM 37.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia, on the 14th day of May, 2003.


                                                Interstar Securitisation
                                                Management Pty Limited


                                                By: /s/ Sam Kyriacou
                                                    -----------------------
                                                    Name: Sam Kyriacou
                                                    Title: Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Paul Jorissen and Diane Citron, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                           TITLE                  DATE
            ---------                           -----                  ----

/s/ Vernon Spencer                   Director                       May 14, 2003
----------------------------------


/s/ Sam Kyriacou                     Director                       May 14, 2003
----------------------------------


/s/ Sam Kyriacou                     Principal Executive Officer    May 14, 2003
----------------------------------


/s/ Andrew Twyford                   Principal Financial Officer    May 14, 2003
----------------------------------


/s/ Andrew Twyford                   Principal Accounting Officer   May 14, 2003
----------------------------------

                    SIGNATURE OF AGENT FOR SERVICE OF PROCESS

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Registration Statement and signs this Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).


                                  /s/ Robin LaPeters
                                  -------------------------------
                                  Name: Robin LaPeters
                                  Address: CT Corporation
                                           111 8th Avenue
                                           New York, NY 10011
                                           Telephone: (212) 590-9100
                                           Commonwealth Bank of Australia

                              EXHIBITS INDEX

                                                                                             SEQUENTIAL
  EXHIBIT                                                                                       PAGE
    NO.     DESCRIPTION OF EXHIBIT                                                             NUMBER
    ---     ----------------------                                                             ------
    1.1     Form of Underwriting Agreement.*
    3.1     Constitution.
    4.1     Master Trust Deed.
    4.2     Form of the Series Notice.*
    4.3     Form of the Security Trust Deed.*
    4.4     Form of the Note Trust Deed.*
    4.5     Form of the Agency Agreement.*
    5.1     Opinion of Mayer, Brown, Rowe & Maw as to legality of the Notes.*
    8.1     Opinion of Mayer, Brown, Rowe & Maw as to certain tax matters (included in
            Exhibit 5.1 hereof).*
    8.2     Opinion of KPMG as to certain tax matters.*
   10.1     The Investment Management Agreement.
   10.2     Form of the Fixed-Floating Rate Swap.*
   10.3     Form of the Currency Swap.*
   10.4     Primary Backup Servicer Agreement.
   10.5     Secondary Backup Servicer Agreement.
   23.1     Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1 hereof).*
   23.2     Consent of KPMG (included in Exhibit 8.2 hereof).*
   24.1     Power of Attorney (included on signature pages).*
   25.1     Statement of Eligibility of Note Trustee.*
   99.1     Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments
            under Australian Law.*

* To be filed by amendment.